Exhibit 10.12
Lease Agreement
Basic Lease Information

Lease Date:	June 29, 2000

Landlord:	LINCOLN-RECP INDUSTRIAL OPCO, LLC, a Delaware limited liability company

Landlord’s Address:	c/o Legacy Partners Commercial, Inc. 101 Lincoln Centre Drive, Fourth Floor Foster City, California 94404-1167

Tenant:	CELL GENESYS, INC., a Delaware corporation

Tenant’s Address:	24570 Clawiter Road Hayward, California 94545

Premises:	Approximately 41,472 rentable square feet as shown on Exhibit A

Premises Address:	24570 Clawiter Road Hayward, California 94545

Building A:	Approximately 93,878 rentable square feet
Lot:	APN 441-65-5-1
Park: Bridgeview Tech Park:	Approximately 202,638 rentable square feet

Term:	November 1, 2000 (“Commencement Date”), through October 31, 2010 (“Expiration Date”)

Base Rent (¶3):	Thirty Five Thousand Two Hundred Fifty-One and 00/100 Dollars ($35,251.00) per month

Adjustments to Base Rent:	November 1, 2001	$36,661.00
	November 1, 2002	$38,128.00
	November 1, 2003	$39,653.00
	November 1, 2004	$41,239.00
	November 1, 2005	$42,889.00
	November 1, 2006	$44,605.00
	November 1, 2007	$46,389.00
	November 1, 2008	$48,244.00
	November 1, 2009	$50,174.00

Advance Rent (¶3):	Forty One Thousand Nine Hundred Twenty-Eight and 00/100 Dollars ($41,928.00)

Security Deposit (¶4):	Fifty Thousand One Hundred Seventy-Four and 00/100 Dollars ($50,174.00)

*Tenant’s Share of Operating Expenses (¶6.1):	44.18% of the Building; 20.47% of the Park
*Tenant’s Share of Tax Expenses (¶6.2):	44.18% of the Building
*Tenant’s Share of Common Area Utility Costs (¶7.2):	44.18% of the Building; 20.47% of the Park
*Tenant’s Share of Utility Expenses (¶7.1):	44.18% of the Building; 20.47% of the Park
*The amount of Tenant’s Share of the expenses as referenced above shall be subject to modification as set forth in this Lease.

Permitted Uses (¶9):	Biotech wet lab research and ancillary office use, but only to the extent permitted by the City of Hayward and all agencies and governmental authorities having jurisdiction thereof

Parking Spaces:	One hundred fifty-five (155) non-exclusive and non-designated spaces

Broker (¶33):	BT Commercial for Tenant BT Commercial for Landlord

Exhibits:	Exhibit A -	Premises, Building, Lot and/or Park
	Exhibit B -	Tenant Improvements
	Exhibit C -	Rules and Regulations
	Exhibit D -	Covenants, Conditions and Restrictions
	Exhibit E -	Tenant’s Initial Hazardous Materials Disclosure Certificate
	Exhibit F -	Change of Commencement Date - Example

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	Exhibit G -	Sign Criteria
	Exhibit H -	Intentionally Omitted
	Exhibit I -	Subordination, Non-Disturbance and Attornment Agreement

Addenda:	Addendum 1 -	Option to Extend the Lease
	Addendum 2 -	Right of First Offer

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Lease Agreement
The Basic Lease Information set forth on Page 1 and this Lease are and shall be construed as a single instrument.
1. Premises
Landlord hereby leases the Premises to Tenant upon the terms and conditions contained herein. Tenant shall have the right to use, on a non-exclusive basis, parking areas and ancillary facilities located within the Common Areas of the Park, subject to the terms of this Lease. Landlord and Tenant hereby agree that for purposes of this Lease, as of the Lease Date, the rentable square footage area of each of the Premises, the Building, the Phase (if any) and the Park shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information. Tenant hereby acknowledges that the rentable square footage of the Premises may include a proportionate share of certain areas used in common by all occupants of the Building, the Phase (if any) and/or the Park (for example corridors, common restrooms, an electrical room or telephone room). Tenant further agrees that the number of rentable square feet of any of the Building, the Phase (if any) and the Park may subsequently change after the Lease Date commensurate with any modifications to any of the foregoing by Landlord, and Tenant’s Share shall accordingly change. The term “Project” as used herein shall mean and collectively refer to the Building, the Common Areas, the Lot, the Phase (if any) and the Park.
2. Occupancy; Adjustment of Commencement Date
     2.1 If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant upon full execution of the Lease in the current “AS IS” condition, Landlord shall not be subject to any liability nor shall the validity of the Lease be affected; provided, the Term of this Lease and the obligation to pay Rent shall commence on the date ninety days following the date possession is actually tendered to Tenant and the Expiration Date shall be extended commensurately. If the commencement date and/or the expiration date of this Lease is other than the Commencement Date and Expiration Date specified in the Basic Lease Information, Landlord and Tenant shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto, wherein the parties shall specify the actual commencement date, expiration date and the date on which Tenant is to commence paying Rent. The word “Term” whenever used herein refers to the initial term of this Lease and any valid extension(s) thereof.
     2.2 If Landlord permits Tenant to occupy the Premises prior to the actual Commencement Date, such occupancy shall be at Tenant’s sole risk and subject to all the provisions of this Lease. Additionally, Landlord shall have the right to impose additional reasonable conditions on Tenant’s early occupancy.
3. Rent
On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, the Advance Rent (which shall be applied against the Rent payable for the first month(s) Tenant is required to pay Rent), the Security Deposit, and all insurance certificates evidencing the insurance required to be obtained by Tenant under Section 12 and Exhibit B of this Lease. Tenant agrees to pay Landlord the Base Rent, without prior notice or demand, abatement, offset, deduction or claim, in advance at Landlord’s Address on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of the Lease. In addition to the Base Rent, Tenant shall pay Landlord in advance on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease, as Additional Rent, Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses. The term “Rent” whenever used herein refers to the aggregate of all these amounts. If Landlord permits Tenant to occupy the Premises without requiring Tenant to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to the waiver of the Base Rent. The Rent for any fractional part of a calendar month at the commencement or expiration or termination of the Lease Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. To the extent not already paid as part of the Advance Rent any prorated Rent shall be paid on the Commencement Date, and any prorated Rent for the final calendar month hereof shall be paid on the first day of the calendar month in which the date of expiration or termination occurs.
4. Security Deposit
Simultaneously with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord, as a Security Deposit for the faithful performance by Tenant of its obligations under this Lease, the amount specified in the Basic Lease Information. If Tenant is in default hereunder, Landlord may, but without obligation to do so, use all or any portion of the Security Deposit to cure the default or to compensate Landlord for all damages sustained by Landlord in connection therewith. Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord. At any time after Tenant has defaulted hereunder, Landlord may require an increase in the amount of the Security Deposit required hereunder for the then balance of the Term and Tenant shall, immediately on demand, pay to Landlord such additional sums. As soon as practicable after the expiration or termination of this Lease, Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary, as determined by Landlord, to remedy Tenant’s default(s) hereunder or to otherwise restore the

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Premises to a clean and safe condition, reasonable wear and tear excepted. If the cost to restore the Premises exceeds the amount of the Security Deposit, Tenant shall promptly deliver to Landlord any and all of such excess sums. Landlord shall not be required to keep the Security Deposit separate from other funds, and, unless otherwise required by law, Tenant shall not be entitled to interest on the Security Deposit. In no event or circumstance shall Tenant have the right to any use of the Security Deposit and, specifically, Tenant may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder.
5. Condition of Premises; Tenant Improvements
Tenant agrees to accept the Premises on the Commencement Date as then being suitable for Tenant’s intended use and in good operating order, condition and repair in its then existing “AS IS” condition, except as otherwise set forth in Exhibit B hereto. The Tenant Improvements (defined in Exhibit B) shall be installed in accordance with the terms, conditions, criteria and provisions set forth in Exhibit B. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good condition and state of repair. Tenant expressly acknowledges and agrees that neither Landlord nor any of Landlord’s agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Tenant’s business or for any other purpose, including without limitation, any storage incidental thereto. Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA (defined below), and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements.
6. Additional Rent
It is intended by Landlord and Tenant that this Lease be a “triple net lease.” The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, “Additional Rent”).
     6.1 Operating Expenses:
          6.1.1 Definition of Operating Expenses: Tenant shall pay to Landlord Tenant’s Share of all Operating Expenses as Additional Rent. The term “Operating Expenses” as used herein shall mean the total amounts paid or payable by Landlord in connection with the ownership, management, maintenance, repair and operation of the Premises and the other portions of the Project. These Operating Expenses may include, but are not limited to, Landlord’s cost of: (i) repairs to, and maintenance of, the roof membrane, the non-structural portions of the roof and the nonstructural elements of the perimeter exterior walls of the Building; (ii) maintaining the outside paved area, landscaping and other common areas of the Park. The term “Common Areas” shall mean all areas and facilities within the Park exclusive of the Premises and the other portions of the Park leasable exclusively to other tenants. The Common Areas include, but are not limited to, interior lobbies, mezzanines, parking areas, access and perimeter roads, sidewalks, rail spurs (if any), and landscaped areas; (iii) annual insurance premium(s) insuring against personal injury and property damage (including, if Landlord elects, “all risk” or “special purpose” coverage) and all other insurance, including, but not limited to, earthquake and flood for the Project, rental value insurance against loss of Rent for a period of at least nine (9) months commencing on the date of loss, and subject to the provisions of Section 25 below, any deductible; (iv) (a) modifications and/or new improvements to any portion of the Project occasioned by any rules, laws or regulations effective subsequent to the Lease Date; (b) reasonably necessary replacement improvements to any portion of the Project after the Commencement Date; and (c) new improvements to the Project that reduce operating costs or improve life/safety conditions, all of the foregoing as reasonably determined by Landlord, in its sole but reasonable discretion; provided, if such costs are of a capital nature, then such costs or allocable portions thereof shall be amortized on a straight-line basis over the estimated useful life of the capital item or fifteen (15) years whichever is shorter, as reasonably determined by Landlord, together with reasonable interest on the amortized balance; (v) the management and administration of any and all portions of the Project, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees, whether located on the Project or off-site, payroll taxes and legal and accounting costs and all fees, licenses and permits related to the ownership, operation and management of the Project; (vi) preventative maintenance and repair contracts including, but not limited to, contracts for elevator systems (if any) and heating, ventilation and air conditioning systems, lifts for disabled persons, if Landlord elects to so procure; (vii) security and fire protection services for any portion of the Project, if and to the extent, in Landlord’s sole discretion, such services are provided; (viii) the creation and modification of any rail spur or track agreements, licenses, easements or other similar undertakings with respect to the Project; (ix) supplies, materials, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Project and any reasonable reserves established for replacement or repair of any Common Area improvements or equipment; (x) any and all levies, charges, fees and/or assessments payable to any applicable owner’s association or similar body; (xi) any barrier removal work or other required improvements, alterations or work to any portion of the Project generally required under the ADA (defined below) (the “ADA Work”); provided, if such ADA Work is required under the ADA due to Tenant’s use of the Premises or any Alteration (defined below) made to the Premises by or on behalf of Tenant, then the cost of such ADA Work shall be borne solely by Tenant and shall not be included as part of the Operating Expenses; and (xii) the repairs and maintenance items set forth in Section 11.2 below.
          6.1.2 Operating Expense Exclusions: Notwithstanding anything to the contrary contained herein, for purposes of this Lease, the term “Operating Expenses” shall not include the following: (i) costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating,

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painting, or redecorating vacant space or space for other tenants within the Project; (ii) costs incurred because Landlord or another tenant actually violated the terms and conditions of any lease for premises within the Project; (iii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of all or any portion the Project), leasing commissions, advertising expenses, and other costs incurred in connection with the original leasing of the Project or future re-leasing of any portion of the Project; (iv) depreciation of the Building or any other improvements situated within the Project; (v) any items for which Landlord is actually reimbursed by insurance or by direct reimbursement by any other tenant of the Project; (vi) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided, such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 25 and 26, below; (vii) other than any interest charges for capital improvements referred to in Section 6.1.1(iv) hereinabove, any interest or payments on any financing for the Building, the Phase or the Project, interest and penalties incurred as a result of Landlord’s late payment of any invoice (provided that Tenant pays Tenant’s Share of Operating Expenses and Tax Expenses to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same; (viii) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided in Section 27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with the provisions of Section 27 hereof; (ix) Landlord’s cost for the repairs and maintenance items set forth in Section 11.3, below; (x) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; and (xi) any payments under a ground lease or master lease.
     6.2 Tax Expenses: Tenant shall pay to Landlord Tenant’s Share of all real property taxes applicable to the Project. Prior to delinquency, Tenant shall pay any and all taxes and assessments levied upon Tenant’s Property (defined below in Section 10) located or installed in or about the Premises by, or on behalf of Tenant. To the extent any such taxes or assessments are not separately assessed or billed to Tenant, then Tenant shall pay the amount thereof as invoiced by Landlord. Tenant shall also reimburse and pay Landlord, as Additional Rent, within ten (10) days after demand therefor, one hundred percent (100%) of (i) any increase in real property taxes attributable to any and all Alterations (defined below in Section 10), Tenant Improvements, fixtures, equipment or other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant, and (ii) taxes and assessments levied or assessed upon or with respect to the possession, operation, use or occupancy by Tenant of the Premises or any other portion of the Project. The term “Tax Expenses” shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax or levy imposed by any authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises or any other portion of the Project or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term “Tax Expenses” shall not include any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord, or a penalty fee imposed as a result of Landlord’s failure to pay Tax Expenses when due.
     6.3 Payment of Expenses: Landlord shall estimate Tenant’s Share of the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses for each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent hereunder on the first (1st) day of each month during such calendar year and for each ensuing calendar year throughout the Term of this Lease. Tenant’s obligation to pay Tenant’s Share of Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.
     6.4 Annual Reconciliation: By June 30th of each calendar year, or as soon thereafter as reasonably possible, Landlord shall furnish Tenant with an accounting of actual and accrued Operating Expenses and Tax Expenses. Within thirty (30) days of Landlord’s delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the foregoing, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any underpayment by Tenant at any time. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or where the Term of the Lease has expired, refund the amount of overpayment to Tenant as soon as possible thereafter. If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate Tenant’s Share of such expenses, and if Landlord determines that there has been an underpayment, Landlord may deduct such underpayment from Tenant’s Security Deposit. Failure by Landlord to accurately estimate Tenant’s Share of such expenses or to otherwise perform such reconciliation of expenses shall not constitute a waiver of

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Landlord’s right to collect any of Tenant’s underpayment at any time during the Term of the Lease or at any time after the expiration or earlier termination of this Lease.
     6.5 Audit: After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord’s reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant each shall use its best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses.
7. Utilities and Services
Tenant shall pay the cost of all (i) water, sewer use, sewer discharge fees and sewer connection fees, gas, electricity, telephone, telecommunications, cabling and other utilities billed or metered separately to the Premises and (ii) refuse pickup and janitorial service to the Premises. Utility Expenses, Common Area Utility Costs and all other sums and charges set forth in this Section 7 are considered part of Additional Rent.
     7.1 Utility Expenses: For any such utility fees, use charges, or similar services that are not billed or metered separately to Tenant, including without limitation, water and sewer charges, and garbage and waste disposal (collectively, “Utility Expenses”), Tenant shall pay to Landlord Tenant’s Share of Utility Expenses. If Landlord reasonably determines that Tenant’s Share of Utility Expenses is not commensurate with Tenant’s use of such services, Tenant shall pay to Landlord the amount which is attributable to Tenant’s use of the utilities or similar services, as reasonably estimated and determined by Landlord, based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such utilities and similar services. If Tenant disputes any such estimate or determination, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant’s sole expense. Tenant shall also pay Tenant’s Share of any assessments, charges, and fees included within any tax bill for the Lot on which the Premises are situated, including without limitation, entitlement fees, allocation unit fees, sewer use fees, and any other similar fees or charges.
     7.2 Common Area Utility Costs: Tenant shall pay to Landlord Tenant’s Share of any Common Area utility costs, fees, charges and expenses (collectively, “Common Area Utility Costs”). Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated amount of Tenant’s Share of the Common Area Utility Costs on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease. Any reconciliation thereof shall be substantially in the same manner as set forth in Section 6.4 above.
     7.3 Miscellaneous: Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises, or other portions of the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. If permitted by applicable Laws, Landlord shall have the right at any time and from time to time during the Term of this Lease to either contract for service from a different company or companies (each such company referred to as an “Alternate Service Provider”) other than the company or companies presently providing electricity service for the Project (the “Electric Service Provider”) or continue to contract for service from the Electric Service Provider, at Landlord’s sole discretion. Tenant agrees to cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises.
8. Late Charges
Any and all sums or charges set forth in this Section 8 are considered part of Additional Rent. Tenant acknowledges that late payment (the sixth day of each month or any time thereafter) by Tenant to Landlord of Rent and all other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease. Such costs may include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum payable by Tenant is not received by Landlord when due, Tenant shall promptly pay to Landlord a late charge, as liquidated damages, in an amount equal to ten percent (10%) of such delinquent amount plus interest on such delinquent amount at the rate equal to the prime rate plus three percent (3%) for every month or portion thereof that such sums remain unpaid (excluding the first event of Tenant’s late payment of Rent, in which case no late charges shall be incurred). Notwithstanding the foregoing, Landlord waives the late charge for the first (1st) instance during the Term of this Lease in which Tenant fails to timely pay Rent. If Tenant delivers to Landlord a check for which there are not sufficient funds, Landlord may require Tenant to replace such check with a cashier’s check for the amount of such check and

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all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant, excluding attorneys’ fees and costs. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant’s default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. If a late charge becomes payable for three (3) installments of Rent, then Landlord, at Landlord’s sole option, can either require the Rent be paid quarterly in advance or be paid monthly in advance by cashier’s check or by electronic funds transfer.
9. Use of Premises
     9.1 Compliance with Laws, Recorded Matters, and Rules and Regulations: The Premises are to be used solely for the purposes and uses specified in the Basic Lease Information and for no other uses or purposes without Landlord’s prior written consent. Landlord’s consent shall not be unreasonably withheld or delayed so long as the proposed use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 29 below, (ii) does not require any additional parking spaces, and (iii) is compatible and consistent with the other uses then being made in the Project and in other similar types of buildings in the vicinity of the Project, as reasonably determined by Landlord. The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, “Tenant’s Representatives”) shall be subject to, and at all times in compliance with, (a) any and all applicable laws, rules, codes, ordinances, statutes, orders and regulations as same exist from time to time throughout the Term of this Lease (collectively, the “Laws”), including without limitation, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto and all requirements of Title 24 of the State of California (collectively, the “ADA”), (b) any and all documents, instruments, licenses, restrictions, easements or similar instruments, conveyances or encumbrances which are at any time, and from time to time, required to be made by or given by Landlord in any manner relating to the initial development of the Project and/or the construction from time to time of any additional buildings or other improvements in the Project, including without limitation any Tenant Improvements (collectively, the “Development Documents”), (c) any and all documents, easements, covenants, conditions and restrictions, and similar instruments, together with any and all amendments and supplements thereto made from time to time each of which has been or hereafter is recorded in any official or public records with respect to the Premises or any other portion of the Project (collectively, the “Recorded Matters”), and (d) any and all rules and regulations set forth in Exhibit C hereto, any other reasonable rules and regulations promulgated by Landlord now or hereafter enacted relating to parking and the operation of the Premises and/or any other part of the Project and any and all rules, restrictions and/or regulations imposed by any applicable owners association or similar entity or body (collectively, the “Rules and Regulations”). Landlord reserves to itself the right, from time to time, to grant, without the consent of Tenant, such easements, rights and dedications that Landlord deems reasonably necessary, and to cause the recordation of parcel or subdivision maps and/or restrictions, so long as such easements, rights, dedications, maps and restrictions, as applicable, do not materially and adversely interfere with Tenant’s operations in the Premises, Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions. Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Premises, including without limitation, the Tenant Improvements, are in compliance with all applicable Laws throughout the Term of this Lease. Additionally, Tenant shall be solely responsible for the payment of all costs, fees and expenses associated with any modifications, improvements or other Alterations to the Premises and/or any other portion of the Project occasioned by the enactment of, or changes to, any Laws arising from Tenant’s particular use of the Premises or Alterations or other improvements made to the Premises regardless of when such Laws became effective. Tenant shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Project, including without limitation, any variance, conditional use permit or rezoning, without first obtaining Landlord’s prior written consent thereto, which consent may be given or withheld in Landlord’s sole discretion.
     9.2 Prohibition on Use: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. No auctions may be held or otherwise conducted in, on or about any portion of the Premises or the Project without Landlord’s prior written consent thereto. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants or occupants of any portion of the Project. The Premises shall not be used for any unlawful purpose. Tenant shall not cause, maintain or permit any private or public nuisance in, on or about any portion of the Premises or the Project, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises or any other portion of the Project. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall not install any radio or television antenna, satellite dish, microwave, loudspeaker or other device on the roof or exterior walls of the Building or any other portion of the Project. Tenant shall not interfere with radio, telecommunication, or television broadcasting or reception from or in the Building or elsewhere. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas within the Project.

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Tenant shall not place any harmful liquids in the drainage systems or dump or store waste materials, refuse or other such materials, or allow such materials to remain outside the Building area, except for any non-hazardous or non-harmful materials which may be stored in refuse dumpsters.
10. Alterations; and Surrender of Premises
     10.1 Alterations: Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions (individually, an “Alteration”, and collectively, the “Alterations”) to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld so long as any such Alteration does not affect the Building systems or the structural integrity of the Premises or the Building. If any such Alteration is expressly permitted by Landlord, Tenant shall deliver at least ten (10) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. In all events, Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All Alterations shall be at Tenant’s sole cost and expense, and shall be installed by a licensed contractor (reasonably approved by Landlord) in compliance with all applicable Laws (including, but not limited to, the ADA), Development Documents, Recorded Matters, and Rules and Regulations. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall, prior to construction of any and all Alterations, cause its contractor(s) and/or major subcontractor(s) to provide insurance as reasonably required by Landlord, and Tenant shall provide such assurances to Landlord, including without limitation, waivers of lien, surety company performance bonds as Landlord shall require to assure payment of the costs thereof to protect Landlord and the Project from and against any loss from any mechanic’s, materialmen’s or other liens.
     10.2 Surrender of Premises: At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, casualty, and normal wear and tear excepted), but with all interior walls cleaned, any carpets cleaned, all floors cleaned and waxed, all nonworking light bulbs and ballasts replaced and all roll-up doors and plumbing fixtures in good condition and working order, and (b) in accordance with the provisions of Section 27 hereof. Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or earlier termination of this Lease, (i) Tenant shall remove all of Tenant’s Property (as hereinafter defined) and Tenant’s signage from the Premises and the other portions of the Project, (ii) Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant, at Tenant’s expense, to remove any or all Alterations and Tenant shall remove such requested Alterations from the Premises, and (iii) to the extent Landlord has advised Tenant on or about the time that the Tenant Improvements were constructed and installed in the Premises that Tenant is to remove all or portions of the items comprising the Tenant Improvements (the “Removable TIs”), Tenant shall remove the Removable Tls. Tenant shall repair any damage caused by such removal of the Tenant’s Property, the requested Alterations and the Removable TIs. For purposes hereof, the term “Tenant’s Property” shall mean and refer to all equipment, trade fixtures, computer wiring and cabling, furnishings, inventories, goods and personal property of Tenant. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord. If the Premises are not surrendered at the expiration of the Term or earlier termination of this Lease, and in accordance with the provisions of this Section 10 and Section 27 below, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Section 20 below) until the Premises are so surrendered in accordance with said provisions. Tenant shall indemnify, defend and hold the Indemnitees (hereafter defined) harmless from and against any and all damages, expenses, costs, losses or liabilities arising from any delay by Tenant in so surrendering the Premises including, without limitation, any damages, expenses, costs, losses or liabilities arising from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses and damages suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.
11. Repairs and Maintenance
     11.1 Tenant’s Repairs and Maintenance Obligations: Except for those portions of the Building to be maintained by Landlord, as provided in Sections 11.2 and 11.3 below, Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises and such portions of the Building and improvements as are within the exclusive control of Tenant in good, clean and safe condition and repair, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original thereof, all of the foregoing to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage caused by Tenant or any of Tenant’s Representatives and replacing any property so damaged by Tenant or any of Tenant’s Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for promptly maintaining, repairing and replacing (a) all mechanical systems, heating, ventilation and air conditioning systems serving

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the Premises, unless maintained by Landlord, (b) all plumbing work and fixtures, (c) electrical wiring systems, fixtures and equipment exclusively serving the Premises, (d) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting exclusively serving the Premises or adjacent to the Premises, (e) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (f) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (g) all tenant signage, (h) lifts for disabled persons serving the Premises, (i) sprinkler systems, fire protection systems and security systems, except to the extent maintained by Landlord, and (j) all partitions, fixtures, equipment, interior painting, interior walls and floors, and floor coverings of the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises). Additionally, Tenant shall be solely responsible for performance of the regular removal of trash and debris. Tenant shall have no right of access to or right to install any device on the roof of the Building nor make any penetrations of the roof of the Building without the express prior written consent of Landlord.
     11.2 Maintenance by Landlord: Subject to the provisions of Section 11.1, and further subject to Tenant’s obligation under Section 6 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Share of the cost and expense of the following described items, Landlord agrees to repair and maintain the following items: fire protection services; the roof and roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs relating to the presence of such additional equipment); the plumbing and mechanical systems serving the Building, excluding the plumbing, mechanical and electrical systems exclusively serving the Premises; any rail spur and rail crossing; exterior painting of the Building; and the parking areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Notwithstanding anything in this Section 11 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises and any other portion of the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or any of Tenant Representatives and to restore the Premises and the other affected portions of the Project, as applicable, to the condition existing prior to the occurrence of such damage. If Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Tenant shall promptly report, in writing, to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report any such defect shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.
     11.3 Landlord’s Repairs and Maintenance Obligations: Subject to the provisions of Sections 11.1, 25 and 26, and except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant’s Representatives, Landlord agrees, at Landlord’s sole cost and expense, to (a) keep in good repair the structural portions of the floors, foundations and exterior perimeter walls of the Building (exclusive of glass and exterior doors), and (b) replace the structural portions of the roof of the Building (excluding the roof membrane).
     11.4 Tenant’s Failure to Perform Repairs and Maintenance Obligations: If Tenant refuses or neglects to repair and maintain the Premises and the other areas properly as required herein and to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time make such repairs or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant’s Property or to Tenant’s business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives. If Landlord makes such repairs or maintenance, upon completion thereof Tenant shall pay to Landlord, as Additional Rent, Landlord’s costs and expenses incurred therefor. The obligations of Tenant hereunder shall survive the expiration of the Term of this Lease or the earlier termination thereof. Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect with respect to the Premises.
12. Insurance
     12.1 Types of Insurance: Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant’s sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Landlord and its lender (which afford the following coverages: (i) worker’s compensation and employer’s liability, as required by law; (ii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant’s and Tenant’s Representatives’ use or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations and products liability. Such insurance shall have a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence with a Three Million Dollar ($3,000,000) aggregate limit and excess/umbrella insurance in the amount of Three Million Dollars ($3,000,000). If Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement; (iii) comprehensive automobile liability insurance with a combined single limit of at least $1,000,000 per occurrence for claims arising out of any company owned automobiles; (iv) “all risk” or “special purpose” property insurance, including without limitation, sprinkler leakage, covering damage to or loss of any of Tenant’s Property and the Tenant Improvements located in, on or about the Premises, and in addition, coverage for flood, earthquake, and business interruption of Tenant, together with, if the property of any of Tenant’s invitees, vendors or customers is to be kept in the Premises, warehouser’s legal liability or bailee customers insurance for the full replacement cost of the property belonging to such parties and located in the Premises. Such insurance shall

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be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this clause (iv); and (v) such other insurance or higher limits of liability as is then customarily required for similar types of buildings within the general vicinity of the Project or as may be reasonably required by any of Landlord’s lenders.
     12.2 Insurance Policies: Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a “General Policyholders Rating” of at least A:X (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of “A.M. Best’s Rating Guides.” Any deductible amounts under any of the insurance policies required hereunder shall not exceed Five Thousand Dollars ($5,000). Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least fifteen (15) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to material modification except after thirty (30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and for Landlord as required by this Lease.
     12.3 Additional Insureds and Coverage: Each of Landlord, Landlord’s property management company or agent, and Landlord’s lender(s) having a lien against the Premises or any other portion of the Project shall be named as additional insureds or loss payees (as applicable) under all of the policies required in Section 12.1(ii) and, with respect to the Tenant Improvements, in Section 12.1(iv) hereof. Additionally, all of such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers’ compensation and employer’s liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. It is the parties’ intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant’s operations of its business and/or Tenant’s or Tenant’s Representatives’ use of the Premises and any of the areas within the Project. Notwithstanding anything to the contrary contained herein, to the extent Landlord’s cost of maintaining insurance with respect to the Building and/or any other buildings within the Project is increased as a result of Tenant’s acts, omissions, Alterations, improvements, use or occupancy of the Premises, Tenant shall pay one hundred percent (100%) of, and for, each such increase as Additional Rent.
     12.4 Failure of Tenant to Purchase and Maintain Insurance: If Tenant fails to obtain and maintain the insurance required herein throughout the Term of this Lease, Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord’s demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all losses, damages, expenses and costs which Landlord may sustain or incur by reason of Tenant’s failure to obtain and maintain such Insurance.
     12.5 Waiver of Subrogation: Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier.
13. Limitation of Liability and Indemnity
Except to the extent of damage resulting from the sole active gross negligence or willful misconduct of Landlord or its authorized representatives, Tenant agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, successors and assigns and each of their respective partners, members, directors, heirs, employees, representatives, agents, contractors, heirs, successors and assigns (collectively, the “Indemnitees”) harmless and indemnify the Indemnitees from and against all liabilities, damages, demands, penalties, costs, claims, losses, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) (collectively, “Claims”) arising from or in any way related to, directly or indirectly, (i) Tenant’s or Tenant’s Representatives’ use of the Premises and other portions of the Project, (ii) the conduct of Tenant’s business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, (iv) in any way connected with the Premises, the Alterations or with the Tenant’s Property therein, including, but not limited to, any liability for injury to person or property of Tenant, Tenant’s Representatives or third party persons, and/or (v) Tenant’s

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failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.
Except to the extent of damage resulting from the sole active gross negligence or willful misconduct of Landlord or its authorized representatives, to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of the Indemnitees shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises or any other portion of the Project, including, but not limited to, any acts, errors or omissions of any other tenants or occupants of the Project. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. Landlord and its authorized representatives shall not be liable for any interference with light or air, or for any latent defect in the Premises or the Building.
14. Assignment and Subleasing
     14.1 Prohibition: Tenant shall not, without the prior written consent of Landlord, assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease or any interest herein, permit any assignment or other such transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and Tenant’s Representatives (all of the foregoing are sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is sometimes referred to as a “Transferee”). No consent to any Transfer shall constitute a waiver of the provisions of this Section 14, and all subsequent Transfers may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, but which consent shall be subject to the provisions of this Section 14.
     14.2 Request for Consent: If Tenant seeks to make a Transfer, Tenant shall notify Landlord, in writing, and deliver to Landlord at least thirty (30) days (but not more than one hundred eighty (180) days) prior to the proposed commencement date of the Transfer (the “Proposed Effective Date”) the following information and documents (the “Tenant’s Notice”): (i) a description of the portion of the Premises to be transferred (the “Subject Space”); (ii) all of the terms of the proposed Transfer including without limitation, the Proposed Effective Date, the name and address of the proposed Transferee, and a copy of the existing or proposed assignment, sublease or other agreement governing the proposed Transfer; (iii) current financial statements of the proposed Transferee certified by an officer, member, partner or owner thereof, and any such other information as Landlord may then reasonably require, including without limitation, audited financial statements for the previous three (3) most recent consecutive fiscal years; (iv) the Plans and Specifications (defined below), if any; and (v) such other information as Landlord may then reasonably require. Tenant shall give Landlord the Tenant’s Notice by registered or certified mail addressed to Landlord at Landlord’s Address specified in the Basic Lease Information. Within thirty (30) days after Landlord’s receipt of the Tenant’s Notice (the “Landlord Response Period”) Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed Transfer and the election to recapture as set forth in Section 14.5 below. If Landlord does not elect to recapture pursuant to the provisions of Section 14.5 hereof and Landlord does consent to the requested proposed Transfer, Tenant may thereafter assign its interests in and to this Lease or sublease all or a portion of the Premises to the same party and on the same terms as set forth in the Tenant’s Notice. If Landlord fails to respond to Tenant’s Notice within Landlord’s Response Period, then, after Tenant delivers to Landlord thirty (30) days written notice (the “Second Response Period”) and Landlord fails to respond thereto prior to the end of the Second Response Period, the proposed Transfer shall then be deemed approved by Landlord.
     14.3 Criteria for Consent: Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold its consent where (a) Tenant is or has been in default of its obligations under this Lease beyond applicable notice and cure periods, (b) the use to be made of the Premises by the proposed Transferee is prohibited under this Lease or differs from the uses permitted under this Lease, (c) the proposed Transferee or its business is subject to compliance with additional requirements of the ADA beyond those requirements which are applicable to Tenant, unless the proposed Transferee shall (1) first deliver plans and specifications for complying with such additional requirements (the “Plans and Specifications”) and obtain Landlord’s written consent thereto, and (2) comply with all Landlord’s conditions contained in such consent, (d) the proposed Transferee does not intend to occupy a substantial portion of the Premises assigned or sublet to it, (e) Landlord reasonably disapproves of the proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the proposed Transferee at the Premises, (f) the proposed Transferee is a governmental agency or unit or an existing tenant in the Project, (g) the proposed Transfer would violate any “exclusive” rights of any occupants in the Project or cause Landlord to violate another agreement or obligation to which Landlord is a party or otherwise subject, (h) Landlord or Landlord’s agent has shown space in the Project to the proposed Transferee or responded to any inquiries from the proposed Transferee or the proposed Transferee’s agent concerning availability of space in the Project, at any time within the preceding twelve (12) months, (i) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Project, or increasing the expenses associated with operating, maintaining and repairing the Project, (j) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee: (i) occupies space in the Building at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Building at such time, or (iii) has negotiated with Landlord during the 12 month period immediately preceding the Tenant’s Notice,

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(k) the Transfer occurs during the time period between the Commencement Date and the date that at least ninety-five percent (95%) of the rentable square feet of the Building is leased, (I) the rent proposed to be charged by Tenant to the proposed Transferee during the term of such Transfer, calculated using a present value analysis, is less than ninety-five percent (95%) of the rent then being quoted by Landlord, at the proposed time of such Transfer, for comparable space in the Building or any other Building in the Project for a comparable term, calculated using a present value system, or (m) the proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Premises of a type, nature or quantity not then acceptable to Landlord.
     14.4 Effectiveness of Transfer and Continuing Obligations: Prior to the date on which any permitted Transfer becomes effective, Tenant shall deliver to Landlord (i) a counterpart of the fully executed Transfer document, (ii) an executed Hazardous Materials Disclosure Certificate substantially in the form of Exhibit E hereto (the “Transferee HazMat Certificate”), and (iii) Landlord’s standard form of Consent to Assignment or Consent to Sublease, as applicable, executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such consent instrument shall not release or discharge the Transferee from its obligation to do so or from any liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases. Each permitted Transferee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed or complied with, for the Term of this Lease. No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. An assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder, but no Transfer by Tenant shall relieve Tenant of any obligations or liability under this Lease whether occurring before or after such consent, assignment, subletting or other Transfer. The acceptance of any or all of the Rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. For purposes hereof, if Tenant is a business entity, direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) to any party other than an Affiliate in accordance with the provisions of Section 14.8 hereof shall be deemed a Transfer and shall be subject to all the provisions hereof. Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord. Any transfer made without Landlord’s prior written consent, shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a material default by Tenant of this Lease. As Additional Rent hereunder, Tenant shall pay to Landlord, a fee in the amount of one thousand two hundred dollars ($1,200) plus Tenant shall promptly reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed Transfer.
     14.5 Recapture: If the Transfer (i) by itself or taken together with then existing or pending Transfers covers or totals, as the case may be, more than twenty-five percent (25%) of the rentable square feet of the Premises, or (ii) is for a term which by itself or taken together with then existing or pending Transfers is greater than fifty percent (50%) of the period then remaining in the Term of this Lease as of the time of the Proposed Effective Date, then Landlord shall have the right, to be exercised by giving written notice to Tenant, to recapture the Subject Space described in the Tenant’s Notice. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed Subject Space, or, if the proposed Subject Space covers all the Premises, it shall serve to terminate the entire Term of this Lease, in either case, as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any other portion of the Project. If this Lease is terminated pursuant to the foregoing provisions with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect.
     14.6 Transfer Premium: If Landlord consents to a Transfer, as a condition thereto which the Tenant hereby agrees is reasonable, Tenant shall pay to Landlord, as Additional Rent any “Transfer Premium” received by Tenant from such Transferee. The term “Transfer Premium” shall mean all rent, additional rent and other consideration payable by such Transferee which either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease. Tenant shall pay the Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of the Transfer Premium.
     14.7 Waiver: Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee.
     14.8 Affiliated Companies/Restructuring of Business Organization: The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant,

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or (ii) any person or entity which controls, is controlled by or under the common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in clauses (i), (ii), (iii) and (iv) being sometimes herein referred to as “Affiliates”) shall not be deemed a Transfer under the Section 14 (hence, the aforesaid events shall not be subject to obtaining Landlord’s prior consent; Landlord shall not have any right to receive any Transfer Premium in connection therewith; and Landlord shall not have the recapture rights described in Section 14.5 above), provided in all instances that:
          14.8.1 any such Affiliate was not formed as a subterfuge to avoid the obligations of this Section 14;
          14.8.2 Tenant give Landlord prior notice of any such assignment or sublease to an Affiliate;
          14.8.3 the successor of Tenant has as of the effective date of any such assignment or sublease a tangible net worth and net assets, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease, as reasonably determined by Landlord;
          14.8.4 any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee (i.e. any such Affiliate), other than in the case of an Affiliate resulting from a merger or consolidation as described in Section 14.8(iv) above, shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and
          14.8.5 Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease, except in the case of an Affiliate resulting from the acquisition of all or substantially all of the assets of Tenant described in Section 14.8(iii) or from a merger or consolidation as described in Section 14.8(iv) above.
15. Subordination
To the fullest extent permitted by law, this Lease, the rights of Tenant under this Lease and Tenant’s leasehold interest shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the Lot, or any other portion of the Project, and (ii) the lien of any mortgage or deed of trust which may now or hereafter exist for which the Building, the Lot, ground leases or underlying leases, any other portion of the Project or Landlord’s interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to require this Lease be superior to any such ground leases or underlying leases or any such liens, mortgage or deed of trust. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises if Tenant is not in material default of the terms and provisions of this Lease. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be: (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month’s Rent, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 8 hereof, then not more than three months’ Rent; or (d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion or all of such Security Deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within five (5) days of a demand or request by Landlord and in the form reasonably requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Landlord shall use commercially reasonable efforts to cause a Subordination, Non-Disturbance and Attornment Agreement in substantially similar form to Exhibit I to be executed by the Lender, Landlord and Tenant.
16. Right of Entry
Landlord and its agents shall have the right to enter the Premises at all reasonable times, upon reasonable prior notice, for purposes of inspection, exhibition, posting of notices, investigation, replacements, repair, maintenance and alteration. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall have the right to place “for rent” or “for lease” signs on the outside of the Premises, the Building and in the Common Areas. Landlord shall also have the right to place “for sale” signs on the outside of the Building and in the Common Areas. Tenant hereby waives any Claim from damages or for any injury or inconvenience to or interference with Tenant’s business, or any other loss occasioned thereby except for any Claim for any of the foregoing arising out of the sole active gross negligence or willful misconduct of Landlord or its authorized representatives.

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17. Estoppel Certificate
Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within five (5) days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Building or other portions of the Project. Tenant’s failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s performance; and (c) not more than one month’s Rent has been paid in advance, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 8 hereof, then not more than three months’ Rent has been paid in advance.
18. Tenant’s Default
The occurrence of any one or more of the following events shall, at Landlord’s option, constitute a material default by Tenant of the provisions of this Lease:
     18.1 The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse;
     18.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder on the date said payment is due;
     18.3 The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within (i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures other than with respect to (a) Hazardous Materials (defined in Section 27 hereof), (b) Tenant making the repairs, maintenance and replacements required under the provisions of Section 11.1 hereof, or (c) the timely delivery by Tenant of a subordination, non-disturbance and attornment agreement (an “SNDA”), a counterpart of a fully executed Transfer document and a consent thereto (collectively, the “Transfer Documents”), an estoppel certificate and insurance certificates, (ii) ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to Hazardous Materials or Tenant failing to timely make the repairs, maintenance or replacements required by Section 11.1, and (iii) the time period, if any, specified in the applicable sections of this Lease with respect to subordination, assignment and sublease, estoppel certificates and insurance. However, Tenant shall not be in default of its obligations hereunder if such failure (other than any failure of Tenant to timely and properly make the repairs, maintenance, or replacements required by Section 11.1, or timely deliver an SNDA, the Transfer Documents, an estoppel certificate or insurance certificates, for which no additional cure period shall be given to Tenant) cannot reasonably be cured within such thirty (30) or ten (10) day period, as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than sixty (60) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure; or
     18.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold, Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets, Tenant taking any action toward the dissolution or winding up of Tenant’s affairs, the cessation or suspension of Tenant’s use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold.
19. Remedies for Tenant’s Default
     19.1 Landlord’s Rights: In the event of Tenant’s material default under this Lease, Landlord may terminate Tenant’s right to possession of the Premises by any lawful means in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, the Landlord shall have the immediate right of re-entry whether or not this Lease is terminated, and if this right of re-entry is exercised following abandonment of the Premises by Tenant, Landlord may consider any of Tenant’s Property left on the Premises to also have been abandoned. No reentry or taking possession of the Premises by Landlord pursuant to this Section 19 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relets the Premises or any portion thereof, Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning, redecorating, and

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further improving the Premises and other similar costs (collectively, the “Reletting Costs”). Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. Reletting may be for a period shorter or longer than the remaining term of this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.
     19.2 Damages Recoverable: If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Tenant’s right to possession is terminated by Landlord because of a breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant’s failure to perform its obligations hereunder, including without limitation, the unamortized cost of any Tenant Improvements constructed by or on behalf of Tenant pursuant to Exhibit B hereto to the extent Landlord has paid for such improvements, the unamortized portion of any broker’s or leasing agent’s commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term of the Lease remaining after the date on which Tenant is in default of its obligations hereunder, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant’s failure to perform its obligations hereunder; provided, however, that even though Tenant has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant’s right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The “worth at the time of the award” within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 (or any successor or substitute statute), or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder. Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
     19.3 Rights and Remedies Cumulative: The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors’ rights generally. In addition to all remedies set forth above, if Tenant materially defaults under this Lease, all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.
20. Holding Over
If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to two hundred percent (200%) of the greater of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease or (ii) the fair market rental rate for the Premises as of the commencement of such holdover period. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 20 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims resulting from such failure, including but not limited to, any Claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
21. Landlord’s Default
Landlord shall not be considered in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes hereof, a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its

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performance, then Landlord shall not be in default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.
22. Parking
Tenant may use the number of non-designated and non-exclusive parking spaces specified in the Basic Lease Information. Landlord shall exercise reasonable efforts to ensure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant’s right to use the same. In no event shall Tenant or any of Tenant’s Representatives park or permit any parking of vehicles overnight.
23. Transfer of Landlord’s Interest
If there is any sale or other transfer of the Premises or any other portion of the Project by Landlord or any of Landlord’s interest therein, Landlord shall automatically be entirely released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of such transfer. A ground lease or similar long term lease by Landlord of the entire Building or Lot, of which the Premises are a part, shall be deemed a sale within the meaning of this Section 23. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in material default of any of the provisions of this Lease.
24. Waiver
No delay or omission in the exercise of any right or remedy of either party on any default by the other party shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.
25. Casualty Damage
     25.1 Casualty: If the Premises or any part [excluding any of Tenant’s Property, any Tenant Improvements and any Alterations installed by or for the benefit of Tenant (collectively, the “Tenant’s FF&E”)] shall be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within sixty (60) days after receipt by Landlord of such notice, Landlord shall notify Tenant, in writing, whether the necessary repairs can reasonably be made, as reasonably determined by Landlord: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred eighty (180) days; or (c) in more than one hundred eighty (180) days, from the date of such notice.
     25.1.1 Minor Insured Damage: If the Premises (other than the Tenant’s FF&E) are damaged only to such extent that repairs, rebuilding and/or restoration can be reasonably completed within ninety (90) days, this Lease shall not terminate and, provided that insurance proceeds are available and paid to Landlord to fully repair the damage and/or Tenant otherwise voluntarily contributes any shortfall thereof to Landlord, Landlord shall repair the Premises to substantially the same condition that existed prior to the occurrence of such casualty, except Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E. The Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed but such abatement shall only be to the extent (i) of the portion of the Premises which is actually rendered unusable and unfit for occupancy and only during the time Tenant is not actually using same, and (ii) Landlord receives rental abatement insurance proceeds therefor.
     25.1.2 Insured Damage Requiring More Than 90 Days To Repair: If the Premises (other than the Tenant’s FF&E) are damaged only to such extent that repairs, rebuilding and/or restoration can be reasonably completed, as reasonably determined by Landlord, in more than ninety (90) days but in less than one hundred eighty (180) days, then Landlord shall have the option of: (a) terminating the Lease effective upon making the determination of the extent of such damage, in which event the Rent shall be abated from the date of the occurrence of such damage, provided Tenant diligently proceeds to and expeditiously vacates the Premises (but, in all events Tenant must vacate and surrender the Premises to Landlord by no later than ten (10) business days thereafter or there shall not be any abatement of Rent until Tenant so vacates the Premises ); or (b) electing to repair the Premises to substantially the same condition that existed prior to the occurrence of such casualty, provided insurance proceeds are available and paid to Landlord and Tenant otherwise voluntarily contributes any shortfall thereof to Landlord to fully repair the damage (except that Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E). The Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant actually vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed but such abatement shall only be to the extent (i) of the portion of the Premises which is actually rendered unusable and unfit for occupancy and only during the time Tenant is not actually using

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same, and (ii) Landlord receives rental abatement insurance proceeds therefor. If Landlord fails to substantially complete such repairs within one hundred eighty (180) days after the date on which Landlord is notified by Tenant of the occurrence of such casualty [such 180-day period to be extended for delays caused by Tenant or any of Tenant’s Representatives (“Tenant Delays”) or any force majeure events, which events shall include, but not be limited to, acts or events beyond Landlord’s and/or its contractors’ control, acts of God, earthquakes, strikes, lockouts, riots, boycotts, casualties not caused by Landlord or Tenant, discontinuance of any utility or other service required for performance of the work, moratoriums, governmental delays in issuing permits, governmental agencies and weather, and the lack of availability or shortage of materials (“Force Majeure Delays”)], Tenant may within ten (10) business days after expiration of such one hundred eighty (180) day period (as same may be extended), terminate this Lease by delivering written notice to Landlord as Tenant’s exclusive remedy, whereupon all rights of Tenant hereunder shall cease and terminate ten (10) business days after Landlord’s receipt of such notice and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.
           25.1.3 Major Insured Damage: If the Premises (other than the Tenant’s FF&E) are damaged to such extent that repairs, rebuilding and/or restoration cannot be reasonably completed, as reasonably determined by Landlord, within one hundred eighty (180) days, then either Landlord or Tenant may terminate this Lease by giving written notice within twenty (20) days after notice from Landlord regarding the time period of repair. If either party notifies the other of its intention to so terminate the Lease, then this Lease shall terminate and the Rent shall be abated from the date of the occurrence of such damage, provided Tenant diligently proceeds to and expeditiously vacates the Premises (but, in all events Tenant must vacate and surrender the Premises to Landlord by no later than ten (10) business days thereafter or there shall not be any abatement of Rent until Tenant so vacates the Premises). If neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available and paid to Landlord to fully repair the damage or Tenant voluntarily contributes any shortfall thereof to Landlord (except that Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E). During the time when Landlord is prosecuting such repairs to substantial completion, the Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant actually vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed but such abatement shall only be to the extent (i) of the portion of the Premises which is actually rendered unusable and unfit for occupancy and only during the time Tenant is not actually using same, and (ii) Landlord receives rental abatement insurance proceeds therefor.
           25.1.4 Damage Near End of Term: Notwithstanding anything to the contrary contained in this Lease except for the provisions of Section 25.3 below, if the Premises are substantially damaged or destroyed during the last year of then applicable term of this Lease, either Landlord or Tenant may, at their option, cancel and terminate this Lease by giving written notice to the other party of its election to do so within thirty (30) days after receipt by Landlord of notice from Tenant of the occurrence of such casualty. If either party so elects to terminate this Lease, all rights of Tenant hereunder shall cease and terminate ten (10) days after Tenant’s receipt or delivery of such notice, as applicable, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.
           25.2 Deductible and Uninsured Casualty: Tenant shall be responsible for and shall pay to Landlord, as Additional Rent, the deductible amounts under the insurance policies obtained by Landlord and Tenant under this Lease if the proceeds of which are used to repair the Premises as contemplated in this Section 25. Notwithstanding the foregoing, if other portions of the Building are also damaged by said casualty and insurance proceeds are payable therefor, then Tenant shall only pay its proportionate share of the deductible as reasonably determined by Landlord. If any portion of the Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible, and Tenant does not voluntarily contribute any shortfall thereof to Landlord, or if the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of termination to the other party within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations of Tenant shall cease and terminate hereunder, except for those obligations expressly provided for in this Lease to survive such termination of the Lease.
           25.3 Tenant’s Fault and Lender’s Rights: Notwithstanding anything to the contrary contained herein, if the Premises (other than Tenant’s FF&E) or any other portion of the Building be damaged by fire or other casualty resulting from the intentional or negligent acts or omissions of Tenant or any of Tenant’s Representatives, (i) the Rent shall not be diminished during the repair of such damage, (ii) Tenant shall not have any right to terminate this Lease due to the occurrence of such casualty or damage, and (iii) Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of all or any portion of the Building caused thereby (including, without limitation, any deductible) to the extent such cost and expense is not covered by insurance proceeds. Notwithstanding anything to the contrary contained herein, if the holder of any indebtedness secured by the Premises or any other portion of the Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations of Tenant shall cease and terminate hereunder, except for those obligations expressly provided for in this Lease to survive such termination of the Lease.
     25.4 Tenant’s Waiver: Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant’s Property, resulting in any way from such damage, destruction or the repair thereof, except that, Landlord shall

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allow Tenant a fair diminution of Rent during the time and to the extent the Premises are actually unusable and unfit for occupancy and Tenant is not using or otherwise occupying same as specifically provided above in this Section 25. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant hereby waives all rights to terminate this Lease or offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including but not limited to, all rights pursuant to the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code, as the same may be amended or supplemented from time to time.
26. Condemnation
If twenty-five percent (25%) or more of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose (“Condemned”), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing provisions shall not preclude Tenant, at Tenant’s sole cost and expense, from obtaining any separate award to Tenant for loss of or damage to Tenant’s Property or for damages for cessation or interruption of Tenant’s business provided such award is separate from Landlord’s award and provided further such separate award does not diminish nor otherwise impair the award otherwise payable to Landlord. In addition to the foregoing, Tenant shall be entitled to seek compensation for the relocation costs recoverable by Tenant pursuant to the provisions of California Government Code Section 7262. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the Building, as applicable, to substantially its same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as solely determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord as compensation awarded.
27. Environmental Matters/Hazardous Materials
     27.1 Hazardous Materials Disclosure Certificate: Prior to executing this Lease, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit E. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, deliver to Landlord, an executed Hazardous Materials Disclosure Certificate (“the “HazMat Certificate”) describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificates required hereunder shall be in substantially the form attached hereto as Exhibit E.
     27.2 Definition of Hazardous Materials: As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Project or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises, any other portion of the Project or any surrounding property. For purposes of this Lease, the term “Hazardous Materials” shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws.
     27.3 Prohibition; Environmental Laws: Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises and the Project without, in each instance, obtaining Landlord’s prior written consent thereto. If Landlord, in its sole but reasonable discretion, consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant’s business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing. Any such usage and storage may only be to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate as expressly approved by Landlord. In all events such usage and storage must at all times be in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the “Environmental Laws”). Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion. Tenant

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shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole but reasonable discretion. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 27 or to determine if Hazardous Materials are present in, on or about the Project, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas. The cost of all such inspections, tests and investigations shall be borne by Tenant, if Landlord reasonably determines that Tenant or any of Tenant’s Representatives are directly or indirectly responsible in any manner for any contamination revealed by such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant’s Representatives with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.
     27.4 Tenant’s Environmental Obligations: Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Common Areas; provided that Tenant has actual, implied or constructive knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant’s Representatives such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Project. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and the other portions of the Project after the satisfactory completion of such work.
     27.5 Environmental Indemnity: In addition to Tenant’s obligations as set forth hereinabove, Tenant agrees to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all Claims (including, without limitation, diminution in value of any portion of the Premises or the Project, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord’s marketing of any space within the Project) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Project as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or any of Tenant’s Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Project nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 27.5 due to Landlord’s status as either an “owner” or “operator” under any Environmental Laws.
     27.6 Survival: Tenant’s obligations and liabilities pursuant to the provisions of this Section 27 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Project is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation, all Environmental Laws at the expiration or earlier termination of this Lease, then Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term “reasonable wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Section 20 of this Lease.

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28. Financial Statements
Tenant and any permitted Transferee, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon any portion of the Project or any prospective purchaser of any portion of the Project within ten (10) days after Landlord’s request therefor, but not more often than once annually so long as Tenant is not in material default of this Lease, shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available). If audited financial statements have not been prepared, Tenant and any permitted Transferee shall provide Landlord with unaudited financial statements and such other information, the type and form of which are acceptable to Landlord in Landlord’s reasonable discretion, which reflects the financial condition of Tenant and any permitted Transferee.
29. General Provisions
     29.1 Time: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.
     29.2 Successors and Assigns: The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.
     29.3 Recordation: Tenant shall not record this Lease or a short form memorandum hereof.
     29.4 Landlord Exculpation: The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Building, and Tenant agrees to look solely to Landlord’s interest in the Building for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord, including without limitation, any property management company of Landlord (collectively, the “Landlord Parties”). It is the parties’ intention that Landlord and the Landlord Parties shall not in any event or circumstance be personally liable, in any manner whatsoever, for any judgment or deficiency hereunder or with respect to this Lease. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building.
     29.5 Severability and Governing Law: Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.
     29.6 Attorneys’ Fees: In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ and experts’ fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.
     29.7 Entire Agreement: It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. The parties acknowledge that (i) each party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments or exhibits to this Lease or any document executed and delivered by either party in connection with this Lease.
     29.8 Warranty of Authority: On the date that Tenant executes this Lease, Tenant shall deliver to Landlord an original certificate of status for Tenant issued by the California Secretary of State or statement of partnership for Tenant recorded in the county in which the Premises are located, as applicable, and such other documents as Landlord may reasonably request with regard to the lawful existence of Tenant. Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant hereby warrants that this Lease is legal, valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.

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     29.9 Notices: All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the Tenant’s Address set forth in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at Landlord’s Address set forth in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 29.9 or upon the date personal delivery is made.
     29.10 Joint and Several; Covenants and Conditions: If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.
     29.11 Confidentiality: Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep and maintain such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants.
     29.12 Landlord Renovations: Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, develop, alter, or modify (collectively, the “Renovations”) portions of the Building, Premises, Common Areas and the Project, including without limitation, systems and equipment, roof, and structural portions of the same. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s Property, Alterations or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations.
     29.13 Submission of Lease: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
30. Signs
All signs and graphics of every kind visible in or from public view or corridors or the exterior of the Premises shall be subject to Landlord’s prior written approval and shall be subject to and in compliance with all applicable Laws, Development Documents, Recorded Matters, Rules and Regulations, and Landlord’s sign criteria as same may exist from time to time or as set forth in Exhibit G hereto. Tenant shall remove all such signs and graphics prior to the expiration or earlier termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises. Tenant shall repair any damage or defacement, including without limitation, discoloration caused by such installation or removal. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs and make any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which are likely to interfere with the visibility of any sign, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building or the other portions of the Project be permitted hereunder. Tenant further agrees to maintain each such sign and graphics, as may be approved, in good condition and repair at all times.
31. Mortgagee Protection
Upon any default on the part of Landlord, Tenant will give written Notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of their interest together with an address for receiving Notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender, except if Tenant is required to make quarterly payments of Rent in advance pursuant to the provisions of Section 8 above. Tenant waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)’ deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender’s loan to Landlord. If, in connection with obtaining

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financing for the Premises or any other portion of the Project, Landlord’s lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially and adversely affect Tenant’s rights hereunder or the use, occupancy or quiet enjoyment of Tenant hereunder.
32. Warranties of Tenant
Tenant hereby warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto, Tenant hereby further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant.
33. Brokerage Commission
Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) specified in the Basic Lease Information, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder’s fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than Broker(s), if any, resulting from the actions of the indemnifying party. Unless expressly agreed to in writing by Landlord and Broker(s), no real estate brokerage commission or finder’s fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial Term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the Lease Date. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder’s fee payable to the Broker(s) in connection with this Lease or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease.
34. Quiet Enjoyment
Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, and during the periods that Tenant is not otherwise in default of any of the terms or provisions of this Lease, and subject to the rights of any of Landlord’s lenders, (i) that Tenant shall and may peaceably and quietly have, hold, occupy and enjoy the Premises and the Common Areas during the Term of this Lease, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant’s occupancy or enjoyment of the Premises and the Common Areas. The foregoing covenant is in lieu of any other covenant express or implied.
     IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date referenced on Page 1 of this Lease.

Tenant:
CELL GENESYS, INC., a Delaware corporation

By:	/s/ Matthew J. Pfeffer

Its:	VP, CFO and Assistant Secretary

Date:	July 13, 2000

By:

Its:

Date:

Landlord:

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LINCOLN-RECP INDUSTRIAL OPCO, LLC, a Delaware limited liability company

By:	LEGACY PARTNERS COMMERCIAL, INC., as manager and agent for Lincoln-RECP Industrial OPCO, LLC

	By:	/s/ Mack Laney

Senior Vice President

Date:	July 24, 2000

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

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Addendum 1
Option to Extend the Lease
This Addendum 1 (“Addendum”) is incorporated as a part of that certain Lease Agreement dated June 29, 2000 (the “Lease”), by and between CELL GENESYS, INC., a Delaware corporation (“Tenant”), and LINCOLN-RECP INDUSTRIAL OPCO, LLC, a Delaware limited liability company (“Landlord”), for the leasing of those certain premises located at 24570 Clawiter Road, Hayward, California as more particularly described in Exhibit A to the Lease (the “Premises”). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.
1. Grant of Extension Option. Subject to the provisions, limitations and conditions set forth in Paragraph 5 below, Tenant shall have an Option (“Option”) to extend the term of the Lease for five (5) years (the “Extended Term”).
2. Tenant’s Option Notice. If Landlord does not receive written notice from Tenant of its exercise of this Option on a date which is not more than three hundred sixty (360) days nor less than two hundred forty (240) days prior to the end of the initial term of the Lease (the “Option Notice”), all rights under this Option shall automatically terminate and shall be of no further force or effect.
3. Establishing the Initial Monthly Base Rent for the Extended Term. The initial monthly Base Rent for the Extended Term shall be the then current market rent for similar space within the competitive market area of the Premises (the “Fair Rental Value”). “Fair Rental Value” of the Premises means the fair market rental value of the Premises as of the commencement of the Extended Term, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design and location of the Premises, including the condition and value of existing tenant improvements, and the monthly base rent paid by tenants for premises comparable to the Premises, and located within the competitive market area of the Premises as reasonably determined by Landlord.
Neither Landlord nor Tenant shall have the right to have a court or any other third party entity establish the Fair Rental Value. If Landlord and Tenant are unable to agree on the Fair Rental Value for the Extended Term within ten (10) days of receipt by Landlord of the Option Notice, Landlord and Tenant being obligated only to act in good faith, this Option shall automatically terminate and the Lease shall terminate at the end of its initial term.
In no event shall the monthly Base Rent for any period of the Extended Term be less than the highest monthly Base Rent charged during the initial term of the Lease. Upon determination of the initial monthly Base Rent for the Extended Term in accordance with the terms outlined above, Landlord and Tenant shall immediately execute, at Landlord’s sole option, either the standard lease agreement then in use by Landlord, or an amendment to this Lease. Such new lease agreement or amendment, as the case may be, shall set forth among other things, the initial monthly Base Rent for the Extended Term and the actual commencement date and expiration date of the Extended Term. Tenant shall have no other right to extend the term of the Lease under this Addendum unless Landlord and Tenant otherwise agree in writing.
4. Condition of Premises and Brokerage Commissions for the Extended Term. If Tenant timely and properly exercises this Option, in strict accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then “As-Is” condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) Tenant hereby agrees that it will be solely responsible for any and all brokerage commissions and finder’s fees payable to any broker now or hereafter procured or hired by Tenant or who otherwise claims a commission based on any act or statement of Tenant (“Tenant’s Broker”) in connection with the Option; and Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant’s Broker.
5. Limitations On, and Conditions To, Extension Option. This Option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Landlord’s option, all rights of Tenant under this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default at any time during the initial term of the Lease, or is currently in default of any provision of the Lease; and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises; and/or (3) Tenant’s financial condition is unacceptable to Landlord at the time the Option Notice is delivered to Landlord; and/or (4) Tenant has failed to properly exercise this Option in a timely manner in strict accordance with the provisions of this Addendum; and/or (5) Tenant no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms of the Lease.
6. Time is of the Essence. Time is of the essence with respect to each and every time period described in this Addendum.

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Addendum 2
Right of First Offer
This Addendum 2 is incorporated as a part of that certain Lease Agreement dated June 29, 2000, by and between CELL GENESYS, INC., a Delaware corporation (“Tenant”), and LINCOLN-RECP INDUSTRIAL OPCO, LLC, a Delaware limited liability company (“Landlord”), for the Premises located at 24570 Clawiter Road, Hayward, California (the “Premises”).
During the initial term of the Lease only, Tenant shall have a one time First Offer to Lease (“Right of First Offer”) to lease 24540 Clawiter Road containing approximately 27,979 rentable square feet, and/or any expansion added on the Building or any separate building added to the Park, adjacent to the Premises, as outlined on Exhibit A attached hereto and made a part hereof (the “Expansion Space”). Tenant’s Right of First Offer, as granted herein, is subject to the following conditions:
     i. Tenant’s Right of First Offer shall be void if, at any time, Tenant has been, or is currently in default in the performance of any of its obligations under the Lease; and
     ii. Tenant’s Right of First Offer shall be subject to Landlord’s review and approval of Tenant’s then current financial condition.
Provided the above conditions are satisfied, if the Expansion Space is vacant, and Landlord desires to lease the Expansion Space, Landlord shall give Tenant written notice, by facsimile and by mail, of the estimated date upon which Landlord can deliver such space to Tenant, and the terms and conditions upon which Landlord is willing to lease the Expansion Space (“Landlord’s Availability Notice”). Tenant shall notify Landlord within three (3) business days following receipt of Landlord’s Availability Notice of Tenant’s election to lease all the Expansion Space upon those terms by written acceptance delivered to Landlord (“Election Notice”). If Tenant fails to notify Landlord of Tenant’s election to lease the Expansion Space within the time specified herein, it shall be deemed that (i) Tenant has elected not to lease said Expansion Space; (ii) Landlord may thereafter enter into a Lease Agreement with a third party; and (iii) all rights under this Right of First Offer shall terminate and be of no further force and effect. Time is of the essence herein.
In the event Tenant exercises this Right of First Offer as herein provided, Tenant shall provide Landlord a non-refundable deposit, equivalent to the last month’s rent for the Expansion Space and the parties shall have ten (10) working days after Landlord receives the Election Notice and deposit from Tenant in which to execute an amendment to the Lease setting forth the agreed-upon terms. Upon full execution of an amendment for the Expansion Space, the non-refundable deposit shall be credited toward Base Rent or the security deposit for the Expansion Space, as agreed between the parties.
This Right of First Offer shall terminate and be of no force and effect if, at any time, Tenant is or has been in default of the performance of any of the covenants, conditions or agreements to be performed under this Lease; or the Premises are being subleased at the time of this Right of First Offer is offered.
This Right of First Offer is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as a part of the Lease.
Should Tenant exercise this Right of First Offer, Landlord and Tenant shall execute an amendment to this Lease, adding the Expansion Space to the Premises and adjusting the Base Rent and Tenant’s proportionate share of the items set forth in Sections 6, 7, and 8 of this Lease. If Tenant does not elect to exercise the Right of First Offer granted herein, based upon the material terms proposed by Landlord, all rights under this Right of First Offer shall terminate and be of no further force and effect.

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Exhibit A
Legal Description of the Real Property

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Exhibit A
Premises
This exhibit, entitled “Premises”, is and shall constitute Exhibit A to that certain Lease Agreement dated June 29, 2000 (the “Lease”), by and between LINCOLN-RECP INDUSTRIAL OPCO, LLC, a Delaware limited liability company (“Landlord”) and CELL GENESYS, INC., a Delaware corporation (“Tenant”) for the leasing of certain premises located in the Bridgeview Tech Park at Building A, 24570 Clawiter Road, Hayward, California (the “Premises”).
The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Premises are a part of and are contained in the Building specified in the Basic Lease Information. The cross-hatched area depicts the Premises within the Project:
[MAP NOT SCANNED]

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Exhibit B to Lease Agreement
Tenant Improvements
This exhibit, entitled “Tenant Improvements”, is and shall constitute EXHIBIT B to that certain Lease Agreement dated June 29, 2000 (the “Lease”), by and between LINCOLN-RECP INDUSTRIAL OPCO, LLC, a Delaware limited liability company (“Landlord”) and CELL GENESYS, INC., a Delaware corporation (“Tenant”) for the leasing of certain premises located in the Bridgeview Tech Park at Building A, 24570 Clawiter Road, Hayward, California (the “Premises”). The terms, conditions and provisions of this EXHIBIT B are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.
1. Tenant Improvements. Subject to the conditions set forth below, Landlord agrees to construct and install certain improvements (“Tenant Improvements”) in the Building of which the Premises are a part in accordance with the Approved Final Drawings (defined below) and pursuant to the terms of this EXHIBIT B.
2. Definition. “Tenant Improvements” as used in this Lease shall include only those interior improvements to be made to the Premises as specified in the Approved Final Drawings (defined below) and agreed to by Tenant and Landlord in accordance with the provisions hereof. “Tenant Improvements” shall specifically not include (i) any alterations, additions or improvements installed or constructed by Tenant, (ii) any of Tenant’s trade fixtures, racking, security equipment, equipment, furniture, furnishings, telephone and/or data equipment, telephone and/or data lines or other personal property, and (iii) any supplemental fire protection improvements or equipment, including without limitation, in-rack fire sprinklers, hose racks, reels, smoke vents, and draft curtains (collectively, “Tenant’s Installations”).
3. Tenant’s Initial Plans; the Work. Tenant desires Landlord to perform certain Tenant Improvements in the Premises. The Tenant Improvements shall be in substantial accordance with the plan(s) and scope of work (collectively, the “Initial Plans”) which will be prepared by an architect acceptable to Tenant and Landlord after the parties meet and confer to agree upon a scope of work immediately after execution of this Lease. Within fifteen (15) business days from the date Landlord and Tenant meet to discuss the scope of work, the Initial Plans shall be completed. A copy of the Initial Plans shall be attached hereto as Schedule 1, as soon as practicable thereafter. Such work, as shown in the Initial Plans and as more fully detailed in the Approved Final Drawings (as defined and described in Section 4 below), shall be hereinafter referred to as the “Work”. Not later than five (5) days after the Initial Plans are prepared and delivered to Tenant, Tenant or Tenant’s Representatives shall furnish to architect such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord’s architects and engineers, as applicable, to prepare mechanical, electrical and plumbing plans and to prepare the Final Drawings, including, but not limited to, a final telephone layout and special electrical connections, if any. All plans, drawings, specifications and other details describing the Work which have been, or are hereafter, furnished by or on behalf of Tenant shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Change Request (hereafter defined in Section 11 below) because, in Landlord’s reasonable opinion, the work as described in any such item, or any Change Request, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building or its occupants; (b) might impair Landlord’s ability to furnish services to Tenant or other tenants in the Building; (c) would increase the cost of operating the Building or the Park; (d) would violate any applicable governmental, administrative body’s or agencies’ laws, rules, regulations, ordinances, codes or similar requirements (or interpretations thereof); (e) contains or uses Hazardous Materials; (f) would adversely affect the appearance of the Building or the Park; (g) might adversely affect another tenant’s premises or such other tenant’s use and enjoyment of such premises; (h) is prohibited by any ground lease affecting the Building, the Lot and/or the Park, any Recorded Matters or any mortgage, trust deed or other instrument encumbering the Building, the Lot and/or the Park; (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work; (j) is not, at a minimum, in accordance with Landlord’s Building Standards (defined below); or (k) would increase the Tenant Improvement Costs (defined in Section 9 below) by more than ten percent (10%) from the cost originally estimated and anticipated by the parties. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Work or the Initial Plans or any other plans, specifications, drawings or other items associated with the Work nor Landlord’s performance, supervision or monitoring of the Work shall constitute any warranty or covenant by Landlord to Tenant of the adequacy of the design for Tenant’s intended use of the Premises. Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Work and the Approved Final Drawings are adequate to fully meet the needs and requirements of Tenant’s intended operations of its business within the Premises and Tenant’s use of the Premises.
4. Final Drawings and Approved Final Drawings. If necessary for the performance of the Work, and to the extent not already included as part of the Initial Plans attached hereto, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the “Final Drawings”) based on and consistent with the Initial Plans and the other plans, specifications, drawings, finish details or other information furnished by Tenant or Tenant’s Representatives to Landlord and approved by Landlord pursuant to Section 3 above. Tenant shall cooperate diligently with Landlord and Landlord’s architect, engineer and other representatives and Tenant shall furnish within five (5) days after any request therefor, all information required by Landlord or Landlord’s architect, engineer or other representatives for completion of the Final Drawings.

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So long as the Final Drawings are substantially consistent with the Initial Plans, Tenant shall approve the Final Drawings within five (5) days after receipt of same from Landlord. Tenant’s failure to approve or disapprove such Final Drawings within the foregoing five (5) day time period, shall be conclusively deemed to be approval of same by Tenant. If Tenant reasonably disapproves of any matters included in the Final Drawings because such items are not substantially consistent with the Initial Plans, Tenant shall, within the aforementioned five (5) day period, deliver to Landlord written notice of its disapproval and Tenant shall specify in such written notice, in sufficient detail as Landlord may reasonably require, the matters disapproved, the reasons for such disapproval, and the specific changes or revisions necessary to be made to the Final Drawings to cause such drawings to substantially conform to the Initial Plans. Any additional costs associated with such requested changes or revisions shall be included as part of the Tenant Improvement Costs (defined below). The foregoing procedure shall be followed by the parties until the Final Drawings are acceptable to both Landlord and Tenant. Landlord and Tenant shall indicate their approval of the Final Drawings by initialing each sheet of the Final Drawings and delivering to one another a true and complete copy of such initialed Final Drawings (the “Approved Final Drawings”). A true and complete copy of the Approved Final Drawings shall be attached to the Lease as Exhibit B-1 and shall be made a part thereof. Any changes or revisions to the Approved Final Drawings requested by Tenant must first be approved by Landlord, which approval shall not be unreasonably withheld, subject to the provisions of Section 3 above. If Landlord approves such requested changes or revisions, Landlord shall cause the Approved Final Drawings to be revised accordingly and Landlord and Tenant shall initial each sheet of the Approved Final Drawings as revised and replace and attach a true and complete copy thereof to the Lease as Exhibit B-1. Landlord and Tenant hereby covenant to each other to cooperate with each other and to act reasonably in the preparation and approval of the Final Drawings and the Approved Final Drawings.
5. Performance of Work. As soon as practicable after Tenant and Landlord initial and attach to the Lease as EXHIBIT B-1 a true and complete copy of the Approved Final Drawings, Landlord shall submit the Approved Final Drawings to the governmental authorities having rights of approval over the Work and shall apply for the necessary approvals and building permits. Subject to the satisfaction of all conditions precedent and subsequent to its obligations under this EXHIBIT B, and further subject to the provisions of Section 10 hereof, as soon as practicable after Landlord or its representatives have received all necessary approvals and building permits, Landlord will put the Approved Final Drawings out for bid to several licensed, bonded and insured general contractors or negotiate a fee with a general contractor acceptable to both Landlord and Tenant. The Tenant Improvements shall be constructed by a general contractor selected by Landlord and Tenant (the “General Contractor”). Landlord shall commence construction, or cause the commencement of construction by the General Contractor, of the Tenant Improvements, as soon as practicable after selection of the General Contractor. Except as hereinafter expressly provided to the contrary, Landlord shall cause the performance of the Work using (except as may be stated or otherwise shown in the Approved Final Drawings) building standard materials, quantities and procedures then in use by Landlord (“Building Standards”).
6. Substantial Completion. Landlord and Tenant shall cause the General Contractor to Substantially Complete (defined below) the Tenant Improvements in accordance with the Approved Final Drawings by the Commencement Date of the Lease as set forth in Section 2 of the Lease (the “Completion Date”), subject to delays due to (a) acts or events beyond its control including, but not limited to, acts of God, earthquakes, strikes, lockouts, boycotts, casualties, discontinuance of any utility or other service required for performance of the Work, moratoriums, governmental agencies, delays on the part of governmental agencies and weather, (b) the lack of availability or shortage of specialized materials used in the construction of the Tenant Improvements, (c) any matters beyond the control of Landlord, the General Contractor or any subcontractors, (d) any changes required by the fire department, building and/or planning department, building inspectors or any other agency having jurisdiction over the Building, the Work and/or the Tenant Improvements (except to the extent such changes are directly attributable to Tenant’s use or Tenant’s specialized tenant improvements, in which event such delays are considered Tenant Delays) (the events and matters set forth in Subsections (a), (b), (c) and (d) are collectively referred to as “Force Majeure Delays”), or (e) any Tenant Delays (defined in Section 7 below). The Tenant Improvements shall be deemed substantially complete on the date that the General Contractor issues to Landlord a notice of substantial completion, or the date that the building officials of the applicable governmental agency(s) issues its final approval of the construction of the Tenant Improvements whether in the form of the issuance of a final permit, certificate of occupancy or the written approval evidencing its final inspection on the building permit(s), or the date on which Tenant first takes occupancy of the Premises, whichever first occurs (“Substantial Completion”, or “Substantially Completed”, or “Substantially Complete”). Tenant hereby acknowledges and agrees that the term “Substantial Completion” of the Tenant Improvements as used herein will not include the completion of any work associated with Tenant’s Installations, including without limitation, Tenant’s high-pile storage requirements, Tenant’s racking systems, and work related to any requirements of governmental and regulatory agencies with respect to any of Tenant’s Installations. If the Work is not deemed to be Substantially Completed on or before the scheduled Completion Date, (i) Landlord agrees to use reasonable efforts to Substantially Complete the Work as soon as practicable thereafter, (ii) the Lease shall remain in full force and effect, and (iii) Landlord shall not be deemed to be in breach or default of the Lease or this EXHIBIT B as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of all or any portion of the Rent, or otherwise). Subject to the provisions of Section 10.2 of the Lease, the Tenant Improvements shall belong to Landlord and shall be deemed to be incorporated into the Premises for all purposes of the Lease, unless Landlord, in writing, indicates otherwise to Tenant.
7. Tenant Delays. There shall be no extension of the scheduled Commencement Date or Expiration Date of the term of the Lease (as otherwise permissibly extended in accordance with the provisions of

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Section 6 above) if the Work has not been Substantially Completed by the scheduled Commencement Date due to any delay attributable to Tenant and/or any of Tenant’s Representatives or Tenant’s intended use of the Premises (collectively, “Tenant Delays”), including, but not limited to, any of the following described events or occurrences: (a) delays related to changes made or requested by Tenant to the Work and/or the Approved Final Drawings; (b) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or other information required under Sections 3 and 4 above; (c) the failure of Tenant to comply with the requirements of Section 10 below; (d) Tenant’s requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant’s requirements for special construction or phasing; (e) any changes required by the fire department, building or planning department, building inspectors or any other agency having jurisdiction over the Building, the Work and/or the Tenant Improvements if such changes are directly attributable to Tenant’s use or Tenant’s specialized tenant improvements; (f) the completion of any work associated with Tenant’s Installations, including without limitation, Tenant’s high-pile storage requirements, Tenant’s racking systems, and work related to any requirements of governmental and regulatory agencies with respect to any of Tenant’s Installations; (g) the performance of any additional work pursuant to a Change Request that is requested by Tenant; (h) the performance of work in or about the Premises by any person, firm or corporation employed by or on behalf of Tenant, including, without limitation, any failure to complete or any delay in the completion of such work; and/or (i) any and all delays caused by or arising from acts or omissions of Tenant and/or Tenant’s Representatives, in any manner whatsoever, including, but not limited to, any and all revisions to the Approved Final Drawings. Any delays in the construction of the Tenant Improvements due to any of the events described above, shall in no way extend or affect the date on which Tenant is required to commence paying Rent under the terms of the Lease. It is the intention of the parties that all of such delays will be considered Tenant Delays for which Tenant shall be wholly and completely responsible for any and all consequences related to such delays, including, without limitation, any costs and expenses attributable to increases in labor or materials.
8. Tenant Improvement Allowance. Landlord shall provide an allowance for the planning and construction of the Tenant Improvements for the Work to be performed in the Premises, as described in the Initial Plans and the Approved Final Drawings, in the amount of Four Hundred Fourteen Thousand Seven Hundred Twenty and 00/100 Dollars ($414,720.00) (the Tenant Improvement Allowance”) based upon an allowance of Ten and 00/100 Dollars ($10.00) per rentable square foot for 41,472 rentable square feet of the Premises to be improved, as described in the Initial Plans and the Approved Final Drawings. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Tenant Improvement Allowance specified above exceeds the actual Tenant Improvement Costs. The Tenant Improvement Allowance shall only be used for tenant improvements typically installed by Landlord in R&D buildings. The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs and shall be subject to the provisions of Section 10 below.
9. Tenant Improvement Costs. The Tenant Improvements’ cost (the “Tenant Improvement Costs”) shall mean and include any and all costs and expenses of the Work, including, without limitation, all of the following:
     (a) All costs of preliminary space planning and final architectural and engineering plans and specifications (including, without limitation, the scope of work, all plans and specifications, the Initial Plans, the Final Drawings and the Approved Final Drawings) for the Tenant Improvements, and architectural fees, engineering costs and fees, and other costs associated with completion of said plans;
     (b) All costs of obtaining building permits and other necessary authorizations and approvals from the City of Hayward and other applicable agencies and jurisdictions;
     (c) All costs of interior design and finish schedule plans and specifications including as-built drawings;
     (d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord’s consultants and the General Contractor in connection with construction of the Tenant Improvements, and all labor (including overtime) and materials constituting the Work;
     (e) All fees payable to the General Contractor, architect and Landlord’s engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant’s approval of the Approved Final Drawings; and
     (f) A construction management fee payable to Landlord in the amount of five percent (5%) of the Tenant Improvement Allowance of all direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises and the Building.
10. Excess Tenant Improvement Costs. The term “Excess Tenant Improvement Costs” as used herein shall mean and refer to the aggregate of (i) all costs related to any and all Change Requests Change Orders, and (ii) the amount by which the actual Tenant Improvement Costs (exclusive of all costs referred to in item (i) above) (the “Actual TI Costs”) exceed the Tenant Improvement Allowance, subject to the remaining provisions of this Section 10. Tenant shall pay to Landlord the Excess Tenant Improvement Costs within ten (10) days of Landlord’s delivery to Tenant of a written demand therefor together with a reconciliation of such

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costs. No Work shall be commenced until Tenant has fully complied with the preceding provisions of this Section 10. If Tenant fails to remit the sums so demanded by Landlord pursuant to Section 8 above and this Section 10 within the time periods required, Landlord may, at its option, declare Tenant in default under the Lease.
11. Change Requests. No changes or revisions to the Approved Final Drawings shall be made by either Landlord or Tenant unless approved in writing by both parties. Upon Tenant’s request and submission by Tenant (at Tenant’s sole cost and expense) of the necessary information and/or plans and specifications for any changes or revisions to the Approved Final Drawings and/or for any work other than the Work described in the Approved Final Drawings (“Change Requests”) and the approval by Landlord of such Change Request(s), which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform the additional work associated with the approved Change Request(s), at Tenant’s sole cost and expense, subject, however, to the following provisions of this Section 11. Prior to commencing any additional work related to the approved Change Request(s), Landlord shall submit to Tenant a written statement of the cost of such additional work and a proposed tenant change order therefor (“Change Order”) in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such Change Order and shall pay the entire cost of such additional work in the following described manner. Any costs related to such approved Change Request(s), Change Order and any delays associated therewith, shall be added to the Tenant Improvement Costs and shall be paid for by Tenant as and with any Excess Tenant Improvement Costs as set forth in Section 10 above. The billing for such additional costs to Tenant shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to approved Change Requests and Change Orders shall include without limitation, any architectural or design fees, Landlord’s construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord and/or Landlord’s consultants, and the General Contractor’s price for effecting the change. If Tenant fails to execute or deliver such Change Order, or to pay the costs related thereto, then Landlord shall not be obligated to do any additional work related to such approved Change Request(s) and/or Change Orders, and Landlord may proceed to perform only the Work, as specified in the Approved Final Drawings. Landlord shall equitably adjust the amount of the Tenant Improvement Costs for any deletions in the scope of the Work.
12. Termination. If the Lease is terminated prior to the Completion Date, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. Subject to the provisions of Section 10.2 of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall not be required to remove the Tenant Improvements it being the intention of the parties that the Tenant Improvements are to be considered incorporated into the Building. Notwithstanding anything to the contrary contained herein, Landlord shall have the right to terminate the Lease, upon written notice to Tenant, if Landlord is unable to obtain a building permit for the Tenant Improvements within one hundred eighty (180) days from the date the Lease is signed by Tenant.
13. Tenant Access. Landlord, in Landlord’s reasonable discretion and upon receipt of a written request from Tenant, may grant Tenant a license to have access to the Premises prior to the Completion Date to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant’s use and (the “Tenant’s Pre-Occupancy Work”). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:
     (a) Tenant shall give to Landlord a written request to have such access not less than five (5) business days prior to the date on which such proposed access will commence (the “Access Notice”). The Access Notice shall contain or be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) a detailed description of and schedule for Tenant’s Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant’s Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts, subcontracts, material purchase orders, plans and specifications pertaining to Tenant’s Pre-Occupancy Work; (iv) copies of all licenses and permits required in connection with the performance of Tenant’s Pre-Occupancy Work; (v) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, penalties, fines, and damages which may arise in connection with Tenant’s Pre-Occupancy Work; and (vi) assurances of the ability of Tenant to pay for all of Tenant’s Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant’s lien-free completion of Tenant’s Pre-Occupancy Work.
     (b) Such pre-term access by Tenant and Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall be subject to scheduling by Landlord.
     (c) Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s agents or representatives in performing the Work and any additional work pursuant to approved Change

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Orders, Landlord’s work in other areas of the Building or the Park, or the general operation of the Building. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke such license upon twenty-four (24) hours’ prior written notice to Tenant.
     (d) Any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage that may occur to any of Tenant’s Pre-Occupancy Work made in or about the Premises or to any property placed therein prior to the commencement of the term of the Lease, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, the Work or the additional work related to any approved Change Orders caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In the event that the performance of Tenant’s Pre-Occupancy Work causes extra costs to be incurred by Landlord or requires the use of other Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such other Building services at Landlord’s standard rates then in effect.
14. Lease Provisions; Conflict. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this EXHIBIT B, are hereby incorporated herein by reference, and specifically including all of the provisions of Section 29 of the Lease. In the event of any conflict between the terms of the Lease and this EXHIBIT B, the terms of this EXHIBIT B shall prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

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Exhibit C to Lease Agreement
Rules & Regulations
This exhibit, entitled “Rules & Regulations”, is and shall constitute Exhibit C to that certain Lease Agreement dated June 29, 2000 (the “Lease”), by and between LINCOLN-RECP INDUSTRIAL OPCO, LLC, a Delaware limited liability company (“Landlord”) and CELL GENESYS, INC., a Delaware corporation (“Tenant”) for the leasing of certain premises located in the Bridgeview Tech Park at Building A, 24570 Clawiter Road, Hayward, California (the “Premises”). The terms, conditions and provisions of this Exhibit C are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:
1. No advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without notice and at Tenant’s expense.
2. Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.
3. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.
4. All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.
5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, the Building or the Park.
6. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.
7. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.
8. Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Park and loading and unloading areas of other Tenants.
9. Tenant shall not disturb, solicit or canvas any occupant of the Building or Park and shall cooperate to prevent same.
10. No person shall go on the roof without Landlord’s permission.
11. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other Tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.
12. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.
13. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Park or on streets adjacent thereto.
14. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.
15. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.
16. Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort outside of the Premises nor in or around the Building, the Park or any of the Common Areas of the foregoing. No displays or sales of merchandise shall be allowed in the parking lots or other Common Areas.
17. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Park or any of the Common Areas of the foregoing.

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18. Tenant shall not permit any motor vehicles to be washed on any portion of the Premises or in the Common Areas of the Park, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or in the Common Areas of the Park.

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Exhibit E
Hazardous Materials Disclosure Certificate
Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant. After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 27 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:

c/o Legacy Partners Commercial, Inc.
101 Lincoln Centre Drive, Fourth Floor
Foster City, California 94404
Attn: _________
Phone: (650) 571-2200
Name of (Prospective) Tenant: Cell Genesys
Mailing Address: 342 Lakeside Drive, Foster City, CA 94404

Contact Person, Title and Telephone Number(s): Rick Campbell Dir. Facility Operations 650-425-4409
Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):
          Rick Campbell 650-425-4409

Address of (Prospective) Premises: 24570 Clawiter Rd, Hayward, CA 94545
Length of (Prospective) Initial Term: 10 years
1.	General Information:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing Tenants should describe any proposed changes to on-going operations.

See Attached

2.	Use, Storage and Disposal of Hazardous Materials
2.1	Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing Tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes	☑	No	☐
Chemical Products	Yes	☑	No	☐
Other	Yes	☐	No	☑
If Yes is marked, please explain: See attached

2.2	If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of

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disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.
3.	Storage Tanks and Sumps
3.1	Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Tenants should describe any such actual or proposed activities.

Yes ☐ No ☑

If Yes is marked, please explain:

4.	Waste Management
4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Tenants should describe any additional identification numbers issued since the previous certificate.

Yes ☑ No ☐

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing Tenants should describe any new reports filed.

Yes ☑ No ☐

If yes, attach a copy of the most recent report filed.
5.	Wastewater Treatment and Discharge
5.1	Will your company discharge wastewater or other wastes to:

___ storm drain? X sewer?

___ surface water? ___ no wastewater or other wastes discharged.

Existing Tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

See attached

5.2	Will any such wastewater or waste be treated before discharge?

Yes ☑ No ☐

If yes, describe the type of treatment proposed to be conducted. Existing Tenants should describe the actual treatment conducted.

See attached

6.	Air Discharges
6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐ No ☑

If yes, please describe:

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Tenants should specify any such equipment being operated in, on or about the Premises.

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___ Spray booth(s)	___ Incinerator(s)
___ Dip tank(s)	___ Other (Please describe)
___ Drying oven(s)	X No Equipment Requiring Air Permits
If yes, please describe:

7.	Hazardous Materials Disclosures
7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☑ No ☐

If yes, attach a copy of the Management Plan. Existing Tenants should attach a copy of any required updates to the Management Plan.

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing Tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes ☐ No ☑

If yes, please explain:

8.	Enforcement Actions and Complaints
8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐ No ☑

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 27 of the signed Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐ No ☑

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 27 of the signed Lease Agreement.

8.3	Have there been any problems or complaints from adjacent Tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent Tenants, owners or other neighbors at, about or near the Premises.

Yes ☐ No ☑

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If yes, please describe. Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

9.	Permits and Licenses
9.1	Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.
The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 27 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s Tenant’s receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.
I (print name) _______, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.
(Prospective) Tenant:

By:

Its:

Date:

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Exhibit E Addendum
1.	General information.

Cell Genesys is focused on the development and commercialization of cancer vaccines and gene therapies to treat major, life-threatening diseases. The Clawiter facility would be a pilot manufacturing site for these products.

2.	Use, Storage and Disposal of Hazardous Materials
2.1	Hazardous materials will be used on the premises. At this time there are three primary categories of Hazardous Materials to be used in production, Biohazard 2 biologicals, corrosives and flammables. The Biologicals are kept frozen before and after processing. During processing they are maintained in closed systems. Once the product is purified the waste stream is treated either by raising the pH (corrosives) and then lowering pH (corrosives) to allowable levels for normal sewage disposal or by heat inactivation and then cooling to allowable temperatures for normal sewage disposal. This is all done within the facility. The corrosives and flammables will be stored in appropriate containers with double containment within the facility.

2.2	The following is a list of material currently used in the areas to be relocated to the facility. Cell Genesys has not produced product at the scale the facility is being designed. As we progress in the process engineering this list will change and we will be able to estimate annual usage and a more accurate list. Hazardous waste streams to be removed from the site will be removed by an appropriately licensed contractor such as All Chem or Phillips.

Chemical	Haz	Volume	Storage
	Class	On Site
Amyl Alcohol	Fl	2 gal	Fl Cab.
Ascorbic Acid	Irr	1 lb	Cab
Barium Sulfate	Irr	1 lb	Cab
Bleach	Ox	20 gal	Cab
Cesium chloride	Irr	1 lb	Cab
Gentamicin	Tox	.1 lb	Cab
Dextran sulfate	Irr	1 lb	Cab
Dextrose	Irr	10 lb	Cab
DMSO	Irr	1 gal	Cab
EDTA	Irr	.1 lb	Cab
Ethyl Alcohol	Fl	10 gal	Fl Cab.
HCL, 0.1 N	Corr	1 gal	Cab
Hydrogen Peroxide, 3%	Ox	1 gal	Cab
lsopropyl Alcohol, 70%	FI	30 gal	Fl Cab.
Magnesium Chloride	Irr	1 lb	Cab
Sodium Hydroxide	Corr	5 lb	Cab
Potassium Hydroxide	Corr	1 lb	Cab
Sodium Chloride	Irr	5 lb	Cab
Compressed 02	NFG	768 lbs
Compressed C02	NFG	768 lbs
Liquid Nitrogen	Cryo	7860 cu.ft.
3.	Storage Tanks and Sumps

At this time there is no plan for any storage tanks or sumps.

4.	Waste Management

Our Company has been issued an EPA Hazardous Waste Generator I.D. Number for its Foster City location and is listed as a Small Quantity Generator. Attached please find the 1999 Hazardous Waste Generator Fee Return.

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5.	Wastewater Treatment and Discharge
5.1	We will be discharging wastewater to the sewer only. There are two wastewater streams untreated and treated. The untreated is normal wastewater from standard laboratory usage, i.e. glassware washing.

5.2	The treated wastewater stream is a by-product of our manufacturing process. The treatment process is being studied at this time and is either a heat treatment followed by cooling or pH increase followed by neutralization.
6.	Air Discharges
6.1	There will be air discharges from fume hoods contained in the Quality Control laboratory areas. These hoods are used for small quantity assay operations and are not required to be monitored.

6.2	We do not plan on using any of the listed equipment or equipment requiring an air emissions permit.
7.	Hazardous Materials Disclosures
7.1	Yes, we will be required to prepare a Hazardous Materials Management Plan. This Plan will be prepared once we have finalized the facility Plan and forwarded to the landlord with the drawings for approval.
8.	Enforcement Actions and Complaints
8.1	No

8.2	No

8.3	No
9.	Permits and Licenses

The appropriate permits and licenses for the site will be applied for during the planning phase and forwarded once received.

2

Exhibit F
First Amendment to Lease Agreement
Change of Commencement Date
This First Amendment to Lease Agreement (the “Amendment”) is made and entered into to be effective as of ___, by and between (“Landlord”), and ___ (“Tenant”), with reference to the following facts:
Recitals
A. Landlord and Tenant have entered into that certain Lease Agreement dated ___ (the “Lease”), for the leasing of certain premises containing approximately ___ rentable square feet of space located at ___, California (the “Premises”) as such Premises are more fully described in the Lease.
B. Landlord and Tenant wish to amend the Commencement Date of the Lease.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.	Recitals: Landlord and Tenant agree that the above recitals are true and correct.

2.	The Commencement Date of the Lease shall be ___.

3.	The last day of the Term of the Lease (the “Expiration Date”) shall be ___.

4.	The dates on which the Base Rent will be adjusted are:

for the period ___ to ___ the monthly Base Rent shall be $___;

for the period ___ to ___ the monthly Base Rent shall be $___; and

for the period ___ to ___ the monthly Base Rent shall be $___.
     5. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.
     6. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.
     7. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.
     8. The terms and provisions of the Lease are hereby incorporated in this Amendment.
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.
[PROPERTY MANAGER: Please provide Tenant information and Word Processing will complete the signature block]

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Exhibit G
Sign Criteria

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Exhibit H
Intentionally Omitted

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Exhibit I
Subordination, Non-Disturbance and Attornment Agreement
     This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is as of the ___ day of ___, 20___, between Credit Suisse First Boston Mortgage Capital LLC (“Lender”) and (“Tenant”).
Recitals
A. Tenant is the tenant under a certain lease (the “Lease”), dated as of ___, 20___, with ___ (“Landlord”), of premises described in the Lease (the “Premises”) as more particularly described in Exhibit A hereto.
B. This Agreement is being entered into in connection with a certain loan (the “Loan”) which Lender has made to Landlord, and secured in part by a Deed of Trust, assignment of leases and rents and security agreement on the Premises (the “Deed of Trust”) dated as of ___, 20___ and an assignment of leases and rents dated as of ___, 20___ (the “Assignment”; the Deed of Trust, the Assignment and the other documents executed and delivered in connection with the Loan are hereinafter collectively referred to as the “Loan Documents”).
Agreement
     For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Tenant agrees that the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby is and shall be subject and subordinate in all respects to the Loan Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of secured obligations and the Loan Documents, to the full extent of all amounts secured by the Loan Documents from time to time.
     2. Lender agrees that, if Lender exercises any of its rights under the Loan Documents such that it becomes the owner of the Premises, including but not limited to an entry by Lender pursuant to the Deed of Trust, a foreclosure of the Deed of Trust, a power of sale under the Deed of Trust or otherwise: (a) the Lease shall continue in full force and effect as a direct lease between Lender and Tenant, and subject to all the terms, covenants and conditions of the Lease, and (b) Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.
     3. Tenant agrees that, in the event of a exercise of the power of sale or foreclosure of the Deed of Trust by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to ownership of the Premises, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.
     4. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:
          (a) liable in any way for any act, omission, neglect or default of any prior Landlord (including, without limitation, the then defaulting Landlord), or
          (b) subject to any claim, defense, counterclaim or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or
          (c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or
          (d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or
          (e) accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or
          (f) bound by any amendment or modification of the Lease made without the written consent of Lender.

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     Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated in order for Lender to avail itself of and complete any such foreclosure or other remedy.
     5. Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right but no obligation to remedy any landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender, in addition the period given to Landlord for remedying defaults, an additional 30 days to remedy, or cause to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above reference time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Loan Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Neither Lender nor its designee or nominee shall become liable under the Lease unless and until Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee remains, the owner of the Premises. In no event shall Lender have any personal liability as successor to Landlord and Tenant shall look only to the estate and property of Lender in the Premises for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender as Landlord under the Lease, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease. Lender shall have the right, without Tenant’s consent, to foreclose the Deed of Trust or to accept a deed in lieu of foreclosure of the Deed of Trust or to exercise any other remedies under the Loan Documents.
     6. Tenant has no knowledge of any prior assignment or pledge of the rents accruing under the Lease by Landlord. Tenant hereby acknowledges the making of the Assignment from Landlord to Lender in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing.
     7. If Tenant is a corporation, each individual executing this Agreement on behalf of said corporation represents and warrants that s/he is duly authorized to execute and deliver this Agreement on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation, and that this Agreement is binding upon said corporation in accordance with its terms. If Landlord is a partnership, each individual executing this Agreement on behalf of said partnership represents and warrants the s/he is duly authorized to execute and deliver this Agreement on behalf of said partnership in accordance with the partnership agreement for said partnership.
     8. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be at the following addresses:

If to Tenant:

with a copy to:

If to Lender: Credit Suisse First Boston Mortgage Capital LLC
     11 Madison Avenue
     New York, New York 10010
     Attention: _________

2

with a copy to: Cadwalader, Wickersham & Taft
     100 Maiden Lane
     New York, New York 10038
     Attention: William P. McInerney, Esq.
     9. The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the term “Tenant” as used herein includes any successor and assign of the named Tenant herein.
     10. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.
     11. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.
     12. This Agreement shall be construed in accordance with the laws of the State of Witness the execution hereof as of the date first above written.
Lender:

By:
Name:
Title:

Tenant:

By:
Name:
Title:

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.
Landlord:

By:
Name:
Title:

3

FIRST AMENDMENT TO LEASE
     This First Amendment to Lease (“First Amendment”) dated for reference purposes January 2, 2001 is entered into by and between F & S HAYWARD, LLC, a California limited liability company (“Landlord”) and CELL GENESYS, INC., a Delaware corporation (“Tenant”) with respect to the following recitals of fact:
     A. On or about June 29, 2000, Tenant and LINCOLN-RECP INDUSTRIAL OPCO, LLC (“Landlord’s Predecessor”) predecessor in interest to Landlord, entered into that certain Lease Agreement (“Lease”) with respect to certain premises located at 24570 Clawiter Road, Hayward, California 94545 (“Premises”).
     B. On or about December 5, 2000, Landlord acquired all of the interest of Landlord’s Predecessor in the Premises.
     C. Tenant wishes to remodel the Premises, including the construction, at Tenant’s sole cost and expense, of an addition to the Premises consisting of approximately 10,000 square feet of area.
     NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the parties hereto agree as follows:
     1. Term. The Expiration Date of the Lease shall be July 29, 2017.
     2. Option to Extend Lease Term. Addendum 1 to the Lease is hereby deleted in its entirety, and the following provisions shall apply:
          2.1 Grant of Option. Subject to the other provisions of this Section 2, Tenant shall have the option (“Extension Option(s)”) to extend the term of the Lease for two (2) consecutive periods of five (5) years each (the “First Extended Term” and “Second Extended Term” respectively).
          2.2 Termination of Option. If Landlord does not receive written notice (“Option Notice”) from Tenant of its exercise of the first Extension Option or before December 1, 2016 (but not earlier than July 30, 2016), all rights under such Extension Option shall automatically terminate and be of no further force or effect. If Landlord does not receive written notice (“Option Notice”) from Tenant of its exercise of the second Extension Option on before December 1, 2021 (but not earlier than July 30, 2021), all rights under such Extension Option shall automatically terminate and be of no further force or effect.
          2.3 Base Rent During Extended Term.
               2.3.1 The monthly Base Rent for an Extended Term shall be Fair Rental Value of the Premises. “Fair Rental Value” shall mean the amount, as of the commencement of an Extended Term, of the fair market rental value of premises (i) comparable to the Premises provided to the Tenant at Landlord’s expense, without regard to any improvements to the Premises at the expense of Tenant and (ii) located within the competitive market area of the Premises, including the amount of fair market periodic rent adjustments applicable thereto for the Extended Term, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design and location of such premises, the condition and value of existing tenant improvements provided at the expense of Landlord.
               2.3.2 Landlord shall advise Tenant of Landlord’s estimate of the Fair Rental Value of the Premises by giving Tenant written notice thereof (“Landlord’s Rent Notice”) within thirty (30) days after Landlord receives timely notice of Tenant’s exercise of an Extension Option. If Tenant wishes to dispute the Fair Rental Value described in Landlord’s Rent Notice, Tenant shall notify Landlord in writing of Tenant’s estimate of the Fair Rental Value of the Premises within twenty (20) days after Landlord’s giving of the Landlord’s Rent Notice. Landlord and Tenant shall than have a period of thirty (30) days within which to meet and negotiate the Fair Rental Value of the Premises. If Landlord and Tenant have not reached written agreement on the Fair Rental Value of the Premises with such thirty (30) day period, within forty-five (45) days after Landlord’s giving of Landlord’s Rent Notice Tenant may deliver to Landlord a written notice (“Appraisal Request”) demanding appraisal of the Fair Rental Value of the Premises in accordance with the provisions of Section 2.3.3 below. If Tenant fails to give the Landlord an Appraisal Request within the time permitted above, Tenant shall be deemed to have withdrawn its exercise of the Extension Option in question.
               2.3.3 If Tenant gives Landlord an Appraisal Request pursuant to Section 2.3.2 of the Lease, the following provisions shall govern the conduct of an appraisal of the Fair Rental Value of the Premises:
                    2.3.3.1 Within twenty (20) days after the delivery to Landlord of the Appraisal Request, each party, at its cost and by giving written notice to the other party, shall appoint an MAI real estate appraiser in accordance with the provisions of Section 2.3.3.4 hereof, to appraise and determine the Fair Rental Value of the Premises. If a party does not appoint an appraiser within twenty (20) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the Fair Rental Value of the Premises.
                    2.3.3.2 If two appraisers are chosen, the appraisers shall meet within thirty (30) days after the second appraiser is appointed, and, if within ten (10) days after such first meeting the two appraisers are unable to agree upon a determination of Fair Rental Value of the Premises, they shall appoint a third appraiser, with similar qualifications. The appraisers shall immediately notify Landlord and Tenant in writing of their selection. If they are unable to agree upon a third appraiser within ten (10) days or, if the appraisers do not meet within said period, the third appraiser shall be selected by Landlord and Tenant. If Landlord and Tenant cannot agree upon the third appraiser within a further period of ten (10) days, then either party, on behalf of both, may apply to the presiding judge of the Superior Court for the county in which the Premises is located for the selection of a third appraiser, who meets the qualifications stated in Section 2.3.3.4. Each of the parties shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser’s fees. The third appraiser, however selected, shall be a person who has not previously acted for either party.

                    2.3.3.3 Within thirty (30) days after the selection of the third appraiser, the appraisers shall meet and determine the Fair Rental Value of the Premises. If a majority of the appraisers are unable to so determine the Fair Rental Value of the Premises within said thirty (30) day period of time, the three appraisals shall be added together, and their total shall be divided by three. The resulting quotient shall be the Fair Rental Value of the Premises, provided that if the low appraisal is more than ten percent (10%) lower than the middle appraisal or the high appraisal is more than ten percent (10%) higher than the middle appraisal, the lower appraisal and/or the higher appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and the total divided by two. The resulting quotient shall be the Fair Rental Value of the Premises.
                    2.3.3.4 All appraisers selected pursuant to this paragraph shall be MAI real estate appraisers familiar with the Fair Rental Value of comparable space in the same area as the area where the Premises is located and shall have at least five years experience as a commercial real estate appraiser in the area where the Premises is located.
               2.3.4 In no event shall the Base Rent for any period of an Extended Term be less than the monthly Base Rent charged during the last month of the initial term of the Lease or the last month of the preceding Extended Term, as the case may be. Upon determination of the monthly Base Rent for an Extended Term in accordance with the provisions outlined above, Landlord and Tenant shall immediately execute a letter acknowledging the revised Base Rent, provided that the failure by Landlord or Tenant to execute the letter shall not affect the determination of the monthly Base Rent. Such new lease agreement or amendment, as the case may be, shall set forth among other things, the monthly Base Rent for such Extended Term, including periodic rent adjustments, and the actual commencement date and expiration date of such Extended Term. Tenant shall have no other right to extend the term of the Lease unless Landlord and Tenant otherwise agree in writing.
          2.4 Premises As-Is During Extended Term. If Tenant timely and properly exercises an extension Option in strict accordance with the terms contained herein; (1) Tenant shall accept the Premises in its then “As-Is” condition, subject to the terms of this Lease, and, accordingly, Landlord shall not be required to perform any improvements to the Premises not otherwise required by this Lease; and (2) Tenant hereby agrees that it will be solely responsible for any and all brokerage commissions and finder’s fees payable to any broker now or hereafter procured or hired by Tenant or who otherwise claims a commission based on any act or statement of Tenant (“Tenant’s Broker”) in connection with the Extension Option; and Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant’s Broker.
          2.5 Options Personal. The Extension Option(s) are personal to the original Tenant named in the Basic Lease Information and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease; provided, however, the original Tenant and any Affiliate (as defined in Section 14.8 of the Lease, as amended by this Amendment) or Transferee resulting from a Transfer that has been consented to by Landlord pursuant to Section 14 of the Lease as amended by this Amendment), shall have the right to transfer any unexercised Extension Option to an Affiliate or to a Transferee resulting from a Transfer that has been consented to by Landlord pursuant to Section 14 of the Lease as amended by this Amendment. At Landlord’s option, all rights of Tenant under the Extension Option(s) shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (i) Tenant is in default of any provision of the Lease at the time of an attempted option exercise; and/or (ii) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises in violation of the provisions of this Lease; and/or (iii) Tenant has failed to properly exercise this Extension Option in a timely manner in strict accordance with the provisions of this Amendment; and/or (iv) the Lease has been earlier terminated.
          2.6 Time Of Essence. TIME IS OF THE ESSENCE WITH RESPECT TO EACH AND EVERY PROVISION OF THIS SECTION 2.
     3. Rent. Monthly Base Rent for the Premises shall be paid in accordance with the provisions of the Lease through October 31, 2010. For the period commencing on November 1, 2010 and ending on the Expiration Date Monthly Base Rent shall be as set forth below:

Time Period	Monthly Base Rent
Nov. 1, 2010 through July 29, 2011	51,472 per sq. ft.@ $2.18971 per sq. ft. = $112,708.75
August 30, 2011 though July 29, 2012	51,472 per sq. ft.@ $2.2773 per sq. ft. = $117,217.19
August 30, 2012 through July 29, 2013	51,472 per sq. ft.@ $2.36839 per sq. ft. = $121,905.77
August 30, 2013 through July 29, 2014	51,472 per sq. ft.@ $2.46313 per sq. ft. = $126,782.23
August 30, 2014 through July 29, 2015	51,472 per sq. ft.@ $2.56165 per sq. ft. = $131,853.25
August 30, 2015 through July 29, 2016	51,472 per sq. ft.@ $2.66412 per sq. ft. = $137,127.58
August 30, 2016 through July 29, 2017	51,472 per sq. ft.@ $2.77068 per sq. ft. = $142,612.44
     4. [INTENTIONALLY OMITTED.].
     5. Premises; Building. The term “Premises” shall mean and include the existing Premises and the approximately 10,000 square foot addition to the Building being constructed by Tenant, therefore, the total rentable area of the Premises shall be 51,472 square feet. The total area of the Building is agreed to be 105,603 square feet.
     6. Parking. The number of parking spaces available for the use of Tenant shall be reduced from one hundred fifty five (155) to eighty (80) non-exclusive and non-designated parking spaces.
     7. Lease Collateral. Section 4 of the Lease is hereby deleted, and the following is substituted therefor and wherever in the Lease the term “Security Deposit” is used it shall be deemed to have been replaced with the words “Lease Collateral”:

     “4. Lease Collateral.
     4.1 Tenant has previously delivered to Landlord Lease Collateral in the sum of Fifty Thousand One Hundred Seventy Four Dollars ($50,174.00). If Tenant is in default under this Lease beyond the period provided herein for the cure of such default, if any, Landlord may, but without obligation to do so, draw on the Lease Collateral held by the Landlord in such order as the Landlord may elect in. Landlord’s sole discretion and in such amount as is sufficient, in Landlord’s reasonable belief, to remedy any default of Tenant hereunder or to compensate Landlord for all damages sustained by Landlord in connection therewith. Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Lease Collateral so applied or used to replenish the amount of the Lease Collateral held to increase such collateral to the amount initially deposited with Landlord.
     4.2 If Landlord’s lender so requires, the Lease Collateral may be transferred to or pledged by Landlord to such lender. To the extent of Tenant’s right, if any, to have all or any portion of the Lease Collateral that is then unapplied returned to Tenant at the time and in the amounts required by this Lease or by law, Tenant hereby grants to Landlord a security interest in Tenant’s reversionary interest in the portion of the Lease Collateral that Landlord has not applied toward the remedy of a Tenant Default, and Landlord shall be entitled to perfect such security interest in accordance with the California Commercial Code or other applicable law. Subject to Landlord’s rights as the holder of a security interest as provided herein, at the expiration or earlier termination of the Lease, then Landlord shall return the Lease Collateral (or so much thereof as remains unapplied by Landlord) to Tenant within three weeks following the expiration or earlier termination of the Lease; provided, however, if, at the expiration or earlier termination of the Lease, (i) there remains any obligation of Tenant that has not been fulfilled and (ii) the amount of funds necessary for Landlord to fulfill such obligation on Tenant’s behalf is uncertain, then that portion of the Lease Collateral as Landlord shall reasonably determine is necessary to protect Landlord shall be held by Landlord as security for past, present or future damages that Landlord may suffer by virtue of Tenant’s default under the Lease, and Landlord shall have the right to use all or any portion of the proceeds thereof to cure any and all defaults or to compensate Landlord for all damages sustained by Landlord in connection therewith. Subject to the other provisions of this Section, Tenant waives all rights under California Civil Code Section 1950.7, or any successor statute, to require the return of any of the Lease Collateral.
     4.3 No trust relationship is created herein between Landlord and Tenant with respect to the Lease Collateral or its proceeds. In no event or circumstance shall Tenant have the right to any use the Lease Collateral or its proceeds as a credit or to otherwise offset any payments required hereunder.
     8. Approval of Tenant’s Remodel Plans. Landlord hereby acknowledges that it has previously approved the Tenant’s plans and specifications for Alterations to the Premises and construction of the addition to the Building (the “Remodel”).
     9. Maintenance by Landlord. Section 11.2 of the Lease is hereby modified by deleting therefrom the words beginning in line 4:

“the roof and roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings), in which event Tenant shall pay all costs relating to the presence of such additional equipment”
and by deleting the words beginning in line 7 “any rail spur and rail crossing”.
     10. Tenant’s Maintenance and Repair Obligations. Notwithstanding any provision of the Lease to the contrary, in addition to Tenant’s other maintenance and repair obligations, Tenant, not Landlord, at its sole cost and expense without reimbursement from Landlord, shall (i) keep in good repair (including replacement as necessary) the structural portions of the floors, foundations and exterior perimeter walls of the Building and (ii) repair and/or replace as necessary roof membrane and the structural portions of the roof of the Building. Except as expressly permitted by Section 15 of this Amendment, prior to removing, demolishing or materially altering the Premises, Tenant shall first obtain Landlord’s consent thereto, which Landlord’s consent shall not be unreasonably withheld or delayed. Tenant acknowledges that it will be reasonable for the Landlord to withhold its consent to such removal, demolition, or alteration if the consent of Landlord’s Lender (as defined in Section 30.3) thereto is required by the documents governing their relationship and such Lender has not provided such consent. Landlord shall use reasonable efforts to obtain such consent from the Landlord’s Lender, but at no expense to Landlord.
     11. Tenant’s Building Remodel. Any and all damage to any portion of the Park, including without limitation damage to the Common Area, resulting from Tenant’s Remodel of the Building, including, without limitation, the addition of the Additional Area, shall be the liability of Tenant, and Landlord shall have all the rights with respect thereto as provided in Section 11.2 of the Lease.
     12. Permitted Use. Tenant may use the Premises for biotech wet lab research and manufacturing, office use and warehousing, but only to the extent permitted by the City of Hayward and all agencies and governmental authorities having jurisdiction thereof.
     13. Operating Expenses.
13.1	Clause (v) of Section 6.1.1 of the Lease is hereby modified to read as follows:

(v) a property management fee in the amount of three percent (3%) of the Base Rent, in lieu of all other costs of accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees, whether located on the Project or off-site, payroll taxes and legal and accounting costs and fees, incurred in connection with the operation and management of the Project, and all fees, licenses and permits related to the ownership and operation of the Project.

13.2	The following is added as clause (xiii) of Section 6.1.1 of the Lease:

(xiii) the premium cost of pollution insurance for the Park carried by Landlord.

     14. Operating Expense Exclusions. Notwithstanding anything to the contrary in Section 6.1 of the Lease, Tenant shall have no obligation to pay directly or reimburse Landlord for any of the following except to the extent such costs or expenses are incurred by Landlord as the result of the negligent or wrongful acts or omissions of Tenant, in which event Tenant shall pay 100% of such cost or expense incurred as the result of the negligent or wrongful acts or omissions of Tenant:
(i) any costs for Landlord’s general administrative expenses, management of the Project, time spent by Landlord or any of Landlord Parties, other than the property management fee specified in Section 6.1.1 of the Lease, (ii) costs incurred by Landlord in connection with the negotiation, performance or non-performance of any lease of the Project, (iii) any costs arising from Landlord’s default under this Lease or Landlord’s violation of Law or any Recorded Matter or the gross negligence or willful misconduct of Landlord or the individual partners, members, directors, officers, shareholders, agents or employees of Landlord, including without limitation, any property management company of Landlord; (iv) any capital improvement or repair cost incurred to reduce Operating Expenses to the extent such cost exceeds the Operating Expense reduction attributable thereto or to the extent such improvement or repair cost exceeds the amortized portion thereof permitted to be included in Operating Expenses pursuant to Section 6.1.1 of the Lease; (v) costs occasioned by the breach of lease or violation of Law by any occupant of the Project or their respective agents, employees, members, officers, directors, invitees or contractors; (vi) costs arising as a consequence of landlord’s gross negligence, willful misconduct, violation of Law not attributable to Tenant or any other tenant of the Project; (vii) any Tax Expense, which shall be governed by Section 6.2 of the Lease; and (viii) that portion of Landlord’s premiums for earthquake (DIC) insurance that exceeds the product of (a) 3 and (b) an amount equal to the first year’s earthquake (DIC) insurance premium (adjusted annually on the policy anniversary date by the increase, if any, in the Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, San Francisco-Oakland-San Jose (1982-84=100); and (ix) the premium cost of pollution insurance described in Section 6.1 of the Lease (as amended by this First Amendment) to the extent such premium exceeds the product of (a) 3 and (b) an amount equal to the first year’s pollution insurance premium [adjusted annually on the policy anniversary date by the increase, if any, in the Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, San-Francisco-Oakland-San Jose (1982-84=100)]; (x) the costs of repair or other work necessitated by the exercise of the power of eminent domain or by v h e of any casualty, except that deductible amounts under any policy of insurance to the extent relating to the Common Areas and/or Facilities located thereon shall not be excluded and shall be treated as an Operating Expense.
     15. Alterations. Notwithstanding anything to the contrary in Section 10.1 of the Lease, Landlord’s consent shall not be required for any of the following Alteration (but Landlord may require the removal thereof upon the expiration or earlier termination of this Lease): Alterations that (i) do not adversely affect the Building systems, the structural integrity of the Premises or the Building and (ii) that cost less than Fifty Thousand Dollars ($50,000) per Alteration or series of related Alterations. Except as expressly permitted by Section 15 of this Amendment, prior to removing, demolishing or materially altering the Premises, Tenant shall first obtain Landlord’s consent thereto, which Landlord’s consent shall not be unreasonably withheld or delayed. Tenant acknowledges that it will be reasonable for the Landlord to withhold its consent to such removal, demolition, or alteration if the consent of Landlord’s Lender (as defined in Section 30.3) thereto is required by the documents governing their relationship and such Lender has not provided such consent. Landlord shall use reasonable efforts to obtain such consent from the Landlord’s Lender, but at no expense to Landlord.
     16. Surrender of Premises & Ownership of Alterations and Improvements. Section 10.2 of the Lease is hereby deleted, and the following is substituted therefor:
     “10.2 Surrender of Premises
(a)	As used in this Section 102 the following definitions shall apply:

(i) “Tenant’s Property” shall mean and refer to the Tenant Improvements and any and all signs or signage, equipment, trade fixtures, computer wiring and cabling, furnishings, inventories, goods, furniture, fixtures, alterations, modifications and other items of construction and property installed in the Premises or on the Lot at the expense of Tenant.

(ii) “Required Surrender Improvements” shall mean only those items of Tenant’s Property that Tenant elects to install in or about the Premises at Tenant’s expense that are described on Exhibit B hereto and such Alterations thereto of the type described in said Exhibit B as are permitted by this Lease.

(iii) “Optional Surrender Improvements” shall mean all of the Tenant’s Property, or subsequent Alterations thereto, other than (i) the Required Surrender Improvements, (ii) the Required Removal Improvements and (iii) those improvements to the Premises after the date of this First Amendment (but not including the Remodel) made by Tenant following a written request to Landlord for consent thereto stating that Tenant requests Landlord’s consent not to be obligated to remove such improvements at the expiration or earlier termination of the Lease and to which request Landlord did not state in writing that Tenant is obligated to remove at the expiration or the earlier termination of this Lease.

(iv) “Required Removal Improvements’’ shall mean the aggregate of (i) any Tenant’s Property that is or becomes contaminated with Tenant’s Hazardous Material(s), (ii) any and all signs and signage, and (iii) those Alterations to the Premises made by Tenant following a written request to Landlord for consent thereto stating that Tenant requests Landlord’s consent not to be obligated to remove such Alterations at the expiration or earlier termination of the Lease and to which request Landlord stated in writing that Tenant is obligated to remove the refaced Alterations at the expiration or the earlier termination of this Lease.

(v) “Tenant’s Hazardous Materials” shall mean Hazardous Materials spilled or released by Tenant or Tenant’s Representatives or whose presence on or about the Project or Adjacent Park is the result of acts of Tenant or Tenant’s Representatives.

(b)	At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender to Landlord (i) the Premises, (ii) those of the Optional Surrender Improvements that Tenant elects to surrender, and (iii) the Required Surrender Improvements, all of which shall be (a) in good condition and repair (damage by acts of God, casualty, and normal wear and tear excepted), but with all interior walls cleaned, any carpets cleaned, all floors cleaned and waxed, all non-working light bulbs and ballasts replaced and all roll-up doors and plumbing fixtures in good condition and working order, and (b) in compliance with the provisions of Section 27 of the Lease. Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. The provisions of this Section shall survive the expiration or earlier termination of the Lease.

(c)	On or before (i) the expiration of the Lease, (ii) the date of termination of the Lease as a consequence of a Tenant default, or (iii) the 90th day following a termination of this Lease prior to its expiration for a reason other than as a consequence of Tenant’s default but subject to Tenant’s obligation to pay Rent with respect to the Premises during such 90 day period, Tenant shall remove from the Premises and the other portions of the Project the Required Removal Property, all of Tenant’s Property other than the Required Surrender Improvements and those of the Optional Surrender Improvements that Tenant elects to surrender. Tenant shall repair any damage caused by such removal of Tenant’s property.

d)	Any of Tenant’s Property not so removed by Tenant as required herein may, at Landlord’s election, be deemed abandoned and may be stored, removed, transported (under manifest using Tenant’s name and hazardous materials generator number) and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, Tenant shall remain liable to Landlord for all costs incurred in storing, transporting and disposing of such abandoned property of Tenant. All Required Surrender Improvements and all Optional Surrender Improvements that Tenant elects to surrender (other than the Required Removal Improvements) shall remain in the Premises as the property of Landlord upon the termination of this Lease. If the Premises are not surrendered at the expiration of the Term or earlier termination of this Lease, in accordance with the provisions of this Section 10.2 and Section 27 below, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to the provisions of this Lease) until the Premises are so surrendered in accordance with said provisions. Tenant shall indemnify, defend and hold the Indemnitees (as defined in Section 13 of the Lease) harmless from and against any and all damages, expenses, costs, losses or liabilities arising from any delay by Tenant in so surrendering the Premises including, without limitation, any damages, expenses, costs, losses or liabilities arising from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses and damages suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

(e)	During the term of this Lease, Tenant’s Property shall at all times be owned by Tenant, and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Landlord shall have no lien or other interest whatsoever in any such item of Tenant’s Property during the Lease Term, and, except as expressly set forth in this Section 10 to the contrary, Landlord hereby waives all liens and interests in Tenant’s Property and shall have no right to require surrender of any Tenant’s Property. Within ten (10) days following Tenant’s request, Landlord shall execute documents in form reasonably acceptable to Tenant and Landlord evidencing Landlord’s waiver of any right, title, lien or interest in such property of Tenant located in the Premises other than the rights of Landlord set forth in this Section 10. If Landlord incurs any cost or expense, including the cost of Landlord’s employees, in connection with obtaining the consent of Landlord’s lender to any requirement of Tenant in connection with Tenant’s Property or Tenant’s Property, Tenant shall pay Landlord, as Additional Rent, for such cost or expense within ten (10) days after Landlord notifies Tenant of the amounts due.”
     17. Common Area Maintenance by Landlord. Subject to the provisions of Sections 11.1, 12.5, 25 and 26 of this Lease (as the same are amended) and subject to Landlord’s right to receive reimbursement therefor as provided in this Lease, Landlord agrees to repair and maintain the Common Areas in good condition and repair (ordinary wear and tear excepted).
     18. Assignment and Subletting.
          18.1 The following provisions are deleted from Section 14 of the Lease: (i) the 3rd sentence from the end of Section 14.4 (relating to assignment of options and first rights); and (ii) Section 14.5 (Recapture) and all references thereto in Section 14.
          18.2 Section 14.6 (Transfer Premium) is entirely replaced with the following:
“(a)	If Landlord consents to a Transfer, as a condition thereto which the Tenant hereby agrees is reasonable, Tenant shall pay to Landlord, as Additional Rent fifty percent (50%) of any ‘Transfer Premium”. The term “Transfer Premium” shall mean the lesser of (i) the amount by which (a) the “fair market rental value” of the affected Premises (or so much thereof as is transferred) exceeds (b) the sum of (x) and (y) where (x) equals the Rent (or pro rata portion of the Rent for any partial Transfer) reserved in this Lease for such space and (y) equals the aggregate of any brokerage commissions and attorneys’ fees incurred by Tenant in obtaining and negotiating the Transfer or (ii) the amount by which (a) all rent, additional rent and other consideration payable and received by the Tenant from such Transferee to Tenant with respect to the transfer of this Lease and the Premises either initially or over the term of the Transfer exceeds (b) the sum of (x) and (y) where (x) equals the Rent (or pro rata portion of the Rent) reserved in this Lease for such space and (y) equals the aggregate of any brokerage commissions and attorneys’ fees incurred by Tenant in obtaining and negotiating the Transfer, and the cost incurred by Tenant in performing its obligations for the benefit of the Transferee under the terms of the Transfer Document(s). As used herein “fair market rental value” of the affected Premises means the Fair Rental Value [hereafter defined in Section 14.6(b)] of the aggregate of (x) the Building Shell and (y) $1,250,000 in improvements, adjusted annually on each anniversary of the date of this First Amendment (each an “Adjustment Date”) by multiplying $1,250,000 by the CPI Fraction (defined below) (without regard to (i) the consideration actually paid by the Transferee or (ii) the value of any Tenant’s Property involved in the Transfer), as determined by the agreement of the parties, or if the parties cannot agree within ten (10) days following the demand by either party for agreement, by an appraisal conducted in the manner described in Section 14.6(b) below. Notwithstanding the foregoing, if the Transfer Premium is not determined prior to the time that Landlord’s response to Tenant’s request for consent to the transfer is required to be delivered hereunder, then, if the other conditions to Landlord’s consent set forth herein are met, Landlord shall provide its consent, and thereafter the Transfer Premium shall be determined in accordance with this Section. For purposes of this Section 14.6, the term “CPI Fraction” shall mean a fraction the numerator of which is the Bureau of Labor Statistics, Consumer Price Index — All Urban Consumers, All items index for San Francisco-Oakland-San Jose, CA (1982-84=100) (“Index”) for the month most immediately preceding an Adjustment Date and the denominator of which is the Index for the month immediately preceding the date of this Amendment. If the Index is changed so that the base year differs from that in effect on the date the Lease Term commences the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term of the Lease, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would have been obtained if the Index had not been discontinued or revised.

(b)	If Tenant gives Landlord an Appraisal Request pursuant to Section 14.6 (a) of the Lease, the following provisions shall govern the conduct of an appraisal of the fair market rental value of the Affected Premises (“Fair Rental Value”):

(i) Within twenty (20) days after the delivery to Landlord of the Appraisal Request, each party, at its cost and by giving written notice to the other party, shall appoint an MAI real estate appraiser in accordance with the provisions of Section (iv) below, to appraise and determine the Fair Rental Value. If a party does not appoint an appraiser within twenty (20) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the Fair Rental Value.

(ii) If two appraisers are chosen, the appraisers shall meet within thirty (30) days after the second appraiser is appointed, and, if within ten (10) days after such first meeting the two appraisers are unable to agree upon a determination of Fair Rental Value, they shall appoint a third appraiser, with similar qualifications. The appraisers shall immediately notify Landlord and Tenant in writing of their selection. If they are unable to agree upon a third appraiser within ten (10) days or, if the appraisers do not meet within said period, the third appraiser shall be selected by Landlord and Tenant. If Landlord and Tenant cannot agree upon the third appraiser within a further period of ten (10) days, then either party, on behalf of both, may apply to the presiding judge of the Superior Court for the county in which the Premises is located for the selection of a third appraiser, who meets the qualifications stated in Section (iv) below. Each of the parties shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser’s fees. The third appraiser, however selected, shall be a person who has not previously acted for either Party.

(iii) Within thirty (30) days after the selection of the third appraiser, the appraisers shall meet and determine the Fair Rental Value. If a majority of the appraisers are unable to so determine the Fair Rental Value within said thirty (30) day period of time, the three appraisals shall be added together, and their total shall be divided by three. The resulting quotient shall be the Fair Rental Value, provided that if the low appraisal is more than ten percent (10%) lower than the middle appraisal or the high appraisal is more than ten percent (10%) higher than the middle appraisal, the lower appraisal and/or the higher appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and the total divided by two. The resulting quotient shall be the Fair Rental Value.

(iv) All appraisers selected pursuant to this paragraph shall be MAI real estate appraisers familiar with the Fair Rental Value of comparable space in the same area as the area where the Premises is located and shall have at least five years experience as a commercial real estate appraiser in the area where the Premises is located.”
     19. Affiliated Companies. Section 14.8 of the Lease (Affiliated Company Restructuring) is hereby deleted, and the following is substituted therefor:
          “14.8 Affiliated Companies/Restructuring of Business Organization:
     (a) Notwithstanding anything to the contrary in this Section 14.8, the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under the common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets of Tenant, or (iv) any entity into which Tenant is merged or that is merged into Tenant or consolidated (all such persons or entities described in clauses (i), (ii), (i) and (iv) being sometimes herein referred to as “Affiliates”) shall not be deemed a Transfer under this Section 16 (hence, the aforesaid events shall not be subject to obtaining Landlord’s prior consent), and Landlord shall not have any right to receive any Transfer Premium in connection therewith, provided in all instances that:

     (b) Tenant shall have delivered to Landlord all the same information as is required by Section 16.2 with respect to a Transfer that requires Landlord’s consent;
     (c) any such mate was not formed as a subterfuge to avoid the obligations of this Section 16;
     (d) Tenant shall give Landlord prior notice of any such assignment or sublease to an Affiliate;
     (e) the successor of Tenant has as of the effective date of any such assignment or sublease, a tangible net worth and net assets, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease (in the case of an assignment) or to meet the obligations of the subtenant under the sublease (in the case of a sublease);
     (f) any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee (i.e. any such Affiliate), other than in the case of an Affiliate resulting from a merger or consolidation as described in Section 16.7(iv) above, shall assume and any sublessee shall agree to be bound by, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and
     (g) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease, except in the case of an Affiliate resulting from the acquisition of all or substantially all of the assets of Tenant described in Section 16.7(iii) or from a merger or consolidation as described in Section 16.7(iv) above.”
     20. Subordination. The following shall be added to the end of the first sentence of Section 15 of the Lease; and shall be applicable except with respect to Landlord’s Lender “ . . . provided, however, Landlord’s Lender shall agree in writing to recognize the rights of the Tenant under this Lease and shall not to terminate this Lease so long as Tenant is not in default under this Lease beyond the period provided for the cure of such default, if any.
     21. Waiver Of Right Of Redemption. Notwithstanding anything to the contrary in Section 19.2 of the Lease, Cell Genesys, Inc. (and, if Cell Genesys, Inc. has not exercised such right, any Affiliate receiving an assignment of the Lease in accordance with Section 14 of this Lease, but not anyone else claiming by and under Cell Genesys, Inc, or an Affiliate), shall have, on one occasion during the Term of this Lease, the right to seek relief from forfeiture under California Code of Civil Procedure (CCP) Sections 1174 and 1179 (or any successor substitute, or similar statute); provided that, in addition to the requirements of CCP Sections 1174 and 1179, Cell Genesys, Inc. provides to the Court reasonable assurances of future timely performance of all of its obligations under the Lease. Notwithstanding any provision of this Lease to the contrary, including without limitation the provisions of this Section 21, this Section 21 shall be of no force or effect with respect to (i) Landlord’s Lender; or (ii) any purchaser at a foreclosure sale or deed in lieu thereof.
     22. Insurance By Tenant. Section 12.1 of the Original Lease is hereby deleted in its entirety and replaced with the following:
     “12.1 Types of Insurance: Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant’s sole cost and expense, for the protection of Tenant and Landlord, and, in the case of the coverages identified in Sections 12.l(a) and 12.l(b), if their name(s) have been given to Tenant in writing as an additional insured for the policy in question, each of Landlord’s property management company or agent, and Landlord’s Lender(s) having a lien against the Premises or any other portion of the Project, as their interests may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Landlord and its lender which afford the coverages described below in this Section 12.1. Tenant shall not pledge or otherwise encumber its right to the proceeds of insurance that Tenant is required to carry pursuant to this Lease. If Tenant has other locations which it owns or leases, Tenant shall not combine the Property Insurance required of Tenant hereunder with the Property Insurance for such other locations. Tenant shall have the right to provide any other insurance coverage which it is obligated to carry pursuant to the term of this base under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises in the amounts and types required by this Lease. Any such policy covering both the Premises and such other locations shall include an aggregate limit per location endorsement.
          (a) Coverage equal to or greater than that afforded by a commercial general liability insurance policy (claims made form) providing coverage of not less than Five Million Dollars ($5,000,000) in the aggregate limit (including all excess/umbrella insurance) against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant’s and Tenant’s Representatives’ use or occupancy of the Premises and including coverage for the contractual liability of Tenant under this Lease, fire damage, premises liability, personal injury and completed operations (“Liability Insurance”); and
          (b) Coverage, in an amount equal to the full replacement value of the Required Surrender Improvements (other than the Building Shell) as the same may exist from time to time without deduction for depreciation (all such insurance described in this Section 12.1(b) is hereafter referred to as “Property Insurance”) for loss or damage thereto from (a) all perils included within the classification of fire, extended coverage, vandalism, malicious mischief; all “special form” or “all risk” perils (as such terms are used in the insurance industry), (b) if the Premises is in a flood plain, flood insurance, and (c) earthquake insurance, for so long as the premium for earthquake insurance do not exceed the total of (i) three (3) times an amount equal to the first year’s earthquake (DIC) insurance premium (adjusted annually on the policy anniversary date by the increase, if any, in the Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, San Francisco-Oakland-San Jose (1982-84=100) and (ii) any amount that Landlord may elect, but shall not be obligated, to contribute to the payment of such premiums.

          (c) Worker’s compensation and employer’s liability insurance as required by law,
          (d) Comprehensive automobile liability insurance with a combined single limit of at least $1,000,000 per occurrence for claims arising out of any company owned automobiles;
          (e) Property Insurance covering Tenant for damage to or loss of any of Tenant’s Property (other than the Required Surrender Improvements) located in, on or about the Premises,
          (f) Coverage for business interruption of Tenant;
          (g) If the property of any of Tenant’s invitees, vendors or customers is to be kept in the Premises, warehouser’s legal liability or bailee customers insurance for the full replacement cost of the property belonging to such parties and located in the Premises; and
          (h) [Intentionally Omitted]
          (i) Such other insurance, or higher limits of liability, as is then customarily required for similar types of buildings used for uses like or similar to that of Tenant within the general vicinity of the Project or as may be reasonably required by any of Landlord’s lenders.
          (j) Notwithstanding anything to the contrary in Section 12.2, (i) each such policy shall contain a non-imputation endorsement as among the named insureds and any additional insureds or loss payees, and (ii) any deductible amounts under any of the insurance policies required hereunder to be obtained by Tenant may be equal to but shall not exceed (i) Ten Thousand Dollars ($10,000) with respect to the liability policy, (ii) Twenty Five Thousand Dollars ($25,000) with respect to Property Insurance other than earthquake (DIC) insurance, and (iii) with respect to earthquake (DIC) insurance, 15% of the replacement value of the Required Surrender Improvements, or such other deductible amount as is available at commercially reasonable rates.”
     23. Insurance By Landlord. The following shall be added as Section 12.6 of the Original Lease:
     “12.6 Landlord’s Insurance: Subject to Landlord’s right to reimbursement for the cost thereof pursuant to Section 6 of the Lease, Landlord shall obtain and keep in force during the term of this Lease (i) Property Insurance with respect to loss or damage to the Building Shell (as defined in Section 25.2.1 below) and all improvements located in the Common Area naming Landlord and Landlord’s Lender as additional named insured, (ii) a policy of rental loss insurance insuring the Rent payable by the Tenant hereunder for a period of not less than twelve (12) months in the event of any loss covered by the Property Insurance policy.”

     24. Casualty Damage. Section 25 of the Lease is deleted and replaced with the following:
     “25. Casualty Damage.
     25.1. Estimate of Time to Restore.
     25.1.1 Following damage or destruction to the Property, within the sixty (60) day period (“Restoration Estimate Period”) following Tenant’s notice to Landlord of the occurrence of the loss (“Tenant’s Loss Notice”), Landlord’s architect shall give to Landlord and Tenant a reasonable estimate (“Landlord Architect’s Estimate”) of the time required to restore: (i) the Building Shell (as defined in Section 25.2.1) and (ii) the Required Surrender Improvements, excluding from such time estimate the time required to replace any specialty improvements installed in connection with Tenant’s research and development activities in the Premises, including without limitation, laboratory equipment and ancillary building service equipment required because of such research and development activities. If Landlord gives the Landlord Architect’s Estimate to Tenant within the Restoration Estimate Period, then the Landlord Architect’s Estimate shall be the “Architect’s Certificate”, and Section 25.1.2 shall be of no force or effect.
     25.1.2 During the Restoration Estimate Period, Tenant may select an architect to prepare a reasonable estimate of the time required to restore the Building Shell (“Tenant Architect’s Estimate”), and, if (i) the Landlord fails to give Tenant the Landlord Architect’s Estimate within the Restoration Estimate Period and (ii) Tenant gives Landlord the Tenant’s Architect’s Estimate within the Restoration Estimate Period, then the Tenant Architect’s Estimate shall be the “Architect’s Certificate”.
     25.1.3 If within the Restoration Estimate Period (i)Landlord’s Architect fails to give the Landlord Architect’s Estimate and (ii) the Tenant’s Architect fails to give the Tenant Architect’s Estimate, then it shall be deemed that the Landlord Architect’s Estimate was given on such 60th day and shall be deemed to be the “Architect’s Estimate”, and it shall be deemed that the Building Shell and Required Surrender Improvements, subject to the exclusions described in Section 25.1.1 above, can be restored within 365 days after issuance of building permits for such work.

     25.2 Definitions and Termination Rights. As used herein:
     25.2.1 “Building Shell” shall mean that portion of the Building of which the Premises are a part consisting of the items described on Exhibit C hereto.
     25.2.2 “Insured Loss” hall mean damage or destruction to the Building Shell (i) that is actually covered by the Property Insurance or other insurance obtained by Landlord in accordance with Section 12.6 of the Lease and (ii) either
     25.2.2.1 all of the proceeds of such Property Insurance carried or to be carried by Landlord are actually disbursed by the insurer for use by landlord in restoration of the Building Shell, or
     25.2.2.2 if (i) less than all of the proceeds of such Property Insurance are actually disbursed by the insurer for use by Landlord in restoration of the Building Shell or (ii) the Landlord’s lender otherwise prevents the use of the proceeds of such Property Insurance for the restoration of the Building Shell (the amount of proceeds not actually disbursed for restoration being hereinafter referred to as “Insurance Proceeds Reduction Amount”), and,
     (a) not later than ninety (90) days following the date the Tenant’s Loss Notice is given, Landlord elects in writing to deposit an amount equal to the Insurance Proceeds Reduction Amount into an escrow account; or
     (b) not later than ninety (90) days following the date the Tenant’s Loss Notice is given, Landlord elects in writing to provide other reasonable assurance that the Insurance Proceeds Reduction Amount will be made available for restoration of the Building Shell; or
     (c) if Landlord does not elect pursuant to Section 25.2.2.2(a) or (b) to deposit the Insurance Proceeds Reduction Amount or to provide other reasonable assurances, and not later than one hundred twenty (120) days following the date Tenant’s Loss Notice is given, Tenant elects in writing to deposit an amount equal to the Insurance Proceeds Reduction Amount into an escrow account; or
     (d) if Landlord does not elect pursuant to Section 25.2.2.2(a) or (b) to deposit the Insurance Proceeds Reduction Amount or to proved other reasonable assurances, then not later than one hundred twenty (120) days following the date

Tenant’s Loss Notice is given, Tenant elects in writing to provide other reasonable assurance that the Insurance Proceeds Reduction Amount will be made available by Tenant for restoration of the Building Shell.
     25.2.3 “Uninsured Loss” shall mean any damage or destruction to the Building Shell other than an Insured Loss.
     25.2.4 The term “Tenant’s Casualty Loss Termination Right” shall mean the right of Tenant to terminate this Lease if:
     25.2.4.1 there is (i) an Uninsured Loss or (ii) an Insured Loss and the Architect’s Estimate provides that the time required to fully restore the Building Shell and Required Surrender Improvements, subject to the exclusions provided for in Section 25.1.1 above, is reasonably estimated pursuant to Section 25.1 to exceed 365 days after building permits are issued, or
     25.2.4.2 the Building Shell is damaged or destroyed by an Uninsured Loss or an Insured Loss at anytime during the last twelve months of the Lease Term, as the same may be extended from time to time, or
     25.2.4.3 there is an Uninsured Loss and Landlord does not elect to restore the Building Shell pursuant to Section 25.4.2 by the one hundred twentieth (120th) day following the delivery of the Tenant’s Loss Notice.
     25.2.5 The term “Landlord’s Casualty Loss Termination Right” shall mean the right of Landlord to terminate this Lease if (i) there is an Uninsured Loss and (ii) Tenant does not elect, pursuant to Section 25.4.1 to restore the Building Shell.
     25.3 Insured Loss.
     25.3.1 If (i) there is an Insured Loss and (ii) Tenant exercises Tenant’s Casualty Loss Termination Right, then (a) Tenant shall assign to Landlord and Landlord’s lender, as their interests may appear, all of its right, title and interest, if any, in the Property Insurance covering the Building Shell.
     25.3.2 Subject to the other provisions of this Section 25, if at any time during the term of this Lease (i) there is an Insured Loss and (ii) Tenant does not exercise any Tenant’s Casualty Loss Termination Right it may have with respect to an Insured Loss in accordance with this Section 25 then (a) this Lease shall continue in full force and effect, (b) Landlord shall restore the Building Shell, and Tenant shall restore the Required Surrender Improvements and such other Tenant Improvements and other Tenant’s Property as Tenant may elect to restore as soon as reasonably possible;
     25.3.3 In the event of an Insured Loss, subject to first obtaining the agreement of Landlord’s Lender, the proceeds of the Property Insurance for the Building Shell shall be disbursed by the insurer for use as the restoration work progresses in accordance with procedures (comparable to construction loan disbursement procedures) reasonably acceptable to Landlord and any Landlord’s lender named as an additional insured or loss payee with respect to such Property Insurance covering the Building Shell. Any proceeds of Tenant’s insurance attributable to any Tenant’s Property shall be disbursed as Tenant’s insurer and Tenant shall agree; provided, however, Tenant shall use such insurance proceeds and any additional sums that may be required to fulfill any of Tenant’s obligations under this Lease to restore the Required Surrender Improvements.
     25.3.4 If Landlord or Tenant elects to provide any Insurance Proceeds Reduction Amount pursuant to Section 25.2.2.2 then, as the restoration work progresses, such Insurance Proceeds Reduction Amount shall be disbursed in accordance with procedures (comparable to construction loan disbursement procedures) reasonably acceptable to Landlord and Landlord’s lender.
     25.4 Uninsured Loss.
     25.4.1 If (i) there is an Uninsured Loss, (ii) the Architect’s Estimate is given and provides that the Building Shell and the Required Surrender Improvements (subject to the exclusions in Section 25.1.1 above) require 365 days or less to restore after the issuance of building permits and (iii) Landlord does not elect to restore the Building Shell pursuant to Section 25.4.2, then Tenant shall have the right, but not the obligation, to elect to restore the Building Shell by delivery of written notice to Landlord not earlier than one hundred twenty-one (121) days and not later than one hundred thirty-five (135) days following the date Tenant’s Loss Notice is given and, if Tenant elects to restore the Building Shell, (a) the Lease shall continue in full force and effect, and, subject to clause (b) below, Tenant shall diligently undertake such restoration of the Building Shell at its sole cost and without contribution from Landlord and shall diligently pursue such undertaking to completion, (b) subject to Section 25.12 B. below, any available proceeds of the Landlord’s Property Insurance shall be disbursed to the Tenant’s contractors for payment of such portion of the restoration cost as such proceeds may cover in accordance with procedures (comparable to construction loan disbursement procedures) reasonably acceptable to Landlord and any Landlord’s lender named as an additional insured or loss payee with respect to such Property Insurance covering the Building Shell; (c) Tenant shall restore the Required Surrender Improvements, provided, however, that Tenant shall not be obligated to expend more for such restoration of the Required

Surrender Improvements than the proceeds of any Property Insurance with respect to the Required Surrender Improvements that are paid to Tenant or would have been paid to Tenant had Tenant performed its obligations under Section 12.1 and (c) Tenant shall have the right, but not the obligation, to restore any other portion of Tenant’s Property at Tenant’s sole cost and expense without reimbursement from Landlord.
     25.4.2 If there is an Uninsured Loss, Landlord shall have the right, but not the obligation, to elect to restore the Building Shell by giving written notice of such election to Tenant not earlier than ninety-one (91) days and not later than one hundred twenty (120) days after Tenant’s Loss Notice is given, in which event (a) the Lease shall continue in full force and effect, and Landlord shall diligently undertake and complete the restoration of the Building Shell at Landlord’s sole cost and expense without contribution from Tenant, (b) Tenant shall restore the Required Surrender Improvements without contribution from Landlord, provided, however, that Tenant shall not be obligated to expend more for such restoration of the Required Surrender Improvements than the proceeds of any Property Insurance with respect to the Required Surrender Improvements that are paid to Tenant or would have been paid to Tenant had Tenant performed its obligations under Section 12.1, and (c) Tenant shall have the right, but not the obligation, to restore any other portion of Tenant’s Property at Tenant’s sole cost and expense without reimbursement from Landlord.
     25.5 Exercise of Termination Rights.
     25.5.1 Tenant may exercise the Tenant’s Casualty Loss Termination Right by giving Landlord written notice of Tenant’s election to terminate the Lease no earlier than one hundred twenty-one (121) days and no later than one hundred thirty five (135) days after the Tenant’s Loss Notice is given and (ii) upon request by Landlord, executing such documents as may reasonably be required to transfer to Landlord Tenant’s rights in Property Insurance attributable to the Building Shell. Within ninety (90) days after the giving of such notice by Tenant, Tenant shall remove all of Tenant’s Property (other than the Required Surrender Improvements and the Optional Surrender Improvements that Tenant decides not to remove) and shall return possession of the Premises to the Landlord as required by Section 10.2 of the Lease and Section 27 of the Lease and thereupon Landlord shall return to Tenant (i) any prepaid Rent and (ii) subject to all the terms and provisions of Section 4 of the Lease, the Lease Collateral (or so much thereof as has not been applied in accordance with this Lease). Tenant may exercise Tenant’s Casualty Loss Termination Right pursuant to Section 25.2.4 within one hundred fifty (150) days after Tenant’s Loss Notice is given.
     25.5.2 If Landlord is not required pursuant to Section 25.3.2 to restore and does not elect to restore the Building Shell in accordance with

Section 25.4.2 and Tenant does not elect to restore pursuant to Section 25.4.1, then Landlord may exercise the Landlord’s Casualty Loss Termination Right by giving Tenant written notice of Landlord’s election to terminate the Lease not earlier than the one hundred thirty sixth (136th) day following the date Tenant’s Loss Notice is given, and not later than one hundred fifty (150) days following the date Tenant’s Loss Notice is given.
     25.6 Rent Abatement. Following any Landlord Insured Loss, Tenant Insured Loss or Uninsured Loss, the Rent payable hereunder by Tenant shall be abated, such abatement being limited to the extent (a) the Premises are rendered unusable and unfit for occupancy due to any damage or destruction and (b) Tenant is not using or otherwise occupying same for the conduct of its business; provided, however that if Tenant is undertaking the restoration, the maximum amount of such abatement shall be limited to the time that the Premises could be made reasonably useable by Tenant if restoration is pursued by Tenant with reasonable diligence. Notwithstanding any provision of this Lease to the contrary, such abatement shall be limited to the proceeds of rental loss insurance carried or required to be carried by Landlord pursuant to the provisions of the Lease.
     25.7 Waiver: Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant’s Property, resulting in any way from such damage, destruction or the repair thereof, except that, to the extent of proceeds of loss of rents insurance coverage carried by Landlord or required by this Lease to be carried by Landlord, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are actually unusable and unfit for occupancy and Tenant is not using or otherwise occupying same for the conduct of its business as specifically provided above in this Section 25. Except as herein expressly provided to the contrary, Landlord and Tenant hereby waive all rights to terminate this Lease, and Tenant hereby waives any right to offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including but not limited to, all rights pursuant to the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code or any similar statute or common law, as the same may be amended or supplemented from time to time.
     25.8 Survival. The rights and obligations of Landlord and Tenant under this Section 25 shall survive the termination of this Lease.
     25.9 Restoration of Common Area Improvements. To the extent of insurance proceeds of Property Insurance Landlord is required to carry pursuant to Section 12.1 (or, if Landlord should fail to carry such insurance, to the extent of proceeds that would have been available but for Landlord’s failure), and subject to first obtaining the agreement of Landlord’s Lender, Landlord shall promptly and diligently restore any damaged improvements to the Common Areas substantially to the condition existing prior to such damage.

     25.10 Calendar of Restoration Events. Set forth below is a calendar of important dates in the event there is damage or destruction to the Building Shell. In the event of any conflict between the provisions of this Section 25.10 and any other provision of this Section 25, such other provision shall control.

EVENT	DATE
Last day for Landlord’s architect to provide Architect’s Estimate	60 days after Tenant’s Loss Notice

First day for Landlord to elect to provide Insurance Proceeds Reduction Amount or other reasonable assurances pursuant to Section 25.2.2.2 (a) or (b)	Date of Tenant’s Loss Notice

Last day for Landlord to elect to provide Insurance Proceeds Reduction Amount or other reasonable assurances pursuant to Section 25.2.2.2 (a) or (b)	90 days after Tenant’s Loss Notice

First day for Tenant to elect to provide Insurance Proceeds Reduction Amount pursuant to Section 25.2.2.2.2 (c) or (d)	91 days after Tenant’s Loss Notice

Last day for Tenant to elect to provide Insurance Proceeds Reduction Amount pursuant to Section 25.2.2.2.2 (c) or (d)	120 days after Tenant’s Loss Notice

First day for Landlord to elect to restore Building Shell pursuant to Section 25.4.2	91 days after Tenant’s Loss Notice

Last day for Landlord to elect to restore the Building Shell pursuant to Section 25.4.2	120 days after Tenant’s Loss Notice

First day for Tenant to elect to restore pursuant to Section 25.4.1 or to exercise a Tenant’s Casualty Loss Termination Right pursuant to Section 25.5.2	121 days after Tenant’s Loss Notice

Last day for Tenant to elect to restore pursuant to Section 25.4.1 or to exercise a Tenant’s Casualty Loss Termination Right pursuant to Section 25.5.2	135 days after Tenant’s Loss Notice

First day for Landlord to exercise Landlord’s Casualty Loss Termination Right pursuant to Section 25.5.1	136 days after Tenant’s Loss Notice

Last day for Landlord to exercise Landlord’s Casualty Loss Termination Right pursuant to Section 25.5.1	150 days after Tenant’s Loss Notice
     25.11 Deductible Amounts. In the event of damage or destruction to the Building in which the Premises are located, Tenant shall be responsible for and shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of deductible amounts under any policy of insurance obtained by Landlord or Tenant covering such damage or destruction if the proceeds thereof are used to repair the Premises as contemplated in this Section 25.

     25.12 Lender Requirements.
     A. Notwithstanding any provision of Section 25 to the contrary, in the event any Landlord’s Lender so requires, Landlord shall have the right to fulfill Tenant’s insurance obligations pursuant to Section 12 of this Lease, as amended and, unless this Lease is terminated by Tenant in accordance with the foregoing, to restore such damage using the proceeds of insurance. Tenant shall pay to Landlord (i) Landlord’s premium for such insurance and (ii) any deductible portion of any Insured Loss up to an amount approved in writing by the Tenant at the time the insurance is obtained.
     B. The right of Landlord to apply the proceeds of the casualty insurance carried by Landlord with respect to the Premises to the restoration of the Premises shall be subject to all rights of Landlords’ Lender under its deed of trust or mortgage.
     25. Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other and against their respective employees, officers, directors, members, tenants, subtenants and assigns, for any loss of, or damage to, either parties’ property to the extent that such loss or damage is a loss covered by an insurance policy in effect at the time of such loss or damage (or would have been a loss covered by an insurance policy required to be in effect but not actually in effect).
     26. Hazardous Materials. Notwithstanding anything to the contrary in Section 27 of the Lease, Tenant shall have no obligations to pay directly, perform, indemnify, or reimburse Landlord for any costs incurred to investigate, remove, remediate, insure against, dispose of, or otherwise respond to the presence of any Hazardous Material on or about the Premises or the Park, except as follows:
          (i) Tenant shall perform its obligations under Section 27 of the Lease with respect to any Hazardous Material brought on or about the Premises by Tenant, its employees, representatives, agents, invitees, licensees, subtenants, or contractors;
          (ii) Tenant shall pay its prorata share of the costs of moving or otherwise remediating Hazardous Materials brought on or about the Common Areas by any person or entity (other than Tenant or any other occupant of the Park, and their respective agents, officers, directors, members, employees, and contractors) whose identity is unknown that, during the Lease Term, deposits upon the Park any Hazardous Material(s), which are not covered by pollution insurance carried by the Landlord; and
          (iii) Tenant shall reimburse Landlord for Tenant’s prorata share of the Landlord’s premiums for pollution coverage insurance for the Park to the extent such premium does not exceed the product of (a) 3 and (b) an amount equal to the pollution insurance premium incurred by the Landlord during the one year period following this date of this Amendment [adjusted annually on the policy anniversary date by the increase, if any, in the Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, San Francisco-Oakland-San Jose (1982-84=100)].

     27. Exculpation of Landlord. Notwithstanding anything to the contrary in the Lease, Tenant shall not indemnify, hold harmless, reimburse, or waive any claim against, Landlord with respect to the active gross negligence or willful misconduct of Landlord or its agents, members, officers, directors, contractors or representatives or any breach by Landlord of its obligations under this Lease.
     28. Recordation. Tenant and Landlord shall execute and deliver a short form memorandum of this Lease which Tenant may record in the Official Records of Alameda County, California. Concurrently with Tenant’s execution and delivery of such memorandum, Tenant shall execute in recordable form a quitclaim deed which shall be delivered to Landlord’s legal counsel, the recordation of which shall not take place prior to the expiration or earlier termination of this Lease. Upon the expiration or earlier termination of this Lease, within ten (10) days of Landlord’s written request, Tenant shall deliver to Landlord a replacement quitclaim deed in recordable form confirming Tenant’s relinquishment of all of Tenant’s right, title and interest in and to the Project.
     29. Lease in Full Force. Except as modified by this First Amendment, the Lease remains in full force and effect.
[Remainder of page intentionally left blank]

     30. Contingent on Lender’s Consent.
          30.1 This First Amendment shall be of no force or effect unless, within sixty (60) days after the date this First Amendment is executed by Landlord and Tenant, Landlord obtains the consent of the Landlord’s Lender defined in clause (i) of Section 30.3 below.
          30.2 Landlord agrees to submit this First Amendment to such Landlord’s Lender and to inform such holder that Landlord requests such Landlord’s Lender’s consent to the entry into this First Amendment. Tenant shall pay all costs incurred by Landlord in obtaining the consent of Landlord’s Lender, including without limitation, attorneys’ fees, title insurance premiums, fees for plans and surveys, fees of consultants hired by such holder and appraisal fees.
          30.3 The term “Landlord’s Lender” as used herein shall mean (i) Wells Fargo Bank Minnesota, as Trustee for the Registered Holders of First Union National Bank — Bank of America, N.A., Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C1, its successors and assigns and (ii) a lender that refinances the loan referred to in clause (i) of this Section 30.3.
          30.4 By execution of this First Amendment, Tenant acknowledges and confirms that (i) the provisions of the Lease benefiting the Indemnitees (as defined in the Lease), including without limitation the provisions of Section 13 and Section 27.5 of the Lease, shall inure to the benefit of Landlord’s Lender and (ii) Landlord’s Lender is an intended third party beneficiary of such provisions and may enforce such provisions directly against Tenant.
     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the latest date set forth below the signature of the parties.

Tenant: CELL GENESYS INC., a Delaware corporation
BY:	/s/ Matthew J. Pfeffer

Its:	Vice President and CFO

Date:	July 19, 2003

By:

Its:

Date:

Landlord: F & S HAYWARD, LLC, a California limited liability company
By:	F & S HAYWARD, INC., its manager

By:	/s/ Todd B. Foster
Todd B. Foster, President

Date:	September 26, 2003

EXHIBIT A TO FIRST AMENDMENT TO LEASE
[Intentionally Omitted]

EXHIBIT B TO FIRST AMENDMENT TO LEASE
REQUIRED SURRENDER IMPROVEMENTS
     1. Architectural
          a. Interior demising walls
          b. Paint/wall coverings
          c. Floor
          d. Floor coverings
          e. Doors, door frames
          f. Window coverings
          g. Closets built into Buildings
          h. Ceremonial and fire exit stairs
          i. Bathrooms, partitions and fixtures
          j. Hardware for the above items 1.A-I
          k. Insulation
          l. Ceiling
          m. Emergency generator pads
          n. Transformer and mechanical pads
          o. Sleepers/crickets
          p. Elevators and related equipment
          q. Structural reinforcements necessitated by the installation of any tenant improvements
          r. Items necessary to meet building and other codes related to handicapped individuals
     2. Electrical
          a. Transformer

          b. Conduit and conductors to electrical closet
          c. Switch gear, circuit breakers and stepdown transformers
          d. Distribution conduit, conductors, junction boxes, switches, cover plates, duplexes, fourplexes, whether for normal or emergency power (including all mechanical requirements)
          e. Grounding devices and apparatus
          f. Night lights
          g. Emergency lights
          h. Exit lights
          i. Telephone terminal backboard and cabinet
          j. All incandescent and florescent light fixtures (whether floor, ceiling, or wall mounted) and lamps, except those illuminating items which may be plugged in
          k. Telephone conduit, wiring, outlets and cover plates
          l. Computer conduit, wiring, outlets and cover plates
          m. Fire alarm wiring
          n. Security system wiring
          o. Motor generator
     3. Mechanical — HVAC
          a. Air conditioning units in the entirety of the Buildings; provided that Tenant can remove and replace units to comply with the foregoing.
          b. Hot Water Pump
          c. Make up air equipment
          d. Air compressors for HVAC
          e. Air-dryers
          f. Exhaust fans and stacks
          g. Condensing units

          h. Fans (external to Buildings)
          i. Cooling towers
          j. Vanes
          k. Controls
          l. Starter motors
          m. Plenums
          n. Diffusers
          o. Filters
          p. Rigid and flexible ducting
          q. Dampers
          r. Isolators
          s. VAV boxes
          t. Piping
          u. Hood exhaust duct work
     4. Mechanical — Plumbing
          a. Sanitary sewer lines, piping and venting
          b. Hazardous chemical waste lines, piping and venting
          c. HVAC lines, piping and venting
          d. Distribution Lines, connections and cover plates for process gases and fluids such as carbon dioxide, nitrogen, oxygen, freon and distilled and deionized water
          e. Vacuum piping
          f. Drinking fountains
          g. Sprinkler drops and heads

EXHIBIT C TO FIRST AMENDMENT TO LEASE
BUILDING SHELL
     The Building Shell consists of any of the following which are in existence on the relevant date:
•	Exterior walls that enclose the perimeter of the building,

•	Reinforcing and structural connections for the exterior walls.

•	All exterior glass and glazing and frames.

•	All exterior doors, door closer and locking devices.

•	Foundation.

•	Underground sanitary sewer lateral to the city sewer main and piping into the building and under the concrete slab on grade.

•	Sanitary sewer lines.

•	Domestic water mains connections to the city water main in the street. Water main stub to the building.

•	Gas lines connections from the city public utility mains.

•	Primary electrical service to the building, including underground conduit and wire feeders from transformer pads into the building’s main switchgear electrical room.

•	The electrical transformers.

•	Underground conduit from the street to the building for telephone trunk line service.

LEASE AGREEMENT
F & S HAYWARD II, LLC,
a Delaware limited liability company (“Landlord”)
CELL GENESYS, INC.,
a Delaware corporation (“Tenant”)
[To be determined] Clawiter Road
Hayward, California (“Premises”)
January 7, 2002

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v

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37.	RIGHT OF FIRST OFFER	54

1.	DEFINITIONS	1

2.	LANDLORD'S CONSTRUCTION OBLIGATION.	4

	2.1 Commence and Pursue Diligently	4

	2.2 Copies of Construction Drawings and Permits	4

	2.3 Conformity with Construction Drawings; Changes	4

	2.4 Completion of Late Delivery and Certain Punchlist Items	5

	2.5 Final Completion of Remaining Punchlist Items	6

3.	REPORTS TO TENANT	6

4.	DELAY IN COMMENCEMENT/COMPLETION	6

5.	ACKNOWLEDGMENT OF SUBSTANTIAL COMPLETION	6

6.	CONTRACTOR'S WARRANTY	7

7.	ENTRY FOR TENANT'S IMPROVEMENTS	7

	7.1 Early Entry Notice	7

8.	SECURITY FOR TENANT IMPROVEMENTS	7

	8.1 Certain Definitions	7

	8.2 Duty to Construct Minimum Amount of Required Surrender Improvements	8

	8.3 Delivery of Security	8

	8.4 Drawing Conditions for TI Letter of Credit	8

	8.5 Maximum Amount of Draw	8

	8.6 Effect of Drawing	9

	8.7 Term of TI Letter of Credit	9

	8.8 Landlord's Approval	9

	8.9 Transfer of TI Letter of Credit	9

	8.10 Substitution of Cash Collateral for Letter of Credit	9

	8.11 Commingling of TI Cash Collateral	10

	8.12 No Tenant Right of Offset; Pledge to Landlord's Lender	10

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Lease Agreement
Basic Lease Information

Lease Date:	January 7, 2002

Landlord:	F & S HAYWARD II, LLC, a Delaware limited liability company

Landlord’s Address:	C/o Foster Enterprises
400 South El Camino Real, Suite 1400
San Mateo, California 94402-1740

Tenant:	CELL GENESYS, INC., a Delaware corporation

Tenant’s Address:	342 Lakeside Drive
Foster City, California 94404
Attn: Chief Financial Officer

Premises:	That certain two-story building consisting of approximately 50,000 square feet to be constructed by Landlord approximately in the location as shown on Exhibit A-l (“Building”)

Lot:	The land described on Exhibit A consisting of approximately 2.5 acres (the “Lot”).

Project:	The aggregate of the Building and the Lot.

Adjacent Park:	The term “Adjacent Park” shall mean that portion of Bridgeview Tech Park described on Exhibit A-2.

Premises Address:	[To be determined] Clawiter Road
Hayward, California 94545

Term:	15 years commencing on the Rent Commencement Date plus two (2) options to extend the term for five (5) years each

Base Rent (5):	Base Rent per month shall be calculated at the rate of $1.60 per square foot of the Building as provided in the Architect’s Certificate and shall be subject to adjustment annually as herein set forth. Rent shall commence on the date described in Section 5.2.

Adjustments to Base Rent (5):	Base Rent shall increase by 4% annually on each anniversary of the Rent Commencement Date.

Rent during any extended term shall be as set forth below in Section 3.

1

Advance Rent (5):	The sum of $80,640.00 shall be paid upon execution of the Lease and shall be applied to the Base Rent obligation as it becomes due.

Collateral for Performance (6):	Letter of Credit in the amount of $990,000.

Operating Expenses (8.1):	Tenant pays Operating Expenses (as defined below) relating to the Building and a Pro Rate Share of expenses relating to the Common Areas.

Tax Expenses (8.3):	See Section 8.3

Utility Expenses (9.1):	Tenant pays Utility Expenses (as defined below) relating to the Building and the Lot.

Permitted Uses (11):	Biotech wet lab research and manufacturing, office use and warehousing, but only to the extent permitted by the City of Hayward and all agencies and governmental authorities having jurisdiction thereof.

Parking (1 and 24):	One hundred five (105) non-exclusive and non-designated spaces located on the Lot.

Broker (33):	CRESA Partners for Tenant

Exhibits:	Exhibit A — Legal Description

Exhibit A-1 — Site Plan (Including Lot, Adjacent Park, and Building)

Exhibit B — Work Letter Agreement

Exhibit C — Rules and Regulations

Exhibit D — Reserved

Exhibit E — Tenant’s Initial Hazardous Materials Disclosure Certificate

Exhibit F — Reserved

Exhibit G — Reserved

Exhibit H — Required Surrender Improvements

Exhibit I — Subordination, Non-Disturbance and Attornment Agreement

2

     Landlord and Tenant are entering into this Lease based on the following recitals of fact:
     A. Landlord owns the Lot. Although the Building comprising the Premises is to be located upon the Lot, it is not included in the definition of the Lot, and the Lot, other than the area thereof covered by the Building, is part of the Common Areas (hereafter defined).
     B. Landlord shall construct the Building as more particularly set forth herein.
     C. The Basic Lease Information set forth above, this Lease and the Exhibits attached hereto are and shall be construed as a single instrument.
Lease Agreement
     NOW, THEREFORE, Landlord and Tenant agree as follows:
1. PREMISES; PROJECT; ADJACENT PARK.
     1.1 Premises. Landlord hereby leases to Tenant the Building comprising the Premises (as described in the Basic Lease Information) upon the terms and conditions contained herein
     1.2 Appurtenances. Landlord also grants to Tenant as an appurtenance to Tenant’s leasehold interest in the Premises, (i) a right of non-exclusive ingress and egress through the Common Areas (hereafter defined in Section 1.3) and (ii) the parking rights described in Section 24 below.
     1.3 Common Areas. Common Areas shall have the following definition:
          1.3.1 The term “Common Area” or “Common Areas” shall mean those portions of the Lot and the Adjacent Park exclusive of (i) the Building, (ii) other buildings located thereon and (iii) other portions thereof that are leased exclusively to other tenants, if any.
          1.3.2 “Common Area” and “Common Areas” shall also include the Facilities located therein or thereon. As used herein “Facilities” means the driveways, parking areas, access and perimeter roads, sidewalks, and landscaped areas and all other facilities located outside of the Building and the other buildings located on the Adjacent Park, including, without limitation, storm drains, sanitary sewers, water lines, lighting facilities, irrigation facilities and utilities serving more than one tenant; provided, however, that “Facilities” shall not include (i) any space within the interior of the Building or any other building within the Adjacent Park, (ii) Tenant’s Property, and (iii) any sanitary sewers, water lines, lighting facilities, and other utilities which serve only (a) the Building or (b) any other building located in the Adjacent Project.

2. LEASE TERM
The Term of this Lease shall commence on the Rent Commencement Date (as defined in Exhibit B hereto) (“Commencement Date”). The Term of the Lease shall expire on the last day of the calendar month in which the fifteenth anniversary of the Commencement Date occurs (“Expiration Date”), subject, however to the provisions of Section 3 hereof.
3. OPTION TO EXTEND LEASE TERM
     3.1 Grant of Option. Subject to the other provisions of this Section 3, Tenant shall have the option (“Extension Option(s)”) to extend the term of the Lease for two (2) consecutive periods of five (5) years each (the “First Extended Term” and “Second Extended Term” respectively).
     3.2 Termination of Option. If Landlord does not receive written notice (“Option Notice”) from tenant of its exercise of an Extension Option on a date which is not more than three hundred sixty-five (365) days nor less than two hundred forty (240) days prior to the last day of the initial term of the Lease or the first Extended Term, as the case may be, all rights under such Extension Option shall automatically terminate and be of no further force or effect.
     3.3 Base Rent During Extended Term.
          3.3.1 The monthly Base Rent for an Extended Term shall be Fair Rental Value of the Premises. “Fair Rental Value” shall mean the amount, as of the commencement of an Extended Term, of the fair market rental value of premises (i) comparable to the Premises provided to the Tenant at Landlord’s expense, without regard to any improvements to the Premises at the expense of Tenant and (ii) located within the competitive market area of the Premises, including the amount of fair market periodic rent adjustments applicable thereto for the Extended Term, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design and location of such premises, the condition and value of existing tenant improvements provided at the expense of Landlord.
          3.3.2 Landlord shall advise Tenant of Landlord’s estimate of the Fair Rental Value of the Premises by giving Tenant written notice thereof (“Landlord’s Rent Notice”) within thirty (30) days after Landlord receives timely notice of Tenant’s exercise of an Extension Option. If Tenant wishes to dispute the Fair Rental Value described in Landlord’s Rent Notice, Tenant shall notify Landlord in writing of Tenant’s estimate of the Fair Rental Value of the Premises within twenty (20) days after Landlord’s giving of the Landlord’s Rent Notice. Landlord and Tenant shall than have a period of thirty (30) days within which to meet and negotiate the Fair Rental Value of the Premises. If Landlord and Tenant have not reached written agreement on the Fair Rental Value of the Premises with such thirty (30) day period, within forty-five (45) days after Landlord’s giving of Landlord’s Rent Notice Tenant may deliver to Landlord a written notice (“Appraisal Request”) demanding appraisal of the Fair Rental Value of the Premises in accordance with the provisions of Section 3.3.3 below. If Tenant fails to give the Landlord an Appraisal Request within the time permitted above, Tenant shall be deemed to have withdrawn its exercise of the Extension Option in question.
          3.3.3 If Tenant gives Landlord an Appraisal Request pursuant to Section 3.3.2 of the Lease, the following provisions shall govern the conduct of an appraisal of the Fair Rental Value of the Premises:
               3.3.3.1 Within twenty (20) days after the delivery to Landlord of the Appraisal Request, each party, at its cost and by giving written notice to the other party, shall appoint an MAI real estate appraiser in accordance with the provisions of Section 3.3.3.4 hereof, to appraise and determine the Fair Rental Value of the Premises. If a party does not appoint an appraiser within twenty (20) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the Fair Rental Value of the Premises.
               3.3.3.2 If two appraisers are chosen, the appraisers shall meet within thirty (30) days after the second appraiser is appointed, and, if within ten (10) days after such first meeting the two appraisers are unable to agree upon a determination of Fair Rental Value of the Premises, they shall appoint a third appraiser, with similar qualifications. The appraisers shall immediately notify Landlord and Tenant in writing of their selection. If they are unable to agree upon a third appraiser within ten (10) days or, if the appraisers do not meet within said period, the third appraiser shall be selected by Landlord and Tenant. If Landlord and Tenant cannot agree upon the third appraiser within a further period often (10) days, then either party, on behalf of both, may apply to the presiding judge of the Superior Court for the county in which the Premises is located for the selection of a third appraiser, who meets the qualifications stated in Section 3.3.3.4. Each of the parties shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser’s fees. The third appraiser, however selected, shall be a person who has not previously acted for either party.
               3.3.3.3 Within thirty (30) days after the selection of the third appraiser, the appraisers shall meet and determine the Fair Rental Value of the Premises. If a majority of the appraisers are unable to so determine the Fair Rental Value of the Premises within said thirty (30) day period of time, the three appraisals shall be added together, and their total shall be divided by three. The resulting quotient shall be the Fair Rental Value of the Premises, provided that if the low appraisal is more than ten percent (10%) lower than the middle appraisal or the high appraisal is more than ten percent (10%) higher than the middle appraisal, the lower appraisal and/or the higher appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and the total divided by two. The resulting quotient shall be the Fair Rental Value of the Premises.
               3.3.3.4 All appraisers selected pursuant to this paragraph shall be MAI real estate appraisers familiar with the Fair Rental Value of comparable space in the same area as the area where the Premises is located and shall have at least five years experience as a commercial real estate appraiser in the area where the Premises is located.

          3.3.4 In no event shall the Base Rent for any period of an Extended Term be less than the monthly Base Rent charged during the last month of the initial term of the Lease or the last month of the preceding Extended Term, as the case may be. Upon determination of the monthly Base Rent for an Extended Term in accordance with the provisions outlined above, Landlord and Tenant shall immediately execute a letter acknowledging the revised Base Rent, provided that the failure by Landlord or Tenant to execute the letter shall not affect the determination of the monthly Base Rent. Such new lease agreement or amendment, as the case may be, shall set forth among other things, the monthly Base Rent for such Extended Term, including periodic rent adjustments, and the actual commencement date and expiration date of such Extended Term. Tenant shall have no other right to extend the term of the Lease unless Landlord and Tenant otherwise agree in writing.
     3.4 Premises As-Is During Extended Term. If Tenant timely and properly exercises an Extension Option in strict accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then “As-Is” condition, subject to the terms of this Lease, and, accordingly, Landlord shall not be required to perform any improvements to the Premises not otherwise required by this Lease; and (2) Tenant hereby agrees that it will be solely responsible for any and all brokerage commissions and finder’s fees payable to any broker now or hereafter procured or hired by Tenant or who otherwise claims a commission based on any act or statement of Tenant (“Tenant’s Broker”) in connection with the Extension Option; and Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant’s Broker.
     3.5 Options Personal. The Extension Option(s) are personal to the original Tenant named in the Basic Lease Information and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease; provided, however, the original Tenant and any Affiliate (as defined in Section 16.7) or Transferee resulting from a Transfer that has been consented to by Landlord pursuant to Section 16, shall have the right to transfer any unexercised Extension Option to an Affiliate (as defined in Section 16.7) or to a Transferee resulting from a Transfer that has been consented to by Landlord pursuant to Section 16. At Landlord’s option, all rights of Tenant under the Extension Option(s) shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (i) Tenant is in default of any provision of the Lease at the time of an attempted option exercise; and/or (ii) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises in violation of the provisions of this Lease; and/or (iii) Tenant has failed to properly exercise this Extension Option in a timely manner in strict accordance with the provisions of this Lease Agreement; and/or (iv) the Lease has been earlier terminated.
     3.6 Time Of Essence. TIME IS OF THE ESSENCE WITH RESPECT TO EACH AND EVERY PROVISION OF THIS SECTION 3.

4. OCCUPANCY; ACKNOWLEDGEMENT OF COMMENCEMENT DATE
     4.1 No Early Occupancy. Tenant shall have no right to occupy the Premises prior to the actual Commencement Date in the absence of a written agreement of the Landlord and Tenant to the contrary.
     4.2 Lease Term Commencement Date. Landlord and Tenant shall execute a written acknowledgement to this Lease, substantially in the form of Schedule II to the Work Letter, wherein the parties shall specify the actual Commencement Date, Expiration Date and the date on which Tenant is to commence paying Rent. The word “Term” whenever used herein refers to the initial term of this Lease and any valid extension(s) thereof.
5. RENT
     5.1 Delivery of Lease; Advance Rent. On the date that Tenant executes this Lease, Tenant shall deliver to Landlord (i) the original executed Lease and (ii) the Advance Rent, which will be applied to the Base Rent for the month following the Rent Commencement Date (as defined in the Work Letter).
     5.2 Payment of Base Rent. The Advance Rent is the Base Rent for the first full month following the Rent Commencement Date and is paid without notice, demand, abatement, offset, deduction or claim. Tenant agrees to pay Landlord the remaining Base Rent, without prior notice or demand, abatement, offset, deduction or claim, commencing on the first day of the second calendar month following the Rent Commencement Date and on or before the first day of each calendar month thereafter, in advance, at Landlord’s Address stated in the Basic Lease Provisions. If the Rent Commencement Date is other than the first day of a calendar month, then the amount of Base Rent due on the first day of the second calendar month following the Rent Commencement Date shall be prorated. Landlord shall apply the Advance Rent against the Base Rent due for the first (1st) full calendar month following the Rent Commencement Date (as defined in the Work Letter Agreement attached hereto as Exhibit B). In the event Tenant disputes when the Substantial Completion Date or the Rent Commencement Date occurs, until and subject to the resolution of such dispute, Tenant shall pay the Rent to Landlord as provided herein, but Tenant may do so under protest, reserving all rights with respect to such dispute, pending resolution thereof. If, when, and to the extent it is subsequently determined that the Rent Commencement Date actually occurred on a date later that that determined by Landlord, Landlord shall reimburse Tenant for any Rent paid for any period prior to the actual Rent Commencement Date as so determined. If Landlord fails to reimburse Tenant such amounts within ten (10) days of Tenant’s written demand therefor, Tenant shall have the right to offset the amount owing against the Rent next payable by Tenant hereunder.
     5.3 Payment of Additional Rent. In addition to the Base Rent, commencing on the Rent Commencement Date, Tenant shall pay Landlord in advance on the first (1st) day of each month thereafter during the Term of this Lease, as Additional Rent (hereafter defined in Section 8), Operating Expenses and Tax Expenses. The term “Rent” or “rent” whenever used herein refers to the aggregate of Base Rent and Additional Rent. The Rent for any fractional part of a calendar month shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. To the extent not already paid as part of the Advance Rent (i) any prorated Rent shall be paid on the first day of the third calendar month after the Commencement Date, (ii) any prorated Additional Rent shall be paid on the first day of the first calendar month of the Lease Term, and any prorated Rent for the final calendar month hereof shall be paid on the first day of the calendar month in which the date of expiration or termination occurs.
     5.4 Adjustment of Base Rent. Base Rent shall be adjusted annually on each anniversary of the Commencement Date (“Adjustment Date”) by multiplying the Base Rent in effect on the day prior to the Adjustment Date by one hundred four percent (104%).
6. COLLATERAL SECURING LEASE OBLIGATIONS.
     6.1 Delivery Letter of Credit. Simultaneously with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord an irrevocable and negotiable stand-by letter of credit in the Security Amount that conforms to the criteria set forth below (the “Letter of Credit”) As used herein the term “Security Amount” shall mean Nine Hundred Ninety Thousand Dollars ($990,000). Tenant shall cause the Letter of Credit in the Security Amount to be in effect through a date which is sixty (60) days following the end of the Term of this Lease as the same may be extended from time to time.
     6.2 Letter of Credit Criteria. The Letter of Credit:
          6.2.1 shall provide for sight payment upon presentation of any of the certifications described in Section 6.2.4.1 through Section 6.2.4.5.
          6.2.2 shall be issued by a nationally recognized commercial bank acceptable to Landlord as security for Tenant’s full and faithful performance of every term and condition of this Lease (which bank shall maintain an office in the San Francisco Bay Area to which the Letter of Credit may be presented for purposes of immediately drawing therefrom) naming Landlord as the beneficiary thereof.
          6.2.3 shall provide that partial drawings are permitted,
          6.2.4 may be drawn upon, in the amount Landlord reasonably believes to be the amount of unpaid Rent and/or other damages due to Landlord, in the event Landlord certifies to the issuer any one of the following:
               6.2.4.1 Tenant is in default under the terms of the Lease beyond the period of time, if any, provided for the cure of such default, and such default has not been cured by Tenant; or
               6.2.4.2 Tenant has failed to pay Rent when due; or

               6.2.4.3 6.2 A3 Tenant is in default under the terms of the Lease and such default is expressly stated in the Lease to be incurable; or
               6.2.4.4 Tenant is in default under the terms of Section 20.6 of the Lease.
               6.2.4.5 The letter of credit has not been renewed or replaced on or before the thirtieth (30th) day prior to the date the letter of credit would otherwise expire.
          6.2.5 Payment by the issuing bank under the Letter of Credit shall not be deemed to be a cure of any default under the Lease unless and until Tenant causes the Letter of Credit to be replenished or deposits with Landlord Cash Collateral (as defined in Section 6.3).
          6.2.6 The Letter of Credit shall have an initial term of not less than one (1) year and shall provide that the Letter of Credit shall be renewed automatically unless the issuing bank delivers written notice to Landlord at least thirty (30) days prior to the expiry date of the Letter of Credit advising Landlord that the issuing bank has elected not to renew or extend the term of the Letter of Credit (“Bank’s Written Notice”).
          6.2.7 The issuer, form and content of the Letter of Credit are subject to Landlord’s prior approval exercised in its sole reasonable discretion.
          6.2.8 Lessee shall use all reasonable efforts to obtain the issuing bank’s agreement that the Letter of Credit shall provide that it is transferable an unlimited number of times upon Landlord’s fulfillment of the issuing bank’s customary conditions thereto and paying the issuing bank’s customary fees therefor.
     6.3 Substitution of Cash Collateral for Letter of Credit. If despite all reasonable efforts, Tenant is unable to provide a replacement Letter of Credit within thirty (30) days prior to the expiry date of any Letter of Credit delivered to the Landlord pursuant to this Section, then Tenant may deliver to Landlord cash (“Cash Collateral”) to secure its obligations to the Landlord hereunder in the Security Amount specified above for any portion of the Security Amount that Tenant is unable to provide by Letter of Credit. In addition, if Landlord draws on a Letter of Credit and, despite all reasonable efforts, Tenant is not reasonably able to replenish the Letter of Credit to the full Security Amount required by Section 6.7, then, in lieu of replenishing the Letter of Credit, Tenant may deliver to Landlord Cash Collateral in an amount which, when added to the then-unused amount of any Letter of Credit, equals the Security Amount. In either case, Cash Collateral shall secure the performance of each and every one of Tenant’s obligations hereunder. Such Cash Collateral shall be held or applied by the Landlord to any default by Tenant, in the same manner as described in this Section 6 for amounts drawn under a Letter of Credit. If the aggregate of (a) the amount of any unused portion of any Letter of Credit and (b) any Cash Collateral held by Landlord, exceeds the Security Amount, then on demand from Tenant, Landlord shall return to Tenant Cash Collateral in an amount equal to such excess (less any amounts owing to the Landlord hereunder as a consequence of any uncured default by the Tenant) within ten (10) days following Tenant’s written demand therefor. As used herein the term “Lease Collateral” shall mean any and all Letters of Credit and/or Cash Collateral delivered to the Landlord by Tenant pursuant to this Section 6.
     6.4 Commingling of Cash Collateral. Landlord shall not be required to keep any Cash Collateral separate from other funds, and may commingle the Cash Collateral with other funds of Landlord. Unless otherwise required by law, Tenant shall not be entitled to any interest on any Cash Collateral.
     6.5 No Tenant Right of Offset; Pledge to Landlord’s Lender. In no event or circumstance shall Tenant have the right to any use of the Lease Collateral and, specifically, Tenant may not use the Lease Collateral as a credit or to otherwise offset any payments required hereunder. If Landlord’s lender so requires, the Lease Collateral may be transferred to or pledged by Landlord to such lender, subject to all of the terms and provisions of this Lease and the Letter of Credit (as to Letter of Credit portion of the Lease Collateral).
     6.6 Renewal/Non-Renewal of Letter of Credit; Draws on Letter of Credit.
          6.6.1 At any time the Lease Collateral includes a Letter of Credit, (i) if the issuing bank shall give the Bank’s Written Notice to Landlord that it will not renew or extend the Letter of Credit for an additional twelve (12) months beyond the then-current expiry date (or such earlier date as the Letter of Credit is required to be maintained pursuant to Section 6.1), and (ii) if, by and including the thirtieth (30th) day prior to the then-current expiry date of the Letter of Credit, Tenant fails to cause the Letter of Credit to be renewed or extended or fails to deposit with Landlord a replacement Letter of Credit or Cash Collateral as described above, then upon such occurrence, in the sole discretion of Landlord, Landlord may draw on the Letter of Credit in its entirety or in part, and the proceeds of the Letter of Credit shall be held as Cash Collateral hereunder; provided, however, that after such drawing, the total of all Lease Collateral then held by Landlord shall not exceed the Security Amount. If Tenant subsequently provides a replacement Letter of Credit that complies with the requirements of Section 6.1, then Landlord shall return any unused portion of funds drawn on the Letter of Credit. The failure of Tenant to cause such renewal or extension of the Letter of Credit or to provide a replacement Letter of Credit or Cash Collateral in lieu thereof shall be a default by Tenant hereunder with no right of Tenant to cure said default.
          6.6.2 Upon a draw on the Letter of Credit due to Tenant’s failure to cause the renewal or replacement of the Letter of Credit, Landlord may deposit such funds, which shall be Cash Collateral, in one or more accounts, and use such Cash Collateral to compensate Landlord for any damages to which Landlord is or may become entitled if Tenant defaults in the performance of its obligations under the Lease. To the extent of Tenant’s right, if any, to have all or any portion of the Lease Collateral that is then unapplied returned to Tenant at the time and in the amounts required by this Lease, Tenant hereby grants to Landlord a security interest in Tenant’s reversionary interest in the portion of the Lease Collateral that Landlord has not applied toward the remedy of a Tenant Default, and Landlord shall be entitled to perfect such security interest in accordance with the California Commercial Code or other applicable law.

     6.7 Replenishment of Lease Collateral. If Landlord uses, applies or retains all or any portion of the Lease Collateral, then within ten (10) days after delivery of written demand, (i) if Landlord has drawn on the Letter of Credit or used Cash Collateral, Tenant shall cause the Letter of Credit to be increased or, subject to the terms of this Section 6, Tenant shall deliver to Landlord Cash Collateral so that the aggregate amount of the Lease Collateral then held by Landlord is equal to the Security Amount.
     6.8 Transfer of Landlord’s Interest in Lease. Landlord shall have the right, if Landlord so elects, to transfer its interest in this Lease, either as security for an indebtedness or any other transfer, and if Landlord elects to make such a transfer, Tenant shall use all reasonable efforts to cause the issuing bank to issue a new Letter of Credit payable to the benefit of the transferee in lieu of the original Letter of Credit which shall thereupon be cancelled or returned to Tenant; provided, however, Landlord or its transferee shall pay all costs and charges imposed by the issuing bank in connection with the transfer and shall comply with the issuing bank’s other conditions to the transfer. Tenant agrees that, provided the Lease Collateral is transferred to a purchaser of the Landlord’s interest in this Lease (“Purchaser”) and provided such Purchaser assumes Landlord’s obligations hereunder with respect to the Lease Collateral, Landlord shall thereupon be released from all liability for the return of the Letter of Credit or any other Lease Collateral and any accounting in connection therewith, and in such event Tenant agrees to look solely to the Purchaser for the return of the Letter of Credit and any other Lease Collateral.
     6.9 Use of Lease Collateral by Landlord. If Tenant is in default under this Lease beyond the period provided herein for the cure of such default, if any, Landlord may, but without obligation to do so, draw on the Letter of Credit or utilize any other Lease Collateral held by the Landlord in such order as the Landlord may elect in Landlord’s sole discretion and in such amount as is sufficient, in Landlord’s reasonable belief, to remedy any default of Tenant hereunder.
     6.10 Return of Lease Collateral. Subject to Landlord’s rights as the holder of a security interest as provided in Section 6.6.2 above, at the expiration or earlier termination of the Lease, then Landlord shall return the Lease Collateral (or so much thereof as remains unapplied by Landlord) to Tenant within three weeks following the expiration or earlier termination of the Lease; provided, however, if, at the expiration or earlier termination of the Lease, (i) there remains any obligation of Tenant that has not been fulfilled and (ii) the amount of funds necessary for Landlord to fulfill such obligation on Tenant’s behalf is uncertain, then that portion of the Lease Collateral as Landlord shall reasonably determines is necessary to protect Landlord shall be held by Landlord as security for past, present or future damages that Landlord may suffer by virtue of Tenant’s default under the Lease, and Landlord shall have the right to use all or any portion of the proceeds thereof to cure any and all defaults or to compensate Landlord for all damages sustained by Landlord in connection therewith. Subject to the other provisions of this Section 6, Tenant waives all rights under California Civil Code Section 1950.7, or any successor statute, to require the return of any of the Lease Collateral.

     6.11 No Trust Relationship Created. No trust relationship is created herein between Landlord and Tenant with respect to the Lease Collateral or its proceeds. In no event or circumstance shall Tenant have the right to any use the Lease Collateral or its proceeds as a credit or to otherwise offset any payments required hereunder. If Landlord’s lender so requires, the Lease Collateral and/or the proceeds thereof may be transferred to or pledged by Landlord to such Lender, subject to all of the terms and provisions of this Lease.
     6.12 Survival. The rights and obligations of Landlord and Tenant concerning the Lease Collateral and Landlord’s security interest therein shall survive the expiration or earlier termination of this Lease.
7. CONDITION OF PREMISES; TENANT IMPROVEMENTS
Landlord, at its expense, shall construct Landlord’s Work in accordance with the provisions of Exhibit B hereto. The Tenant, at its expense, may, but shall not be obligated to, construct the Tenant Improvements (defined in Exhibit B); provided, however, in the event Tenant does not commence and complete the construction of the Required Surrender Improvements, which shall be of a size and quality commensurate with the size and Tenant’s intended use of the Premises, Landlord shall have the right to draw on the TI Letter of Credit (as defined in Exhibit B) in accordance with the applicable provisions of Exhibit B. Tenant expressly acknowledges and agrees that neither Landlord nor any of the Landlord Parties has made any representations as to the suitability, fitness or condition of the Building for the conduct of Tenant’s business or for any other purpose, including without limitation, any storage incidental thereto. Any Tenant Improvements to be constructed by Tenant hereunder shall be in compliance with the requirements of the ADA (defined below), and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements.
8. ADDITIONAL RENT
     8.1 Triple Net Rent. It is intended by Landlord and Tenant that this Lease be a “triple net lease.” Tenant’s Pro Rata Share of the costs and expenses described in this Section 8 and all other sums, charges, costs and expenses specified in this Lease (other than Base Rent) are to be paid by Tenant to Landlord as additional rent (collectively, “Additional Rent”). As used herein “Tenant’s Pro Rata Share” shall mean (i) 100% of all Operating Expenses attributable only to the Building or any of Tenant’s Property therein, (ii) 19% of that portion of the Operating Expenses attributable to the Common Areas and (iii) 100% of Tax Expenses attributable to the Building and the Lot. Notwithstanding the other provisions of this Section 8, at any time prior to the time the Lot is created as a separate legal tax parcel, Tenant’s Pro Rata Share of Tax Expenses shall be 100% of the Tax Expenses attributable to the Building and 32% of the taxes imposed on the land comprising Assessor’s Parcel No. 441-0065-005-01.
     8.2 Operating Expenses:
          8.2.1 Definition of Operating Expenses: Tenant shall pay to Landlord its Pro Rata Share of all Operating Expenses as Additional Rent. The term “Operating Expenses” as used herein shall mean the total amounts incurred by Landlord in connection with the ownership, management, maintenance, repair and operation of the Premises and the Common Areas except for the exclusions set forth in Section 8.2.3 below. Operating Expenses may include, but are not limited to, costs incurred by Landlord with respect to the following:
               8.2.1.1 Landlord’s costs of operating, maintaining, repairing or replacing the Facilities and the Common Areas, including, without limitation (a) annual insurance premium(s) for liability insurance with respect to the Common Areas and (b) supplies, materials, equipment, rental equipment and other similar items; and
               8.2.1.2 Landlord’s premiums for (i) pollution coverage insurance; (ii) rental value insurance against loss of Rent for a period of not less than twelve (12) months commencing on the date of loss; (iii) all other insurance obtained by Landlord that is not duplicative of insurance that Tenant is required to carry pursuant to Section 14.1.2;
               8.2.1.3 Insurance deductible amounts under any policy of insurance to the extent relating to the Common Areas and/or Facilities located thereon;
               8.2.1.4 Landlord’s costs of (a) modifications and/or new improvements to any portion of the Project occasioned by any Laws effective subsequent to the Lease Date; (b) reasonably necessary replacement improvements to any portion of the Project after the Commencement Date; and (c) new improvements to the Project that reduce operating costs or improve life/safety conditions, all of the foregoing as reasonably determined by Landlord, in its sole but reasonable discretion;
               8.2.1.5 Fees for business licenses required in connection with the ownership and operation of the Project by Landlord and/or Landlord’s property manager;
               8.2.1.6 a property management fee, in lieu of all other costs of accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees, whether located on the Project or off-site, payroll taxes and legal and accounting costs and all fees, incurred in connection with the operation and management of the Project in the amount of three percent (3%) of the Base Rent;
               8.2.1.7 security services for any portion of the Project, if and to the extent, in Landlord’s sole discretion, such services are provided by Landlord and are not duplicative of those provided by Tenant;
               8.2.1.8 any and all levies, charges, fees and/or assessments payable to any applicable owner’s association or similar body or in connection with the utilization of parking and/or driveways through the Adjacent Park; and
               8.2.1.9 the costs of removing or otherwise remediating Hazardous Materials brought on or about the Common Areas by a Midnight Dumper (as defined in Section 29.2.4), which are not covered by pollution insurance carried by the Landlord.

               8.2.2 Capital Expenditures. If any of the expenses described in Section 8.2.1 are required to be capitalized under generally accepted accounting principles, then the maximum amount of such expenses included in Operating Expenses for any period shall be limited to an allocable portion of such capital expenditure, together with reasonable interest thereon, amortized over the estimated useful life of the capital item or fifteen (15) years, whichever is shorter, determined in accordance with the method described in Section 13.2.3.
               8.2.3 Operating Expense Exclusions: Notwithstanding anything to the contrary contained herein, for purposes of this Lease, the term “Operating Expenses” shall not include any of the following: (i) depreciation or financing of the Building or any other improvements situated within the Project and any other expense reserves; (ii) any expense that is an Operating Expense for which Landlord is actually reimbursed by insurance or for which Landlord is reimbursed directly by a tenant of the Adjacent Park (other than a reimbursement by such tenant of only such tenant’s pro-rata share of such Operating Expense); (iii) the costs of repair or other work necessitated by the exercise of the power of eminent domain or by virtue of any Tenant Insured, Landlord Insured or Uninsured Casualty, other than the deductible amounts under any policy of insurance to the extent relating to the Common Areas and/or Facilities located thereon, (which shall be governed by Sections 27 and 28); (iv) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided in Section 29 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with the provisions of Section 29 hereof; (v) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; (vi) any costs for Landlord’s general administrative expenses, management of the Project or the Adjacent Park, time spent by Landlord or any of Landlord Parties, other than the property management fee specified in Section 8.2.1.6, (vii) any payments under a ground lease or master lease; (viii) costs incurred by Landlord in repairing structural portions of the roof and/or structural portions of the perimeter walls of the Building; (ix) costs incurred by Landlord in connection with the negotiation, performance or non-performance of any lease of the Adjacent Park, (x) any costs arising from Landlord’s default under this Lease or Landlord’s violation of Law or any Recorded Matter or the gross negligence or willful misconduct of Landlord or any Landlord Parties (as defined in Section 31.4; (xi) any capital improvement or repair cost incurred to reduce Operating Expenses to the extent such cost exceeds the Operating Expense reduction attributable thereto or to the extent such improvement or repair cost exceeds the amortized portion thereof permitted to be included in Operating Expenses pursuant to Section 8.2.2 above; (xii) costs occasioned by the breach of lease or violation of Law by any occupant of the Adjacent Park or their respective agents, employees, members, officers, directors, invitees or contractors; (xiii) costs arising as a consequence of Landlord’s gross negligence, willful misconduct, violation of Law not attributable to Tenant or any other tenant of the Project or Adjacent Park, or breach of this Lease; (xiv) any Tax Expense, which shall be governed by Section 8.3 below; and (xv) that portion of Landlord’s premiums for earthquake (DIG) insurance that exceeds the product of (a) 3 and (b) an amount equal to the first year’s earthquake (DIG) insurance premium (adjusted annually on the policy anniversary date by the increase, if any, in the Bureau of Labor

Statistics Consumer Price Index, All Urban Consumers, San Francisco-Oakland-San Jose (1982-84=100); (xvi) an amount paid to a person, firm, corporation or other entity related to or affiliated with Landlord that is in excess of the amount which would have been paid in an arm’s length transaction; and (xvii) subject to the provisions of Section 29, and except as provided in Section 8.2.1.9, any costs or liabilities arising in connection with the remediation, removal, investigation, mitigation, or clean up of any Hazardous Materials located on the Lot or the Adjacent Park; (xviii) the premium cost of pollution insurance described in Section 8.2.1.2 to the extent such premium exceeds the product of (a) 3 and (b) an amount equal to the first year’s pollution insurance premium [adjusted annually on the policy anniversary date by the increase, if any, in the Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, San Francisco-Oakland-San Jose (1982-84=100)].
     8.3 Tax Expenses:
          8.3.1 The term “Tax Expenses” shall mean and include, without limitation, any form of tax, assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax or levy imposed by any authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Building, the Lot and the Common Areas of the Adjacent Park (as provided in Section 8.1 and Section 8.3.2), or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term “Tax Expenses” shall not include any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord, or a penalty fee imposed as a result of Landlord’s failure to pay Tax Expenses when due.
          8.3.2 Prior to the Lot and Building being separately assessed for Tax Expenses, Tenant shall pay to Landlord (i) 100% of Tax Expenses attributable to the Building and (ii) 32% of the Tax Expenses attributable to APN 441-0065-05-01. Upon the Lot and Building being separately assessed for Tax Expenses, Tenant shall pay 100% of the Tax Expenses applicable to the Project. Prior to delinquency, Tenant shall pay any and all taxes and assessments levied upon Tenant’s Property (defined below in Section 12.2) located or installed in or about the Premises by, or on behalf of Tenant. To the extent any such taxes or assessments are not separately assessed or billed to Tenant, then Tenant shall pay the amount thereof as invoiced by Landlord. Tenant shall also reimburse and pay Landlord, as Additional Rent, within ten (10) days after demand therefor, one hundred percent (100%) of (i) any increase in real property taxes attributable to any and all Alterations (defined below in Section 12.2.1.1), Tenant Improvements, fixtures, equipment or other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant, and (ii) taxes and assessments levied or assessed upon or with respect to the possession, operation, use or occupancy by Tenant of the Premises or any other portion of the Project or the Adjacent Park.

     8.4 Payment of Expenses: Landlord shall estimate the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses for each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent hereunder on the first (1st) day of each month during such calendar year and for each ensuing calendar year throughout the Term of this Lease. Tenant’s obligation to pay Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.
     8.5 Annual Reconciliation: By June 30th of each calendar year, or as soon thereafter as reasonably possible, Landlord shall furnish Tenant with an accounting of actual and accrued Operating Expenses and Tax Expenses for the prior calendar year. Within thirty (30) days of Landlord’s delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the foregoing, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any underpayment by Tenant at any time. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or where the Term of the Lease has expired, refund the amount of overpayment to Tenant as soon as possible thereafter. If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate such expenses, and if Landlord determines that there has been an underpayment, Landlord may draw on the Lease Collateral to recover such underpayment. Failure by Landlord to accurately estimate such expenses or to otherwise perform such reconciliation of expenses shall not constitute a waiver of Landlord’s right to collect any of Tenant’s underpayment at any time during the Term of the Lease or at any time after the expiration or earlier termination of this Lease.
     8.6 Audit: After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records of Landlord evidencing costs and expenses for which Tenant was billed for the previous calendar year, during Landlord’s reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents except as required by Law or to permit Tenant to enforce its rights hereunder in any legal or other proceeding. Landlord and Tenant each shall use its best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses. If Tenant gives no written request to Landlord to conduct such an audit by December 31 immediately following the calendar year for which the audit is sought, Tenant’s right to audit shall cease, and the Landlord’s statement of costs and expenses shall be deemed accurate.

9. UTILITIES AND SERVICES
     9.1 Utilities. Tenant shall pay directly to the provider of such utility or service the cost of all (i) water, sewer use, sewer discharge fees and sewer connection fees, gas, electricity, telephone, telecommunications, cabling and other utilities consumed in and metered separately to the Premises and (ii) refuse pickup and janitorial service to the Premises. Utility expenses incurred by Landlord (a) for operation and maintenance of the Common Areas (other than those described in subsections (i) and (ii) above) and (b) for the operation and maintenance of the Common Areas, shall be considered Operating Expenses.
     9.2 Miscellaneous: Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises, the Adjacent Park and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. If permitted by applicable Laws, Landlord shall have the right at any time and from time to tune during the Term of this Lease to either contract for service from a different company or companies (each such company is referred to as an “Alternate Service Provider”) other than the company or companies presently providing electricity service for the Adjacent Park or the Project (the “Electric Service Provider”) or continue to contract for service from the Electric Service Provider, at Landlord’s sole discretion. Tenant agrees to cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises.
10. LATE CHARGES
Any and all sums or charges set forth in this Section 10 are considered part of Additional Rent. Tenant acknowledges that late payment by Tenant to Landlord of Rent and all other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease. Such costs may include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Base Rent or estimated monthly charges for Operating Expenses is not paid when due or if any other sum payable by Tenant is not received by Landlord on or before 5:00 p.m. Pacific Time on the date when due, Tenant shall promptly pay to Landlord a late charge, as liquidated damages, in an, amount equal to ten percent (10%) of such delinquent amount plus interest on such delinquent amount at a rate equal to the prime rate (as published in the Wall Street Journal money rates section) plus three percent (3%) per annum (“Default Interest Rate”) for every month or portion thereof that such sums remain unpaid (excluding the first event of Tenant’s late payment of Rent, in which case no late charges shall be incurred). Notwithstanding the foregoing, Landlord waives the late charge for the first (1st) instance during the Term of this Lease in which Tenant fails to timely pay Rent. If Tenant delivers to Landlord a check for which there are not sufficient funds, Landlord may require Tenant to replace such check with a cashier’s check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant, excluding attorneys’ fees and costs. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant’s default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. If a late charge becomes payable for three (3) installments of Rent, then Landlord, at Landlord’s sole option, can either require the Rent be paid quarterly in advance or be paid monthly in advance by cashier’s check or by electronic funds transfer.
11. USE OF PREMISES
     11.1 Permitted Use: The Premises are to be used solely for the purposes and uses specified in the Basic Lease Information and for no other uses or purposes without Landlord’s prior written consent. Landlord’s consent thereto shall not be unreasonably withheld or delayed so long as the proposed use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 29 below, (ii) does not require any additional parking spaces beyond those allocated to the Tenant pursuant to this Lease, (iii) is compatible with the other uses then being made in the Project or Adjacent Park and (iv) otherwise would comply with all the provisions of this Lease.
          11.1.1 Compliance with Laws, Recorded Matters and Rules and Regulations. The use of the Premises by Tenant, its employees, representatives, agents, invitees, licensees, subtenants, or contractors (collectively, “Tenant’s Representatives”) shall be subject and subordinate to, and at all times in compliance with:
               11.1.1.1 any and all applicable laws, rules, codes, ordinances, statutes, orders, regulations, use permits and/or conditions of approval of the Project imposed by the City of Hay ward, as same exist from time to time throughout the Term of this Lease (collectively, the “Laws”), including without limitation, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. §12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto and all requirements of Title 24 of the California Code of Regulations (collectively, the “ADA”),
               11.1.1.2 any and all documents, easements, covenants, conditions, restrictions, instruments, licenses, or similar instruments, conveyances or encumbrances which are at any time, and from time to time, required to be made by or given by Landlord in any manner relating to the initial development of the Project and/or the construction of the Building and other improvements on the Lot, including without limitation any Tenant Improvements (collectively, the “Development Documents”) together with any and all amendments and supplements thereto made from time to time, each of which (i) has been recorded on or before the date this Lease becomes effective or (ii) is thereafter recorded by Landlord; provided, however, Landlord shall obtain the consent of the Tenant (which consent shall not be unreasonably withheld or delayed) prior to recording in any official or public records any such item if such item materially and adversely affects (A) Tenant’s use of the Premises for the use specified in the Basic Lease Provisions, (B) the cost to Tenant of (x) constructing the initial Tenant Improvements, (y) Tenant’s operations on the Premises or (z) Tenant’s performance of its obligations under this Lease; or (C) Tenant’s rights in any Tenant’s Property (collectively, the “Recorded Matters”), and
               11.1.1.3 any and all rules and regulations set forth in Exhibit C hereto, any other reasonable rules and regulations promulgated by Landlord now or hereafter reasonably enacted relating to parking and the operation of the Common Areas and any and all rules, restrictions and/or regulations imposed by any applicable owners association or similar entity or body in accordance with a Recorded Matter (collectively, the “Rules and Regulations”). Notwithstanding the foregoing, Tenant shall not be bound by and Tenant shall have no obligation to abide by Recorded Matters that are first recorded after the date of this Lease unless Landlord obtains the consent of Tenant (which consent shall not be unreasonably withheld or delayed) to any Recorded Matter that materially and adversely affects (A) Tenant’s use of the Premises for the use specified in the Basic Lease Provisions, (B) the cost to Tenant of (i) constructing the initial Tenant Improvements, (ii) Tenant’s operations on the Premises or (iii) Tenant’s performance of its obligations under this Lease, or (C) Tenant’s rights in any Tenant’s Property.
               11.1.1.4 Landlord reserves to itself the right, from time to time, to grant, without the consent of Tenant, such easements, rights and dedications that Landlord deems reasonably necessary, and to cause the recordation of parcel or subdivision maps and/or restrictions, so long as such easements, rights, dedications, maps and restrictions, as applicable, do not materially and adversely interfere with Tenant’s operations in the Premises or materially and adversely affect the (A) Tenant’s use of the Premises for the use specified in the Basic Lease Provisions, (B) the cost to Tenant of (i) constructing the initial Tenant Improvements, (ii) Tenant’s operations on the Premises or (iii) Tenant’s performance of its obligations under this Lease, or (C) Tenant’s rights in any Tenant’s Property.
               11.1.1.5 Subject to the obligations of Landlord under the Work Letter Agreement and under Sections 13.2 and 28 of this Lease and subject to Tenant’s approval rights set forth above, Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions, including subordination of the Lease to any such document. Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the use of the Premises by Tenant of Tenant’s Representatives and the Tenant Improvements, are in compliance with all applicable Law throughout the Term of this Lease.
               11.1.1.6 Tenant shall be solely responsible for the payment of all costs, fees and expenses associated with any modifications, or other Alterations to the Premises and/or any other portion of the Project occasioned by the enactment of, or changes to, any Laws arising from Tenant’s particular use of the Premises or Alterations to the Premises made by Tenant regardless of when such Laws became effective.
               11.1.1.7 Tenant shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Project without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion; provided, however, Tenant may, without first obtaining Landlord’s prior written consent thereto but upon giving Landlord five (5) days advance written notice, apply for a conditional use permit and any governmental permits and approvals (other than a zoning change) which may from time to time be required for the conduct of Tenant’s permitted use within the Premises. Tenant shall be solely responsible for (i) the payment of all costs and expenses of obtaining such permits and approvals and (ii) complying with any conditions applicable to such permits or approvals.
     11.2 Prohibition on Use: Tenant shall not use the Premises or permit anything to be done in or about the Premises, nor keep or bring anything therein which will in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. No auctions may be held or otherwise conducted in, on or about any portion of the Premises or the Project without Landlord’s prior written consent thereto. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants or occupants of any portion of the Project. The Premises shall not be used for any unlawful purpose. Tenant shall not cause, maintain or permit any private or public nuisance in, on or about any portion of the Premises or the Project, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises or any other portion of the Adjacent Park or the Project. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises, except in the designated storage areas therefor that are in compliance with all applicable Laws, for any period of tune. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall not install any radio or television antenna, satellite dish, microwave, loudspeaker or other device on the roof or exterior walls of the Building or any other portion of the Project in such a manner as to overload the structural roof system or otherwise permanently, materially and adversely affect the condition of the Premises. Tenant shall place no loads upon the floors, walls, roof structure or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas within the Project. Tenant shall not place any harmful liquids in the drainage systems or dump or store waste materials, refuse or other such materials, or allow such materials to remain outside the Building area, except for any materials which may be stored in refuse dumpsters and other storage areas and containers that are in full compliance with all applicable Laws.
12. ALTERATIONS; AND SURRENDER OF PREMISES

     12.1 Alterations: Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions (individually, an “Alteration”, and collectively, the “Alterations”) to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord’s consent shall not be required for any of the following Alterations, but Landlord may require the removal thereof upon the expiration or earlier termination of this Lease: (i) Alterations that do not adversely affect the Building systems and that cost less than Fifty Thousand Dollars ($50,000) per Alteration or series of related Alterations and (ii) do not affect the structural integrity of the Premises or the Building. Not less than ten (10) days prior to commencing any Alteration, Tenant shall deliver to Landlord written notice of the date that Tenant intends to commence construction, so that Landlord may timely post a Notice of Non-Responsibility. Tenant shall also notify Landlord of the date it actually commences such Alteration. In all events, Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same and the plans therefor to Landlord. All Alterations shall be at Tenant’s sole cost and expense, and shall be installed by a licensed contractor (reasonably approved by Landlord) in compliance with all applicable Laws (including, but not limited to, the ADA), Development Documents, Recorded Matters, and Rules and Regulations. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall, prior to construction of any and all Alterations, cause its contractor(s) and/or major subcontractors) to provide insurance as reasonably required by Landlord, and Tenant shall provide such assurances to Landlord, including without limitation, waivers of lien, surety company payment and performance bonds as Landlord may reasonably require to assure payment of the costs thereof to protect Landlord and the Project from and against any loss from any mechanic’s, materialmen’s or other liens. Notwithstanding any provisions of this Section 12.1 to the contrary, if Tenant delivers the TI Letter of Credit in accordance with the provisions of Section 8 of the Work Letter Agreement attached as Exhibit B, then no payment or performance bond shall be required with respect to the initial Tenant Improvements described in Exhibit B hereto.
12.2 Surrender of Premises:
          12.2.1 As used in this Section 12.2, the following definitions shall apply:
               12.2.1.1 “Tenant’s Property” shall mean and refer to the Tenant Improvements and any and all signs or signage, equipment, trade fixtures, computer wiring and cabling, furnishings, inventories, goods, furniture, fixtures, alterations, modifications and other items of construction and property installed in the Premises or on the Lot at the expense of Tenant.
               12.2.1.2 “Required Surrender Improvements” shall mean only those Tenant Improvements that Tenant elects to install in or about the Premises or the Lot at Tenant’s expense that are described on Exhibit H hereto and such Alterations thereto of the type described in said Exhibit H as are permitted by this Lease.

               12.2.1.3 “Optional Surrender Improvements” shall mean all of the Tenant Improvements, or subsequent Alterations thereto, other than (i) the Required Surrender Improvements, (ii) the Required Removal Improvements and (iii) those improvements to the Premises made by Tenant following a written request to Landlord for consent thereto stating that Tenant requests Landlord’s consent not to be obligated to remove such improvements at the expiration or earlier termination of the Lease and to which request Landlord did not state in writing that Tenant is obligated to remove at the expiration or the earlier termination of this Lease.
               12.2.1.4 “Required Removal Improvements” shall mean the aggregate of (i) any Tenant’s Property that is or becomes contaminated with Tenant’s Hazardous Material(s), (ii) any and all signs and signage, and (iii) those Alterations to the Premises made by Tenant following a written request to Landlord for consent thereto stating that Tenant requests Landlord’s consent not to be obligated to remove such Alterations at the expiration or earlier termination of the Lease and to which request Landlord stated in writing that Tenant is obligated to remove the referenced Alterations at the expiration or the earlier termination of this Lease.
               12.2.1.5 “Tenant’s Hazardous Materials” shall mean Hazardous Materials spilled or released by Tenant or Tenant’s Representatives or whose presence on or about the Project or Adjacent Park is the result of acts of Tenant or Tenant’s Representatives.
          12.2.2 At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender to Landlord (i) the Building, (ii) those of the Optional Surrender Improvements that Tenant elects to surrender, and (iii) the Required Surrender Improvements, all of which shall be (a) in the same condition as when received (damage by acts of God, casualty, latent defects in Landlord’s Work and normal wear and tear excepted), but with all interior walls cleaned, any carpets cleaned, all floors cleaned and waxed, all non-working light bulbs and ballasts replaced and all roll-up doors and plumbing fixtures in good condition and working order, and (b) in compliance with the surrender provisions of this Section 12.2 and Section 29. Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. The provisions of this Section 12.2.2 shall survive the expiration or earlier termination of the Lease.
          12.2.3 On or before (i) the expiration of the Lease, (ii) the date of termination of the lease as a consequence of a Tenant default, or (iii) the 90th day following a termination of this Lease prior to its expiration for a reason other than as a consequence of Tenant’s default but subject to Tenant’s obligation to pay Rent with respect to the Premises during such 90 day period, Tenant shall remove from the Premises and the other portions of the Project the Required Removal Property, all of Tenant’s Property other than the Required Surrender Improvements and those of the Optional Surrender Improvements that Tenant elects to surrender. Tenant shall repair any damage caused by such removal of Tenant’s Property.
          12.2.4 Any of Tenant’s Property not so removed by Tenant as required herein may, at Landlord’s election, be deemed abandoned and may be stored, removed, transported

(under manifest using Tenant’s name and hazardous materials generator number) and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, Tenant shall remain liable to Landlord for all costs incurred in storing, transporting and disposing of such abandoned property of Tenant. All Required Surrender Improvements and all Optional Surrender Improvements that Tenant elects to surrender (other than the Required Removal Improvements) shall remain in the Premises as the property of Landlord upon the termination of this Lease. If the Premises are not surrendered at the expiration of the Term or earlier termination of this Lease, in accordance with the provisions of this Section 12 and Section 29 below, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Section 22 below) until the Premises are so surrendered in accordance with said provisions. Tenant shall indemnify, defend and hold the Landlord Indemnitees (hereafter defined in Section 15.1) harmless from and against any and all damages, expenses, costs, losses or liabilities arising from any delay by Tenant in so surrendering the Premises including, without limitation, any damages, expenses, costs, losses or liabilities arising from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses and damages suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.
     12.3 Ownership by Tenant. During the term of this Lease, Tenant’s Property shall at all times be owned by Tenant, and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Landlord shall have no lien or other interest whatsoever in any such item of Tenant’s Property during the Lease Term, and, except as expressly set forth in this Section 12 to the contrary, Landlord hereby waives all liens and interests in Tenant’s Property and shall have no right to require surrender of any Tenant’s Property. Within ten (10) days following Tenant’s request, Landlord shall execute documents in form reasonably acceptable to Tenant and Landlord evidencing Landlord’s waiver of any right, title, lien or interest in such property of Tenant located in the Premises other than the rights of Landlord set forth in this Section 12. If Landlord incurs any cost or expense, including the cost of Landlord’s employees, in connection with obtaining the consent of Landlord’s lender to any requirement of Tenant in connection with Tenant’s Property or Tenant’s Property, Tenant shall pay Landlord, as Additional Rent, for such cost or expense within ten (10) days after Landlord notifies Tenant of the amounts due.
     12.4 Survival. The provisions of this Section 12 shall survive the expiration or earlier termination of the Lease.
13. REPAIRS AND MAINTENANCE
     13.1 Tenant’s Repairs and Maintenance Obligations. Except for those portions of the Project to be maintained by Landlord as provided in Sections 13.2 below and subject to Sections 14.5, 27 and 28, Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises and Required Surrender Improvements in good, clean and safe condition and repair

(ordinary wear and tear excepted), promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original thereof, all of the foregoing to the reasonable satisfaction of Landlord, including, but not limited to, repairing any damage caused by Tenant or any of Tenant’s Representatives, and replacing any property so damaged by Tenant or any of Tenant’s Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for promptly maintaining, repairing and replacing (a) all mechanical systems, heating, ventilation and air conditioning systems serving the Premises, (b) all plumbing work and fixtures serving the Premises, (c) electrical wiring systems, fixtures and equipment exclusively serving the Premises, (d) all ulterior lighting (including, without limitation, light bulbs and/or ballasts) (e) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (f) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (g) all tenant signage, (h) lifts for disabled persons serving the Premises, (i) sprinkler systems, fire protection systems and security systems for the Premises, (j) the roof and roof coverings (other than the structural components of the roof) and (k) all partitions, fixtures, equipment, interior painting, interior walls and floors, and floor coverings of the Premises and every part thereof. Additionally, Tenant shall be solely responsible for performance of the regular removal of trash and debris.
     13.2 Maintenance by Landlord:
          13.2.1 Subject to the provisions of Sections 13.1, 14.5, 27 and 28, Landlord, at its sole cost and expense, agrees to repair and maintain in good condition and repair (ordinary wear and tear excepted) (i) the roof structure, foundation, exterior and load bearing walls of the Premises and (ii) damage to the Project to the extent arising from Landlord’s default under this Lease or the gross negligence or willful misconduct of Landlord or Landlord Parties.
          13.2.2 Subject to the provisions of Sections 13.1, 14.5, 27 and 28, and subject to Landlord’s right to receive reimbursement therefor as provided in this Lease, Landlord agrees to repair and maintain in good condition and repair (ordinary wear and tear excepted) the Common Areas. Notwithstanding anything in this Section 13 to the contrary, subject to Sections 13.1, 14.5, 27 and 28, (i) Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Adjacent Park and the Project caused by or created due to any negligent act, omission, or willful misconduct of Tenant or any of Tenant’s Representatives and to restore the Premises and the other affected portions of the Project and the Adjacent Park, as applicable, to the condition existing prior to the occurrence of such damage.
          13.2.3 Notwithstanding anything to the contrary in Section 13, if any maintenance and repair to be performed by Tenant pursuant to Section 13,1 or if any maintenance, improvement, alteration or other construction costs reimbursable by Tenant to Landlord pursuant to any provision of this Lease (other than Section 27), are of a capital nature (in that they are required to be capitalized under generally accepted accounting principles), then upon demand by the Tenant, Landlord shall perform such work and such costs or allocable portions thereof, together with reasonable interest thereon, shall be amortized on a straight-line basis over the estimated useful life of the capital item or fifteen (15) years, whichever is shorter, as reasonably determined by Landlord, and Tenant’s reimbursement obligation shall be limited to a monthly reimbursement of such monthly amortized amount commencing on the first day of the month following the completion of the work and continuing on the first day of each month during the Lease Term until fully amortized. Tenant shall promptly report, in writing, to Landlord any defective condition known to it which Landlord is required to repair, and until such notice is given, Landlord shall have no liability for failing to make the repair.
     13.3 Tenant’s Failure to Perform Repairs and Maintenance Obligations: If Tenant refuses or neglects to repair and maintain the Premises and the other areas properly as required herein and to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time make such repairs or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant’s Property or to Tenant’s business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or any of the Landlord Parties. If Landlord makes such repairs or maintenance, upon completion thereof Tenant shall pay to Landlord, as Additional Rent, Landlord’s costs and expenses incurred therefor. The rights and obligations of Tenant hereunder shall survive the expiration of the Term of this Lease or the earlier termination thereof. Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect with respect to the Premises.
14. INSURANCE
     14.1 Tenant Insurance: Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant’s sole cost and expense, for the protection of Tenant and Landlord, and, in the case of the coverages identified in Sections 14.1.1 and 14.1.2, if their name(s) have been given to Tenant in writing as an additional insured for the policy in question, each of Landlord’s property management company or agent, and Landlord’s lender(s) having a lien against the Premises or any other portion of the Project, as their interests may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Landlord and its lender which afford the coverages described below in this Section 14.1. Tenant shall not pledge or otherwise encumber its right to the proceeds of insurance that Tenant is required to carry pursuant to this Lease. If Tenant has other locations which it owns or leases, Tenant shall not combine the Property Insurance required of Tenant hereunder with the Property Insurance for such other locations. Tenant shall have the right to provide any other insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises in the amounts and types required by this Lease. Any such policy covering both the Premises and such other locations shall include an aggregate limit per location endorsement. Notwithstanding the foregoing provisions of this Section 14.1, Tenant shall not carry the coverages identified in Section 14.1.2 at any time when Landlord is obtaining such insurance coverage pursuant to the provisions of Section 27.7.

          14.1.1 Coverage equal to or greater than that afforded by a commercial general liability insurance policy (claims made form) providing coverage of not less than Five Million Dollars ($5,000,000) in the aggregate limit (including all excess/umbrella insurance) against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant’s and Tenant’s Representatives’ use or occupancy of the Premises and including coverage for the contractual liability of Tenant under this Lease, fire damage, premises liability, personal injury and completed operations (“Liability Insurance”); and
          14.1.2 Coverage, in an amount equal to the full replacement value of the Landlord’s Work and the Required Surrender Improvements (collectively “Insured Premises”) as the same may exist from time to time without deduction for depreciation (all such insurance described in this Section 14.1.1 is hereafter referred to as “Property Insurance”) for loss or damage thereto from (a) all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, all “special form” or “all risk” perils (as such terms are used in the insurance industry), (b) if the Premises is in a flood plain, flood insurance, and (c) earthquake insurance, for so long as the premium for earthquake insurance do not exceed the total of (i) three (3) times an amount equal to the first year’s earthquake (DIG) insurance premium (adjusted annually on the policy anniversary date by the increase, if any, in the Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, San Francisco-Oakland-San Jose (1982-84=100) and (ii) any amount that Landlord may elect, but shall not be obligated, to contribute to the payment of such premiums.
          14.1.3 Worker’s compensation and employer’s liability insurance as required by law,
          14.1.4 Comprehensive automobile liability insurance with a combined single limit of at least $1,000,000 per occurrence for claims arising out of any company owned automobiles;
          14.1.5 Property Insurance covering Tenant for damage to or loss of any of Tenant’s Property (other than the Required Surrender Improvements) located in, on or about the Premises,
          14.1.6 Coverage for business interruption of Tenant; and
          14.1.7 If the property of any of Tenant’s invitees, vendors or customers is to be kept in the Premises, warehouser’s legal liability or bailee customers insurance for the full replacement cost of the property belonging to such parties and located in the Premises; and
          14.1.8 Such other insurance, or higher limits of liability, as is then customarily required for similar types of buildings used for uses like or similar to that of Tenant within the general vicinity of the Project or as may be reasonably required by any of Landlord’s lenders.
     14.2 Insurance Policies: Insurance required to be maintained by Landlord or Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a “General Policyholders Rating” of at least A:X (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of “A.M. Best’s Rating Guides.” Each such policy shall contain a non-imputation endorsement as among the named insureds and any additional insureds or loss payees. Any deductible amounts under any of the insurance policies required hereunder to be obtained by Tenant shall not exceed (i) Ten Thousand Dollars ($10,000) with respect to the liability policy, (ii) Twenty Five Thousand Dollars ($25,000) with respect to Property Insurance other than earthquake (DIC) insurance, and (iii) with respect to earthquake (DIC) insurance, 15% of the replacement value of the Insured Premises or such other deductible amount as is available at commercially reasonable rates. Tenant shall deliver to Landlord evidence of insurance (in the form of Accord Form 27 or other form reasonably acceptable to Landlord and its lenders) and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder, including under Exhibit B to the Lease, at the time of Tenant’s first entry into the Premises for the purpose of constructing any portion of Tenant’s Work (as defined in Exhibit B hereto). Tenant shall, at least fifteen (15) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to material modification except after thirty (30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord).
     14.3 Additional Insureds and Coverage: Additionally, all of such policies required of the Tenant hereunder shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers’ compensation and employer’s liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. It is the parties’ intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant’s operations of its business and/or Tenant’s or Tenant’s Representatives’ use of the Premises and any of the areas within the Project or Common Areas. Notwithstanding anything to the contrary contained herein, during any time period when Landlord or its constituent members (collectively “Park Owner”) own(s) an interest in the Adjacent Park, to the extent the Park Owner’s cost of maintaining insurance with respect to buildings in the Adjacent Park is increased as a result of Tenant’s negligent acts or omissions, breach of this Lease, Alterations, improvements, use or occupancy of the Premises, then Tenant shall pay one hundred percent (100%) of, and for, each such increase as Additional Rent.
     14.4 Failure of Tenant to Purchase and Maintain Insurance: If Tenant fails to obtain and maintain the insurance required herein throughout the Term of this Lease, Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to

Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord’s demand therefor. In addition, Landlord may recover from Tenant, and Tenant agrees to pay as Additional Rent, any and all losses, damages, expenses and costs which Landlord may sustain or incur by reason of Tenant’s failure to obtain and maintain such insurance.
     14.5 Waiver of Subrogation: Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other and against their respective employees, officers, directors, members, tenants, subtenants and assigns, for any loss of, or damage to, either parties’ property to the extent that such loss or damage is a loss covered by an insurance policy in effect at the time of such loss or damage (or would have been a loss covered by an insurance policy required to be in effect but not actually in effect). Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto and their respective employees, officers, directors, members, tenants, subtenants and assigns, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier.
     14.6 Landlord’s Insurance: Subject to Landlord’s right to reimbursement for the cost thereof pursuant to Section 8, Landlord shall obtain and keep in force during the term of this Lease (i) Property Insurance with respect to loss or damage to the improvements located in the Common Areas, (ii) a policy of rental loss insurance insuring the Rent payable by the Tenant hereunder for a period of not less than twelve (12) months in the event of any loss covered by the policy described in Section 14.1.2 above, and (iii) if Landlord carries the Property Insurance pursuant to the provisions of Section 27.7, only if Landlord elects to do so, a policy of earthquake insurance (DIG) with respect to the Insured Premises and the Common Areas in such amounts as Landlord may determine to the extent such coverage is obtainable at commercially reasonable rates.
15. LIMITATION OF LIABILITY AND INDEMNITY
     15.1 Tenant Indemnification: Except to the extent of damage resulting from the breach by Landlord of its obligations hereunder or from the active gross negligence or willful misconduct of Landlord or any of the Landlord Parties, Tenant agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord, the Landlord Parties and Landlord’s lenders (collectively, the “Landlord Indemnitees”) harmless and indemnify Landlord and the Landlord Indemnitees from and against all liabilities, damages, demands, penalties, costs, claims, losses, judgments, charges and expenses (including reasonable attorneys’, fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) (collectively, “Claims”) to the extent arising from or in any way related to, directly or indirectly, (i) Tenant’s or Tenant’s Representatives’ use of the Premises and Common Areas, (ii) the conduct of Tenant’s business, (iii) from any activity, work or thing done, permitted or suffered by Tenant or Tenant’s Representatives in the Premises or any activity, work or thing done by Tenant or Tenant’s Representatives in the Common Areas, (iv) in any way connected with the Alterations or with the Tenant’s Property in the Premises or the Common

Areas, including, but not limited to, any liability for injury to person or property of Tenant, Tenant’s Representatives or third parties, and/or (v) Tenant’s failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease,
     15.2 Waiver of Landlord Liability: Except to the extent of damage resulting from the breach by Landlord of its obligations hereunder or from the active gross negligence or willful misconduct of (i) Landlord or (ii) Landlord Parties to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of the Landlord Indemnitees shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant, Tenant’s Representatives or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises or the Common Areas, including, but not limited to, any acts, errors or omissions within the Common Areas of any tenants or occupants of the Adjacent Park. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. Landlord and the Landlord Parties shall not be-liable for any interference with light or air, or for any latent defect in the Premises or the Building.
16. ASSIGNMENT AND SUBLEASING
     16.1 Prohibition: Tenant shall not, without the prior written consent of Landlord, assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease or any interest herein, permit any assignment or other such transfer of this Lease or any interest hereunder by operation of law; sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any persons other than Tenant and Tenant’s Representatives (all of the foregoing are sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is sometimes referred to as a “Transferee”). No consent to any Transfer shall constitute a waiver of the provisions of this Section 16, and all subsequent Transfers may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, but which consent shall be subject to the provisions of this Section 16.
     16.2 Request for Consent: If Tenant seeks to make a Transfer, Tenant shall notify Landlord, in writing, and deliver to Landlord at least thirty (30) days (but not more than one hundred eighty (180) days) prior to the proposed commencement date of the Transfer (the “Proposed Effective Date”) the following information and documents (the “Tenant’s Notice”): (i) a description of the portion of the Premises to be transferred (ii) all of the terms of the proposed Transfer including without limitation, the Proposed Effective Date, the name and address of the proposed Transferee, and a copy of the existing or proposed assignment, sublease or other agreement governing the proposed Transfer (“Transfer Document(s)”); (iii) current financial statements of the proposed Transferee certified by an officer, member, partner or owner thereof, and any such other information as Landlord may then reasonably require, including without limitation, audited financial statements for the previous three (3) most recent consecutive fiscal years; (iv) the Plans and Specifications (defined below), if any; and (v) such other information as Landlord may then reasonably require. Tenant shall give Landlord the Tenant’s Notice in accordance with the provisions of Section 31.9. Within thirty (30) days after Landlord’s receipt of the Tenant’s Notice (the “Landlord Response Period”) Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed Transfer. If Landlord consents to the requested proposed Transfer, Tenant may thereafter assign its interests in and to this Lease or sublease all or a portion of the Premises to the same party and on the same terms as set forth in the Tenant’s Notice. If Landlord fails to respond to Tenant’s Notice within Landlord’s Response Period, then, after Tenant shall have given to Landlord a second notice in accordance with the provisions of Section 31.9 and, if within ten (10) days after Landlord’s receipt of such Second Notice (the “Second Response Period”), Landlord fails to respond thereto prior to the end of the Second Response Period, the proposed Transfer shall then be deemed approved by Landlord.
     16.3 Criteria for Consent: Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold its consent where (a) Tenant is in default of its obligations under this Lease beyond applicable notice and cure periods and such default is not cured on or before the effective date of the transfer in question, (b) the use to be made of the Premises by the proposed Transferee is prohibited under this Lease or differs from the uses permitted under this Lease, (c) the proposed Transferee or its business is subject to compliance with additional requirements of the ADA beyond those requirements which are applicable to Tenant, unless the proposed Transferee shall (1) first deliver plans and specifications for complying with such additional requirements (the “Plans and Specifications”) and obtain Landlord’s written consent thereto, and (2) comply with all Landlord’s conditions contained in such consent, (d) the proposed Transferee does not intend to occupy a substantial portion of the Premises assigned or sublet to it, (e) Landlord reasonably disapproves of the proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the proposed Transferee at the Premises, (f) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Project, and if Landlord owns the Adjacent Park, the Adjacent Park, or increasing the expenses Landlord will bear without reimbursement from Tenant associated with operating, maintaining and repairing the Project, or (g) the proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Premises of a type, nature or quantity not then permitted by this Lease.
     16.4 Effectiveness of Transfer and Continuing Obligations: Prior to the Proposed Effective Date as stated in Tenant’s Notice, Tenant shall deliver to Landlord (i) a counterpart of the fully executed Transfer Documents), (ii) an executed Hazardous Materials Disclosure Certificate substantially in the form of Exhibit E hereto (the “Transferee HazMat Certificate”), and (iii) Landlord’s standard form of Consent to Assignment or Consent to Sublease, as applicable, executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such consent instrument shall not release or discharge the Transferee from its obligation to do so or from any liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landed, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases. Each permitted Transferee who takes an assignment of this Lease shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed or complied with, for the Term of this Lease and each Transferee who receives a sublease shall be bound by and shall not violate any of the provisions of this Lease. No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. An assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder, but no Transfer by Tenant shall relieve Tenant of any obligations or liability under this Lease whether occurring before or after such consent, assignment, subletting or other Transfer. The acceptance of any or all of the Rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. For purposes hereof, if Tenant is a business entity, direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) to any party other than an Affiliate in accordance with the provisions of Section 16.7 hereof shall be deemed a Transfer and shall be subject to all the provisions hereof. Any transfer made without Landlord’s prior written consent, shall, at Landlords option, be null, void and of no effect, or, at Landlord’s option, shall constitute a material and incurable default by Tenant. As Additional Rent hereunder, Tenant shall pay to Landlord a fee in the amount of one thousand two hundred dollars ($1,200) plus Tenant shall promptly reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed Transfer.
     16.5 Transfer Premium: If Landlord consents to a Transfer, as a condition thereto which the Tenant hereby agrees is reasonable, Tenant shall pay to Landlord, as Additional Rent fifty percent (50%) of any “Transfer Premium”, The term “Transfer Premium” shall mean the lesser of (i) the amount by which (a) the “fair market rental value” of the affected Premises (or so much thereof as is transferred) exceeds (b) the sum of (x) and (y) where (x) equals the Rent (or pro rata portion of the Rent for any partial Transfer) reserved in this Lease for such space and (y) equals the aggregate of any brokerage commissions and attorneys’ fees incurred by Tenant in obtaining and negotiating the Transfer or (ii) the amount by which (a) all rent, additional rent and other consideration payable and received by the Tenant from such Transferee to Tenant with respect to the transfer of this Lease and the Premises either initially or over the term of the Transfer exceeds (b) the sum of (x) and (y) where (x) equals the Rent (or pro rata portion of the Rent) reserved in this Lease for such space and (y) equals the aggregate of any brokerage commissions and attorneys’ fees incurred by Tenant in obtaining and negotiating the Transfer, and the cost incurred by Tenant in performing its obligations for the benefit of the Transferee under the terms of the Transfer Document(s). As used herein “fair market rental value of the affected Premises” means the fair market rental value of those improvements constituting the Premises which were constructed by the Landlord pursuant to the Work Letter which are being transferred to the Transferee (without regard to (i) the consideration actually paid by the Transferee or (ii) the value of any Tenant’s Property involved in the Transfer), as determined by the agreement of the parties, or if the parties cannot agree within ten (10) days following the demand by either party for agreement, by an appraisal conducted in the manner described in Section 3.3.3. Notwithstanding the foregoing, if the Transfer Premium is not determined prior to the time that Landlord’s response to Tenant’s request for consent to the transfer is required to be delivered hereunder, then, if the other conditions to Landlord’s consent set forth herein are met, Landlord shall provide its consent, and thereafter the Transfer Premium shall be determined in accordance with this Section.
     16.6 Waiver: Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee.
     16.7 Affiliated Companies/ Restructuring of Business Organization: Notwithstanding anything to the contrary in this Section 16, the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under the common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets of Tenant, or (iv) any entity into which Tenant is merged or that is merged into Tenant or consolidated (all such persons or entities described in clauses (i), (ii), (iii) and (iv) being sometimes herein referred to as “Affiliates”) shall not be deemed a Transfer under this Section 16 (hence, the aforesaid events shall not be subject to obtaining Landlord’s prior consent), and Landlord shall not have any right to receive any Transfer Premium in connection therewith, provided in all instances that:
          16.7.1 Tenant shall have delivered to Landlord all the same information as is required by Section 16.2 with respect to a Transfer that requires Landlord’s consent;
          16.7.2 any such Affiliate was not formed as a subterfuge to avoid the obligations of this Section 16;
          16.7.3 Tenant shall give Landlord prior notice of any such assignment or sublease to an Affiliate;
          16.7.4 the successor of Tenant has as of the effective date of any such assignment or sublease, a tangible net worth and net assets, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease (in the case of an assignment) or to meet the obligations of the subtenant under the sublease (in the case of a sublease);

          16.7.5 any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee (i.e. any such Affiliate), other than in the case of an Affiliate resulting from a merger or consolidation as described in Section 16.7(iv) above, shall assume and any sublessee shall agree to be bound by, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and
          16.7.6 Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease, except in the case of an Affiliate resulting from the acquisition of all or substantially all of the assets of Tenant described in Section 16.7(iii) or from a merger or consolidation as described in Section 16.7(iv) above.
17. SUBORDINATION
     17.1 Lease Subordinate. The rights of Tenant under this Lease and Tenant’s leasehold interest shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the Lot, or any other portion of the Project, and (ii) the lien of any mortgage or deed-of trust which may now or hereafter exist for which the Adjacent Park (until the Lot is created), Building, the Lot, ground leases or underlying leases, any other portion of the Project or Landlord’s interest or estate in any of said items is specified as security; provided, however, the holder of such interest shall agree in writing to recognize the Tenant’s right of possession under this Lease and shall not terminate this Lease so long as Tenant is not in default under this Lease beyond the period provided for the cure of such default, if any. An agreement executed by Tenant subordinating this Lease to any of the foregoing is herein referred to as a “Subordination Agreement”. Except as expressly provided therein, no Subordination Agreement shall limit lender’s rights under the mortgage or deed of trust or other loan documents relating thereto.
     17.2 Lease Superior at Lender’s Request. Notwithstanding the foregoing, Landlord or any ground lessor, mortgagee, or any beneficiary shall have the right to require this Lease be superior to any such ground leases or underlying leases or any such liens, mortgage or deed of trust.
     17.3 Attornment; Non-Disturbance. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest does not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in material default of the terms and provisions of this Lease beyond the period provided for the cure of such default, if any.
     17.4 Rights and Obligations of Successor. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be: (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor;

(c) bound by prepayment of more than one (1) month’s Rent, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 10 hereof, then not more than three months’ Rent; or (d) liable to Tenant for any Lease Collateral not actually received by such successor in interest to the extent all or any portion of such Lease Collateral has not already been applied by Landlord to cure a Tenant default or refunded to Tenant. Subject to the provisions of Section 6, Landlord shall be liable to Tenant for all or any portion of any Lease Collateral not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Lease Collateral to the successor in interest.
     17.5 Execution of Subordination Agreement. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within five (5) days of a demand or request by Landlord, a Subordination Agreement in form and content as reasonably requested by Landlord, ground lessor, mortgagee or beneficiary, and any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Although a Subordination Agreement in a form substantially similar to the form of Exhibit I shall be deemed reasonable, Tenant shall be obligated to execute such other form of Subordination Agreement as Landlord, ground lessor, mortgagee or beneficiary shall reasonably request. Landlord shall use commercially reasonable efforts to cause a Subordination Agreement in substantially similar form to Exhibit I to be executed by Landlord and Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of First Union National Bank-Bank of America, N.A. Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (“Existing Lender”) on or before the sixtieth (60th) day after the date of this Lease, unless on or before said date the Lot has been created and the Existing Lender has released its lien on the Lot.
18. RIGHT OF ENTRY
Landlord and the Landlord Parties shall have the right to enter the Premises at all reasonable times, upon reasonable prior notice, for purposes of inspection, exhibition, posting of notices, investigation, replacements, repair, maintenance and alteration. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall have the right to place “for rent” or “for lease” or “for sale” signs on the outside of the Premises, the Building and on the Lot. Tenant hereby waives any Claim from damages or for any injury or inconvenience to or interference with Tenant’s business, or any other loss occasioned thereby except for any Claim arising out of a breach of this Lease by Landlord or the sole active gross negligence or willful misconduct of Landlord or the Landlord Parties.
19. ESTOPPEL CERTIFICATE
Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within five (5) days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Building or other portions of the Project. Tenant’s failure to deliver such statement within such tune shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s performance; and (c) not more than one month’s Rent has been paid in advance, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 10 hereof, then not more than three months’ Rent has been paid in advance.
20. TENANT’S DEFAULT The occurrence of any one or more of the following events shall, at Landlord’s option, constitute a material default by Tenant of the provisions of this Lease:
     20.1 The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse;
     20.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder as and when due, where such failure continues for three (3) calendar days after Landlord gives Tenant written notice of default. If Landlord gives Tenant a Notice to Pay Rent or Quit pursuant to applicable unlawful detainer statutes, such Notice to Pay Rent or Quit shall also constitute the notice required by this Section 20.2.
     20.3 The failure by Tenant to cause any portion of the Lease Collateral to be delivered, renewed or replaced as required by Section 6.1 hereof;
     20.4 The failure by Tenant to timely deliver any estoppel certificate, subordination agreement or evidence of insurance required by this Lease where such failure continues for three (3) days after written notice of such failure is given by Landlord to Tenant.
     20.5 A Transfer in violation of Section 16 of this Lease.
     20.6 The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except for the failures described in Sections 20.1, 20.2, 20.3, 20.4, 20.5, 20.7, 20.8, 20.9, 20.10 and 20.11 and except for any failure, breach or default by Tenant that is expressly stated in this Lease to be incurable) and such failure is not cured within thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant. However, Tenant shall not be in default of its obligations under this Section 20.6 if (i) such failure cannot reasonably be cured within said thirty (30) day period, and (ii) Tenant promptly commences the cure of such default and thereafter diligently proceeds with same to completion, taking all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than ninety (90) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure;
     20.7 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing;
     20.8 The appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold, where such appointment is not rescinded within sixty (60) days after appointment of the receiver, which thereupon shall be an incurable default;
     20.9 Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due, which shall be an incurable default;
     20.10 Any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets not entirely released within thirty (30) days after its initial entry, which shall be an incurable default; and
     20.11 The attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold not entirely released within thirty (30) days after its initial entry, which shall be an incurable default.
21. REMEDIES FOR TENANT’S DEFAULT
     21.1 Landlord’s Rights: In the event of Tenant’s material default under this Lease, Landlord may terminate Tenant’s right to possession of the Premises by any lawful means in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice, and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, the Landlord shall have the immediate right of re-entry whether or not this Lease is terminated, and if this right of re-entry is exercised following abandonment of the Premises by Tenant, Landlord may consider any of Tenant’s Property left on the Premises to also have been abandoned. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relates the Premises or any portion thereof, Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar costs (collectively, the “Reletting Costs”). To the fullest extent permitted by law, any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. Reletting may be for a period shorter or longer than the remaining term of this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord other than giving written notice to Tenant shall terminate this Lease, Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.
     21.2 Damages Recoverable: If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Tenant’s right to possession is terminated by Landlord because of a breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant’s failure to perform its obligations hereunder, including without limitation, the following:
          21.2.1 the unamortized cost of any Tenant Improvements constructed by or on behalf of Tenant pursuant to Exhibit B hereto to the extent Landlord has paid for such improvements.
          21.2.2 the unamortized portion of any broker’s or leasing agent’s commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term of the Lease remaining after the date on which Tenant is in default of its obligations hereunder.
          21.2.3 all Reletting Costs.
          21.2.4 the worth at the time of the award (computed in accordance with Subparagraph (a)(3) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord, and, in such case, prior to the award Landlord may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant’s failure to perform its obligations hereunder. Even though Tenant has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant’s right of possession. The “worth at the time of the award” within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate often percent (10%) per annum.
          21.2.5 until Landlord elects to terminate Tenant’s right of possession, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder.
     21.3 Right of Redemption Except as herein expressly provided to the contrary, Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure

Sections 1174 and 1179 (or any successor or substitute, or similar statute), or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder. Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease for non-payment of Base Rent or any other sum of money due hereunder. Notwithstanding the foregoing provisions of this Section 21.3, Cell Genesys, Inc. (and, if Cell Genesys, Inc. has not exercised such right, any Affiliate receiving an assignment of the Lease in accordance with Section 16 of this Lease, but not anyone claiming by and under Cell Genesys, Inc. or an Affiliate), shall have, on one occasion during the Term of this Lease, the right to seek relief from forfeiture under California Code of Civil Procedure (CCP) Sections 1174 and 1179 (or any successor substitute, or similar statute) provided that, in addition to the requirements of CCP Sections 1174 and 1179, Cell Genesys, Inc. provides to the Court reasonable assurances of future timely performance of all of its obligations under the Lease.
     21.4 Rights and Remedies Cumulative: The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors’ rights generally. In addition to all remedies set forth above, if Tenant materially defaults under this Lease, all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.
22. HOLDING OVER
If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to two hundred percent (200%) of the greater of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease or (ii) the fair market rental rate for the Premises as of the commencement of such holdover period. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims resulting from such failure, including but not limited to, any Claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
23. LANDLORD’S DEFAULT

Landlord shall not be considered in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes hereof, a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.
24. PARKING
Tenant shall have the right to use one hundred five (105) non-designated and non-exclusive parking spaces located on the Lot. Tenant’s parking rights shall be exercised in accordance with all Laws and subject to such reasonable parking rules and regulations as Landlord may from time to time promulgate. Landlord represents and warrants that (i) the Lot shall contain no less than the greater of (a) the number of parking spaces required by the City of Hay ward at the time the building permit for the Building shell portion of Landlord’s Work is issued or (b) the total number of spaces specified in the Basic Lease Information plus the number of parking spaces on the Lot granted to occupants of the Adjacent Park, and (ii) Landlord shall not permit tenants of the Adjacent Park to utilize spaces on the Lot if such use would result in fewer parking spaces being allocated to the Building than are indicated in the Basic Lease Information. Within a reasonable period of time following written notice from Tenant to Landlord that persons other than Tenant and its employees, subtenants and invitees are utilizing spaces on the Lot that have been allocated to Tenant and which Tenant is authorized and intends to utilize, Landlord shall make commercially reasonable efforts, at Landlord’s expense, to eliminate the unpermitted use. In no event shall Tenant or any of Tenant’s Representatives park or permit any parking of vehicles overnight. There shall be no vehicle parking or truck activity within the parking area on the easterly side of the Building from 7:00 p.m. to 7:00 a.m.
25. TRANSFER OF LANDLORD’S INTEREST
If there is any sale or other transfer of the Premises or any other portion of the Project by Landlord or any of Landlord’s interest therein, Landlord shall automatically be entirely released from all liability under this Lease, and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of such transfer. A ground lease or similar long term lease by Landlord of the Premises or Lot, shall be deemed a sale within the meaning of this Section 25. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in material default of any of the provisions of this Lease.
26. WAIVER
No delay or omission in the exercise of any right or remedy of either party on any default by the other party shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.
27. CASUALTY DAMAGE
     27.1 Estimate of Time to Restore.
          27.1.1 Following damage or destruction to the Property, within the sixty (60) day period (“Restoration Estimate Period”) following Tenant’s notice to Landlord of the occurrence of the loss (“Tenant’s Loss Notice”), Landlord’s architect shall give to Landlord and Tenant a reasonable estimate (“Landlord Architect’s Estimate”) of the time required to restore (i) the Landlord’s Work and (ii) the Required Surrender Improvements, excluding from such time estimate the time required to replace any specialty improvements installed in connection with Tenant’s research and development activities in the Premises, including without limitation, laboratory equipment and ancillary building service equipment required because of such research and development activities. If Landlord gives the Landlord Architect’s Estimate to Tenant within the Restoration Estimate Period, then the Landlord Architect’s Estimate shall be the “Architect’s Certificate”, and Section 27.1.2 shall be of no force or effect.
          27.1.2 During the Restoration Estimate Period, Tenant may select an architect to prepare a reasonable estimate of the time required to restore the Insured Premises (“Tenant Architect’s Estimate”), and, if (i) the Landlord fails to give Tenant the Landlord Architect’s Estimate within the Restoration Estimate Period and (ii) Tenant gives Landlord the Tenant’s Architect’s Estimate within the Restoration Estimate Period, then the Tenant Architect’s Estimate shall be the “Architect’s Certificate”.
          27.1.3 If within the Restoration Estimate Period (i)Landlord’s Architect fails to give the Landlord Architect’s Estimate and (ii) the Tenant’s Architect fails to give the Tenant Architect’s Estimate, then it shall be deemed that the Landlord Architect’s Estimate was given on such 60th day and shall be deemed to be the “Architect’s Estimate”, and it shall be deemed that the Landlord’s Work and Required Surrender Improvements, subject to the exclusions described in Section 27.1.1 above, can be restored within 365 days after issuance of building permits for such work.
     27.2 Definitions and Termination Rights. As used herein:

          27.2.1 “Tenant Insured Loss” shall mean damage or destruction to the Insured Premises (as defined in Section 14.1.2) that (i) is actually covered by the Property Insurance on the Insured Premises to be obtained by Tenant pursuant to Section 14.1.2 or, (ii) provided Landlord has not exercised its rights under Section 27.7, is required to be covered by Property Insurance to be obtained by Tenant pursuant to Section 14.1.2, but is not so covered by such insurance.
          27.2.2 “Landlord Insured Loss” shall mean damage or destruction to the Insured Premises (i) that is actually covered by the Property Insurance or other insurance obtained by Landlord in accordance with Section 27.7, and (ii) either:
               27.2.2.1 all of the proceeds of such Property Insurance carried or to be carried by Landlord are actually disbursed by the insurer for use by Tenant or Landlord in restoration of the Insured Premises, or
               27.2.2.2 if less than all of the proceeds of such Property Insurance are actually disbursed by the insurer for use by Tenant or Landlord in restoration of the Insured Premises or if the Landlord’s lender otherwise prevents the use of the proceeds of such Property Insurance for the restoration of the Insured Premises (the amount of proceeds not actually disbursed for restoration being hereinafter referred to as “Insurance Proceeds Reduction Amount”), and then either:
                    27.2.2.2.1 not later than ninety (90) days following the date the Tenant’s Loss Notice is given, Landlord elects in writing to deposit an amount equal to the Insurance Proceeds Reduction Amount into an escrow account; or
                    27.2.2.2.2 not later than ninety (90) days following the date the Tenant’s Loss Notice is given, Landlord elects in writing to provide other reasonable assurance that the Insurance Proceeds Reduction Amount will be made available for restoration of the Insured Premises.
          27.2.3 “Uninsured Loss” shall mean any damage or destruction to the Insured Premises other than a Tenant Insured Loss or a Landlord Insured Loss.
          27.2.4 The term “Tenant’s Casualty Loss Termination Right” shall mean the right of Tenant to terminate this Lease if:
               27.2.4.1 there is an Uninsured Loss, a Tenant Insured Loss, or a Landlord Insured Loss and the Architect’s Estimate provides that the time required to fully restore the Landlord’s Work and Required Surrender Improvements, subject to the exclusions provided for in Section 27.1.1 above, is reasonably estimated pursuant to Section 27.1 to exceed 365 days after building permits are issued, or

               27.2.4.2 the Insured Premises are damaged or destroyed by an Uninsured Loss, a Tenant Insured Loss or a Landlord Insured Loss at anytime during the last twelve months of the Lease Term, as the same may be extended from time to time, or
               27.2.4.3 there is an Uninsured Loss and Landlord does not elect, pursuant to and in accordance with Section 27.4.1 to restore Landlord’s Work.
          27.2.5 The term “Landlord’s Casualty Loss Termination Right” shall mean the right of Landlord to terminate this Lease if (i) there is an Uninsured Loss, (ii) Landlord had not at the time of such loss elected to carry Property Insurance on the Insured Premises pursuant to Section 27.7, and (iii) Tenant does not elect, pursuant to Section 27.4.2 to restore Landlord’s Work and the Required Surrender Improvements.
     27.3 Insured Loss.
          27.3.1 If (i) there is a Tenant Insured Loss or a Landlord Insured Loss and (ii)Tenant exercises Tenant’s Casualty Loss Termination Right, then (a) Tenant shall assign to Landlord and Landlord’s lender, as their interests may appear, all of its right, title and interest in the Property Insurance covering the Insured Premises obtained by Tenant pursuant to Section 14.1.2 or otherwise, and (b) if Tenant has breached its obligation to obtain Property Insurance pursuant to Section 14.1.2, then Tenant shall cause to be paid to Landlord the full amount of the proceeds that would have been made available by the insurer for such loss as if Tenant had in fact carried the insurance required of Tenant pursuant to Section 14.1.2.
          27.3.2 Subject to the other provisions of this Section 27, if at any time during the term of this Lease (i) there is a Tenant Insured Loss or Landlord Insured Loss and (ii) neither Landlord nor Tenant exercises their respective Landlord’s Casualty Loss Termination Right or Tenant’s Casualty Loss Termination Right in accordance with this Section 27, then (a) this Lease shall continue in full force and effect, (b) Tenant shall restore the Insured Premises and, if Tenant so elects, such other Tenant Improvements and other Tenant’s Property as Tenant may elect to restore as soon as reasonably possible, and (c) subject to any contrary provision of any Subordination Agreement, all of the proceeds of the Property Insurance covering the Insured Premises (and any additional sum that Landlord may elect to contribute to the restoration pursuant to Section 27.2.2.2) shall be disbursed for use by Tenant for such restoration of the Insured Premises. If any lender, after having consented to the use of insurance proceeds for restoration, should cut off the availability of such proceeds and such proceeds are not replaced by Landlord, then in addition to its other rights and remedies, Tenant shall have the right to cease restoration of the Insured Premises.
          27.3.3 At any tune when Tenant is to undertake the restoration of the Insured Premises in accordance with this Lease, such restoration planning and work shall be performed by the Tenant in accordance with the provisions of Section 12 above and the provisions of the Work Letter relating to work which was to be performed by Tenant under such Work Letter.

          27.3.4 If Landlord carries the Property Insurance pursuant to Section 27.7 , then, subject to any contrary provisions of any Subordination Agreement executed by Landlord and Tenant, in the event of a Landlord Insured Loss, the proceeds of the Property Insurance for the Insured Premises shall be disbursed by the insurer for use as the restoration work progresses in accordance with procedures (comparable to construction loan disbursement procedures) reasonably acceptable to Tenant, Landlord and any Landlord’s lender named as an additional insured or loss payee with respect to such Property Insurance covering the Insured Premises. Any proceeds of insurance attributable to any Tenant’s Property, other than the Required Surrender Improvements, shall be disbursed as the insurer and Tenant shall agree.
          27.3.5 If Landlord has elected to provide any Insurance Proceeds Reduction Amount pursuant to Section 27.2.2.2, then, as the restoration work progresses, such Insurance Proceeds Reduction Amount shall be disbursed in accordance with procedures (comparable to construction loan disbursement procedures) reasonably acceptable to Landlord, Tenant and Landlord’s lender. If Landlord fails to provide the Proceeds Reduction Amount, in addition to its other rights and remedies, Tenant shall have the right to halt restoration of the Insured Premises.
     27.4 Uninsured Loss.
          27.4.1 If (i) there is an Uninsured Loss, (ii) the Architect’s Estimate is given and provides that Landlord’s Work and the Required Surrender Improvements (subject to the exclusions in Section 27.1 above) require 365 days or less to restore after the issuance of building permits and (iii) Tenant does not elect to restore the Insured Premises pursuant to Section 27.4.2, then Landlord shall have the right, but not the obligation, to elect to restore Landlord’s Work (as defined in the Work Letter Agreement) by delivery of written notice to Tenant not earlier than one hundred twenty-one (121) days and not later than one hundred thirty- five (135) days following the date Tenant’s Loss Notice is given and, if Landlord elects to restore Landlord’s Work, (a) the Lease shall continue in full force and effect, and Landlord shall diligently undertake such restoration of Landlord’s Work at its sole cost and without contribution from Tenant and shall diligently pursue such undertaking to completion, (b) Tenant shall restore the Required Surrender Improvements, provided, however, that Tenant shall not be obligated to expend more for such restoration of the Required Surrender Improvements than the proceeds of any Property Insurance with respect to the Required Surrender Improvements that are paid to Tenant or would have been paid to Tenant had Tenant performed its obligations under Section 14,1.2, and (c) Tenant shall have the right, but not the obligation, to restore any other portion of Tenant’s Property at Tenant’s sole cost and expense without reimbursement from Landlord.
          27.4.2 If there is an Uninsured Loss, Tenant shall have the right, but not the obligation, to elect to restore the Landlord’s Work (as defined in the Work Letter Agreement) by giving written notice of such election to Landlord not earlier than ninety-one (91) days and not later than one hundred twenty (120) days after Tenant’s Loss Notice is given, in which event (a) the Lease shall continue in full force and effect, and Tenant shall diligently undertake and complete the restoration of the Landlord’s Work at Tenant’s sole cost and expense without contribution from Landlord, (b) Tenant shall restore the Required Surrender Improvements, and (c) Tenant shall have the right, but not the obligation, to restore any other portion of Tenant’s Property at Tenant’s sole cost and expense without reimbursement from Landlord.
     27.5 Exercise of Termination Rights.
          27.5.1 If Tenant is not required pursuant to Section 27.3.2 to restore and does not elect to restore the Insured Premises in accordance with Section 27.4.2, then Landlord may exercise the Landlord’s Casualty Loss Termination Right by giving Tenant written notice of Landlord’s election to terminate the Lease not earlier than the first to occur of (a) the date Tenant gives Landlord notice of its election not to restore the Insured Premises pursuant to Section 27.4.2 or (b) the one hundred twenty-first (121st) day following the date Tenant’s Loss Notice is given, and not later than one hundred thirty five (135) days following the date Tenant’s Loss Notice is given.
          27.5.2 If Tenant is not required to restore and Landlord does not elect to restore in accordance with this Section 27, then Tenant may exercise the Tenant’s Casualty Loss Termination Right by giving Landlord written notice of Tenant’s election to terminate the Lease no earlier than one hundred thirty-six (136) days and no later than one hundred fifty (150) days after the Tenant’s Loss Notice is given, (ii) paying to Landlord, upon Landlord’s demand, any amounts due pursuant to Section 27.3.1; and (iii) upon request by Landlord, executing such documents as may reasonably be required to transfer to Landlord Tenant’s rights in Property Insurance attributable to the Insured Premises. Within ninety (90) days after the giving of such notice by Tenant, Tenant shall remove all of Tenant’s Property (other than the Required Surrender Improvements and the Optional Surrender Improvements that Tenant decides not to remove) and shall return possession of the Premises to the Landlord as required by Section 12.2 and Section 29, and thereupon Landlord shall return to Tenant (i) any prepaid Rent and (ii) subject to all the terms and provisions of Section 6 above, the Lease Collateral (or so much thereof as has not been applied in accordance with this Lease). Tenant may exercise Tenant’s Casualty Loss Termination Right pursuant to Section 27.2.4 within one hundred fifty (150) days after Tenant’s Loss Notice is given.
     27.6 Rent Abatement. Following any Landlord Insured Loss, Tenant Insured Loss or Uninsured Loss, the Rent payable hereunder by Tenant shall be abated, such abatement being limited to the extent (a) the Premises are rendered unusable and unfit for occupancy due to any damage or destruction and (b) Tenant is not using or otherwise occupying same for the conduct of its business; provided, however that if Tenant is undertaking the restoration, the maximum amount of such abatement shall be limited to the time that the Premises could be made reasonably useable by Tenant if restoration is pursued by Tenant with reasonable diligence. Notwithstanding any provision of this Lease to the contrary, such abatement shall be limited to the proceeds of rental loss insurance carried or required to be carried by Landlord pursuant to the provisions of Section 14.6.
     27.7 Lender Requirements.

          27.7.1 Notwithstanding any provision of Section 27 to the contrary, in the event any of Landlord’s lender(s) having a lien on the Premises so require, Landlord shall have the right to carry the Property Insurance on the Insured Premises required or permitted of Tenant pursuant to Section 14.1.2 hereof and any other type of insurance that any such lender may require, and Landlord shall treat the expenses thereof as Operating Expenses, subject, however, to the provisions of Section 8.2.3. Landlord shall deliver prior written notice to Tenant of Landlord’s election to carry said Property Insurance. If Landlord delivers such notice to Tenant, Landlord shall carry the Property Insurance, and Tenant shall be relieved of its obligation to carry such Property Insurance, unless and until Landlord shall provide Tenant with at least thirty (30) days notice of rescission of its election under this Section 27.7, in which event this Section 27.5 shall not apply unless and until Landlord provides Tenant with another notice of its election.
          27.7.2 If Tenant does not exercise Tenant’s Casualty Loss Termination Right pursuant to the provisions of Section 27.5, then with respect to any loss which is not a Tenant Insured Loss and which is covered by or is required to be covered by the Property Insurance that Landlord carries or is required to carry pursuant to this Section 27.7, the following shall apply:
               27.7.2.1 Landlord shall use its reasonable best efforts to obtain, within ninety (90) days following such loss, the written agreement of the Landlord’s lender that any proceeds available from Property Insurance carried by Landlord with respect to the Insured Premises (or the amount that Landlord is liable to pay due to any failure by Landlord to carry such Property Insurance) may be disbursed for use by Tenant for the restoration of the Insured Premises in accordance with the foregoing provisions of this Section 27,
               27.7.2.2 If the loss is a Landlord Insured Loss, Tenant shall pay to Landlord the greater of (i) the deductible portion of the Property Insurance carried by Landlord with respect to any such loss (other than earthquake (DIG) insurance) up to $25,000 and as to earthquake (DIG) insurance, up to 15% of the replacement value of the Insured Premises, or (ii) such higher deductible amount as to which Landlord and Tenant have agreed in writing.
     27.8 Waiver: Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant’s Property, resulting in any way from such damage, destruction or the repair thereof, except that, to the extent of proceeds of loss of rents insurance coverage carried by Landlord or required by this Lease to be carried by Landlord, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are actually unusable and unfit for occupancy and Tenant is not using or otherwise occupying same for the conduct of its business as specifically provided above in this Section 27. Except as herein expressly provided to the contrary, Landlord and Tenant hereby waive all rights to terminate this Lease, and Tenant hereby waives any right to offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including but not limited to, all rights pursuant to the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code or any similar statute or common law, as the same may be amended or supplemented from time to time.

     27.9 Survival. The rights and obligations of Landlord and Tenant under this Section 27 shall survive the termination of this Lease.
     27.10 Restoration of Common Area Improvements. To the extent of insurance proceeds of Property Insurance Landlord is required to carry pursuant to Section 14.6 (or, if Landlord should fail to carry such insurance, to the extent of proceeds that would have been available but for Landlord’s failure), Landlord shall promptly and diligently restore any damaged improvements to the Common Areas substantially to the condition existing prior to such damage.
     27.11 Calendar of Restoration Events. Set forth below is a calendar of important dates in the event there is damage or destruction to the Insured Premises. In the event of any conflict between the provisions of this Section 27.11 and any other provision of this Section 27, such other provision shall control.

EVENT	DATE
Last day for Landlord’s architect to provide Architect’s Estimate	60 days after Tenant’s Loss Notice

First day for Landlord to elect to provide Insurance Proceeds Reduction Amount pursuant to Section 27.2.2.2	Date of Tenant’s Loss Notice

Last day for Landlord to elect to provide Insurance Proceeds Reduction Amount pursuant to Section 27.2.2.2	90 days after Tenant’s Loss Notice

First day for Tenant to elect to restore pursuant to Section 27.4.2	91 days after Tenant’s Loss Notice

Last day for Tenant to elect to restore the Landlord’s Work pursuant to Section 27.4.2	120 days after Tenant’s Loss Notice

First day for Landlord to elect to restore pursuant to Section 27.4.1 or to exercise a Landlord’s Casualty Loss Termination Right pursuant to Section 27.5.1	121 days after Tenant’s Loss Notice

Last day for Landlord to elect to restore pursuant to Section 27.4.1 or to exercise a Landlord’s Casualty Loss Termination Right pursuant to Section 27.5.1	135 days after Tenant’s Loss Notice

First day for Tenant to elect to exercise a Tenant’s Casualty Loss Termination Right pursuant to Section 27.5.2	136 days after Tenant’s Loss Notice

Last day for Tenant to elect to exercise a Tenant’s Casualty Loss Termination Right pursuant to Section 27.5.2	150 days after Tenant’s Loss Notice

28. CONDEMNATION
     28.1 Definitions.
          28.1.1 “Partial Taking” shall mean a Taking by power of eminent domain a portion of the Premises or the Common Areas and following such taking the remaining portion of the Premises and the Common Areas available for the Tenant’s use are reasonably suitable for the continued conduct of the Tenant’s business therein.
          28.1.2 “Total Taking” shall mean a Taking by power of eminent domain of all of the Premises.
          28.1.3 “Substantial Taking” shall mean a Taking that is not a Partial Taking or a Total Taking.
          28.1.4 “Taking” shall mean the exercise of the power of eminent domain with respect to the property, inverse condemnation or sale in lieu thereof for any public or quasi- public use or purpose.
          28.1.5 “Temporary Taking” shall mean a Taking of all or a portion of the Premises for less than the remainder of the Term.
     28.2 Partial Taking. If there is a Partial Taking, the Lease shall continue in effect as to the portion of the Premises remaining, the Lease shall terminate as to the portion of the Premises taken, and the Rent shall be equitably adjusted.
     28.3 Total Taking. If there is a Total Taking, the Lease shall terminate on the earlier of (i) the date title to the Premises vests in the condemnor (ii) the date the condemnor is authorized to take possession of the Premises as stated in an order for possession.
     28.4 Substantial Taking. If there is a Substantial Taking, then Tenant may elect to terminate this Lease on the earlier of (i) the date title to the Premises vests in the condemnor (ii) the date the condemnor is authorized to take possession of the Premises as stated in an order for possession.
     28.5 Temporary Taking. If there is a Temporary Taking, the Lease shall remain in full force and effect, there shall be no reduction in the Rent, and Tenant shall receive the award for such Temporary Taking.
     28.6 Award. Tenant shall not because of any Taking assert any claim against Landlord or the condemning authority for any compensation because of the condemnation of the Premises or the Common Area, and Landlord shall be entitled to receive the entire amount of any award for the Taking of the Premises or the Common Area without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing provisions shall not preclude Tenant, at Tenant’s sole cost and expense, from obtaining any separate award to Tenant for the Taking or for loss of or damage to Tenant’s Property or for damages for cessation or interruption of Tenant’s business provided such award is separate from Landlord’s award and provided further such separate award does not diminish nor otherwise impair the award otherwise payable to Landlord for the Taking of the Premises or the Common Area. In addition to the foregoing, Tenant shall be entitled to seek compensation for the relocation costs recoverable by Tenant pursuant to the provisions of California Government Code Section 7262. If this Lease is not terminated as a consequence of a taking, Landlord shall, if necessary, promptly proceed to restore Landlord’s Work, to substantially its same condition prior to such condemnation, allowing for the reasonable effects of such condemnation, and a proportionate reduction in Rent shall be made to Tenant, as solely reasonably determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such Taking of the Premises and restoration of Landlord’s Work. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord as compensation awarded. Tenant waives the right to assert the provisions of California Code of Civil Procedure section 1265.130 or any similar or successor provision.
29. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS
     29.1 Hazardous Materials Disclosure Certificate. Prior to executing this Lease, Tenant shall have delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit E. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes in all material respects the use(s) of Hazardous Materials which will initially be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, deliver to Landlord, an executed Hazardous Materials Disclosure Certificate (“the “HazMat Certificate”) describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord concerning such use of Hazardous Materials. The HazMat Certificates required hereunder shall be in substantially the form attached hereto as Exhibit E.
     29.2 Definitions.
          29.2.1 Hazardous Materials. As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws (as defined in Section 29.3 below); (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead- containing materials; (g) medical or bio-hazardous waste; (h) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law; or

(i) any material which causes or threatens to cause a nuisance upon or waste to any portion of the Project or any surrounding property or that poses or threatens to pose a hazard to the health and safety of persons on the Premises, any other portion of the Project or any surrounding property. For purposes of this Lease, the term “Hazardous Materials” shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws.
          29.2.2 Environmental Laws. As used in this Lease the term “Environmental Laws” shall mean state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises.
          29.2.3 Tenant’s Hazardous Materials. As used in this Lease the term “Tenant’s Hazardous Materials” shall mean any Hazardous Material introduced to the Project or the Adjacent Park by Tenant or Tenant’s Representatives.
          29.2.4 Midnight Dumper. As used in this Lease the term “Midnight Dumper” shall mean any person or entity (other than Tenant, any other occupant of the Adjacent Park, and their respective agents, officers, directors, members, employees, and contractors) whose identity is unknown that, during the Lease Term, deposits upon the Project any Hazardous Material(s).
     29.3 Prohibition; Environmental Laws: Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises, the Project or the Adjacent Park without, in each instance satisfying the following conditions: (i) Tenant shall provide a HazMat Certificate for such material to Landlord prior to bringing such material onto the Lot; (2) Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant’s business and to the extent disclosed in the HazMat Certificate; (3) Any such usage and storage may only be to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate and in compliance with any and all local applicable Law; (4) In all events such usage and storage must at all tunes be in full compliance with Environmental Laws; (5) Any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only after complying with the foregoing conditions; and (6) Tenant shall not be entitled nor permitted to install any tanks under, on or about the Project or the Adjacent Park for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole but reasonable discretion. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 29 or to determine if Hazardous Materials are present in, on or about the Project or the Adjacent Park, and (iii) request lists of all Hazardous Materials used, stored or otherwise placed by Tenant or Tenant’s Representatives on, under or about any portion of the Project or the Adjacent Park. The cost of all such inspections, tests and investigations shall be borne by Tenant, if Landlord reasonably determines that Tenant or any of Tenant’s

Representatives are directly or indirectly responsible in any manner for any contamination revealed by such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant’s Representatives with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation related thereto, or (b) liability on the part of Landlord or Landlord Parties for Tenant’s use, storage, disposal or remediation of Tenant’s Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.
     29.4 Tenant’s Environmental Obligations: Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Project or Adjacent Park; provided that Tenant has actual, implied or constructive knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal or emission (including the migration thereof) of Tenant’s Hazardous Materials such that (i) the affected portions of the Premises, Project and the Adjacent Park are returned to a condition sufficient to comply with applicable Environmental Laws and to the other standards specified in this Section 29.4 and (ii) closure letters with respect thereto have been issued by the governmental agency having oversight responsibility for the remediation of any spill or release of Hazardous Materials, subject, however to the provisions of Section 12.2.2. Any such investigation, clean up, removal, restoration and other remediation to be undertaken by or at the direction of Tenant shall only be performed after Tenant has obtained Landlord’s prior written consent to a remediation work plan (“Remediation Plan”), which consent shall not be unreasonably withheld so long as the Remediation Plan is designed to remediate such spill, release, discharge, disposal or emission within a reasonable time frame (as reasonably determined by Landlord) so that, upon completion of the Remediation Plan approved by Landlord, which approval shall not be unreasonably withheld or delayed, the Project will be in compliance with all applicable Environmental Laws relating to Hazardous Materials that the Remediation Plan addresses. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency and to comply with any Law requiring action before the Landlord’s consent could reasonably be obtained, without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof and arising out of or caused by any Tenant’s Hazardous Materials. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make use of the Project and the Adjacent Park for the use thereof permitted under the City of Hayward

Zoning Code then applicable thereto, including those uses that are permitted with a conditional use permit, after the satisfactory completion of such work,
     29.5 Environmental Indemnity: In addition to Tenant’s obligations as set forth hereinabove, Tenant agrees to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Landlord Indemnitees harmless from and against any and all Claims (including, without limitation, diminution in value of any portion of the Project or the Adjacent Park, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord’s marketing of any space within the Project or Adjacent Park) arising at any time during or after the Term of this Lease to the extent directly or indirectly, arising out of or caused by any Tenant’s Hazardous Material. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Project or the Adjacent Park nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 29.5 due to Landlord’s status as either an “owner” or “operator” under any Environmental Laws.
     29.6 Survival: Tenant’s and Landlord’s obligations and liabilities pursuant to the provisions of this Section 29 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Project or the Adjacent Park is not in compliance with the provisions of this Lease with respect to Tenant’s Hazardous Materials, including without limitation all Environmental Laws, at the expiration or earlier termination of this Lease, then Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition required by this Lease, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. For purposes hereof, the term “reasonable wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Project or the Adjacent Park caused by storage, use, transportation, release, discharge or emission of Tenant’s Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Section 20 of this Lease.
     29.7 Landlord’s Obligations. Landlord agrees that, as between Landlord and Tenant, if any Environmental Law would require any investigation, clean up, removal, restoration or other remediation (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures), of a Hazardous Material other than Tenant’s Hazardous Materials), that is present on or about the Project or the Adjacent Park, or the soil, groundwater, surface water, ambient air or building materials thereof, then Landlord shall, or shall cause a third party to, promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) such Hazardous Material such that the affected portions of the Project and the Adjacent Park are returned to the condition required by applicable

Environmental Laws with respect to the continued use of the Premises for the uses thereof permitted by this Lease then being made by Tenant.
30. FINANCIAL STATEMENTS
Tenant and any permitted Transferee, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon any portion of the Project or any prospective purchaser of any portion of the Project within ten (10) days after Landlord’s request therefor, but not more often than once annually so long as Tenant is not in material default of this Lease, shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available). If audited financial statements have not been prepared, Tenant and any permitted Transferee shall provide Landlord with unaudited financial statements and such other information, the type and form of which are acceptable to Landlord in Landlord’s reasonable discretion, which reflects the financial condition of Tenant and any permitted Transferee.
31. GENERAL PROVISIONS
     31.1 Time: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.
     31.2 Successors and Assigns: The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.
     31.3 Recordation: Tenant and Landlord shall execute and deliver a short form memorandum of this Lease which Tenant may record in the Official Records of Alameda County, California. Concurrently with Tenant’s execution and delivery of such memorandum, Tenant shall execute in recordable form a quitclaim deed which shall be delivered to Landlord’s legal counsel, the recordation of which shall not take place prior to the expiration or earlier termination of this Lease. Upon the expiration or earlier termination of this Lease, within ten (10) days of Landlord’s written request, Tenant shall deliver to Landlord a replacement quitclaim deed in recordable form confirming Tenant’s relinquishment of all of Tenant’s right, title and interest in and to the Project and/or the Adjacent Park.
     31.4 Landlord Exculpation: The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord in the Project and, prior to the creation of the Lot, in Alameda County APN 441-0065-05-01, and Tenant agrees to look solely to Landlord’s interest in such property for satisfaction of any liability of Landlord under this Lease. Tenant shall not look to other assets of Landlord nor seek any recourse against the assets of any Landlord Parties. “Landlord Parties” shall mean (i) the individual partners, members, directors, officers, shareholders, agents or employees of Landlord, including without limitation, any property management company of Landlord and (ii) the partners, members, directors, heirs, employees, representatives, agents, contractors, successors and assigns of any of person or entity mentioned in clause (i) above. It is the parties’ intention that Landlord and the Landlord Parties shall not in any event or circumstance be personally liable, in any manner whatsoever, for any judgment or deficiency hereunder or with respect to this Lease. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Project.
     31.5 Severability and Governing Law: Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof, and such other provision shall remain in full force and effect. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.
     31.6 Attorneys’ Fees: In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ and experts’ fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any. In addition, Landlord shall be entitled to reasonable attorneys’ fees, costs and expenses incurred in (i) the preparation and service of notices of default in accordance with this Lease and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default or breach of this Lease, (ii) connection with the requirement of any of Landlord’s lenders that Landlord carry Property Insurance pursuant to Section 27.7, and (iii) in connection with the proposed amendment of that certain lease dated June 29, 2000 between Landlord’s predecessor in interest and Tenant with respect to premises consisting of approximately 41,472 square feet of space located in Building A of the Adjacent Park.
     31.7 Entire Agreement: It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto, and none of the terms, covenants, conditions or provisions of this Lease may be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. The parties acknowledge that (i) each party and/of its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments or exhibits to this Lease or any document executed and delivered by either party in connection with this Lease.

     31.8 Warranty of Authority: On the date that Tenant executes this Lease, Tenant shall deliver to Landlord an original certificate of status for Tenant issued by the California Secretary of State or statement of partnership for Tenant filed with the California Secretary of State, as applicable, and such other documents as Landlord may reasonably request with regard to the lawful existence of Tenant. Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant hereby warrants that this Lease is legal, valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.
     31.9 Notices: All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States next business day mail, postage prepaid, or delivered personally (i) to Tenant at the Tenant’s Address set forth in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at Landlord’s Address set forth in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the next business day after the date it is mailed as provided in this Section 31.9 or upon the date personal delivery is made.
     31.10 Joint and Several; Covenants and Conditions: If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.
     31.11 Confidentiality: Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep and maintain such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants.
     31.12 Submission of Lease: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
32. SIGNS
All signs and graphics of every kind visible in or from public view or corridors or the exterior of the Premises shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed, and shall be subject to and in compliance with all applicable Laws, Development Documents, Recorded Matters, Rules and Regulations. Tenant shall remove all such signs and graphics prior to the expiration or earlier termination of this Lease. Such installations and removals shall be made in such a manner as to avoid damage or defacement of the Premises. Tenant shall repair any damage or defacement, including without limitation, discoloration caused by such installation or removal. Landlord shall have the right, at its option, to draw on the Lease Collateral such sums as are reasonably necessary to remove such signs and make any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which are likely to interfere with the visibility of any sign, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building or the other portions of the Project be permitted hereunder. Tenant further agrees to maintain each such sign and graphics, as may be approved, in good condition and repair at all times.
33. MORTGAGEE PROTECTION
Upon any default on the part of Landlord, Tenant will give written Notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of its interest together with an address for receiving Notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or, mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease is assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender, except if Tenant is required to make quarterly payments of Rent in advance pursuant to the provisions of Section 10 above. Tenant waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)’ deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender’s loan to Landlord. If, in connection with obtaining financing for the Premises or any other portion of the Project, Landlord’s lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially and adversely affect Tenant’s rights hereunder or the use, occupancy or quiet enjoyment of Tenant hereunder.
34. WARRANTIES OF TENANT
Tenant hereby warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto. Tenant hereby further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any tune to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant.
35. BROKERAGE COMMISSION
Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) specified in the Basic Lease Information, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder’s fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than Broker(s), if any, resulting from the actions of the indemnifying party. Unless expressly agreed to in writing by Landlord and Broker(s), no real estate brokerage commission or finder’s fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial Term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the Lease Date. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder’s fee payable to the Broker(s) in connection with this Lease or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease.
36. QUIET ENJOYMENT
Landlord covenants that, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, and during the periods that Tenant is not otherwise in default of any of the terms or provisions of this Lease, and subject to the rights of any of Landlord’s lenders, (i) that Tenant shall and may peaceably and quietly have, hold, occupy and enjoy the Premises and the parking and access areas described in Section 1 during the Term of this Lease, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant’s occupancy or enjoyment of the Premises, the parking rights granted to Tenant in Section 1, and/or access to any portions of the Lot. The foregoing covenant is in lieu of any other covenant express or implied.
37. RIGHT OF FIRST OFFER
     37.1 Subject to Section 37.4, during the term of the Lease (as it may be extended from time to time), Tenant shall have a one-time right of first offer to purchase (“Right of First Offer”) the Project and, prior to the creation of the Lot, Alameda County APN 441-0065-05-01 (the “Offer Property”). Tenant’s Right, of First Offer, as granted herein, shall be void if, at the time Tenant attempts to exercise the Right of First Offer, Tenant is in default in the performance of any of its obligations under the Lease beyond the period provided for the cure thereof, if any.

     37.2 Provided the above condition is satisfied, if Landlord desires to sell the Offer Property, Landlord shall give Tenant written notice, by facsimile and by U.S. Mail, of Landlord’s intention to market the Offer Property for sale (“Landlord’s Marketing Notice”) stating the terms upon which Landlord desires to consummate the sale of the Offer Property. During the ten (10) business day period following Tenant’s receipt of Landlord’s Marketing Notice, Tenant shall have the right to (a) inform Landlord that Tenant accepts the terms set forth in Landlord’s Marketing Notice or (b) make a counter-offer to Landlord to purchase the Offer Property on other terms, or (c) reject Landlord’s offer. If Tenant unconditionally accepts Landlord’s offer or if Landlord accepts a counter-offer from Tenant, then the effect thereof shall be to bind the parties to the sale of the Offer Property on the terms thereof. If (i) Tenant rejects Landlord’s offer, (ii) fails to accept Landlord’s offer or (iii) makes a counter offer that Landlord refuses to accept, all rights under this Right of First Offer shall terminate and be of no further force and effect. Time is of the essence herein.
     37.3 This Right of First Offer is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as a part of the Lease; provided, however, the Right of First Offer shall continue in effect following a Transfer of the Lease to an Affiliate (as defined in Section 16.7) or to a Transferee resulting from a Transfer that has been consented to by Landlord.
     37.4 This Right of First Offer shall not apply to (but shall survive) any determination of Landlord or any of its members or the beneficiaries of its members to sell, gift or otherwise transfer all or any portion of the Offer Property (i) to a person (or persons) or entity (or entities) that is(are) a member(s) of Landlord or the beneficiary of a member of Landlord; (ii) to an entity that is owned, controlled or affiliated with any person or entity that is a member of Landlord; (iii) for purposes of estate planning. However, any such transferee of the Offer Property shall be bound by this Right of First Offer.
     37.5 This Right of First Offer shall be subject and subordinate to the lien of any deed of trust encumbering the Property and shall not apply to any foreclosure or deed in lieu thereof; provided, however, except as may be set forth in a Subordination Agreement executed by Tenant and the holder of such deed of trust, this Right of First Offer will survive the foreclosure (or deed in lieu thereof) and be binding on the transferee of the Premises pursuant thereto.
[Remainder of page intentionally left blank. Signature page follows.]

     IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date referenced on Page 1 of this Lease.

Tenant:		Landlord:

CELL GENESYS, INC., a Delaware corporation		F & S HAYWARD II, LLC, a Delaware limited liability company

By:	/s/ Joseph J. Vallner	By:	/s/ Todd B. Foster

Todd B. Foster, Manager
Its:	President and COO

Date:	January 10, 2002	By:	/s/ Kirk C. Syme

Kirk C. Syme, Manager

By:	/s/ Matthew J. Pfeffer

Its:	Vice President and CFO

Date:	January 11, 2002

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

Exhibit A to Lease Agreement
LEGAL DESCRIPTION OF LOT
Real property situated in the City of Hay ward, County of Alameda, State of California, described as follows:
PARCEL A:
Parcel Two, Parcel Map 7785, Filed December 26, 2001 in Map Book 262, Pages 48 through 51, Alameda County Records.
PARCEL B:
Together with an appurtenant easement for vehicular & pedestrian ingress and egress over that portion of Parcel One of said Parcel Map 7784 lying within the area designated as “28’ access easement” as shown on said map.
PARCEL C:
Also together with an appurtenant easement for private utilities over that portion of Parcel One of said Parcel Map 7785 lying within the area designated as “10’ P.S.D.E.” and “10’ P.S.S.E.” as shown on said map.

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Exhibit A-1 Site Plan

Exhibit A-2 to Lease
[Legal Description of Adjacent Park]
PARCEL 1:
A portion of Lot 2, Obermuller Tract filed May 8, 1906, Map Book 21, Page 21, Alameda County Records, described as follows:
Beginning at the point of intersection of the center line of Depot Road, also known as County Road No. 956, with the center line of Clawiter Road, also known as County Road No. 1649, as said roads are shown on said Map; running thence along the said last mentioned line north 1° 56’ west (the bearing north 1° 56’ west being assumed for the purpose of this description) 414.85 feet to a point on a line drawn parallel with the southern line of said Lot 2, distant north 1° 56’ west 20.00 feet from the southern boundary line thereof; thence along the said parallel line so drawn north 88° 00’ east 451.15 feet to a point on the northeastern line of Industrial Boulevard, also known as County Road No. 8085, as described in instrument from Susumu Matsumoto, et al., to County of Alameda, dated January 12, 1961, recorded February 27, 1961, Series AS/23921, Reel 272, Image 849, Official Records of Alameda County, said last mentioned point being the actual point of commencement; running thence along the last mentioned line the two following courses and distances; north 44° 11’ 57” west 123.71 feet, and thence Northwesterly along the arc of a curve to the right with a radius of 1000.00 feet tangent to the said last mentioned arc 135.86 feet to a point on a line drawn parallel with the northern line of said Lot 2 and distant south 1° 56’ east 127.74 feet therefrom; thence along the said last mentioned parallel line so drawn north 88° 00’ east 57.10 feet to a point on a line drawn parallel with the said centerline of Clawiter Road, distant north 88° 00’ east 351.00 feet therefrom; thence along the said last mentioned parallel line so drawn north 1° 56’ west 127.74 feet to a point on the northern line of said Lot 2; thence along the said last mentioned line north 88° 00’ east 693.59 feet; thence south 3° 41’ 56” east 326.14 feet to a point on said line drawn parallel with the southern line of said Lot 2 and distant north 1° 56’ west 20.00 feet therefrom; thence along the said last mentioned parallel line so drawn south 88° 00’ west 593.51 feet to the actual point of commencement.
PARCEL 2:
A right of way for roadway purposes over and along the following described parcel of land:
A portion of Lot 2, Obermuller Tract, filed May 8, 1906, Map Book 21, Page 21, Alameda County Records, described as follows:
Beginning at the point of intersection of a line drawn parallel with the southern line of said Lot 2, distant 20.00 feet northerly therefrom measured at right angles thereto with the northeastern line of Industrial Boulevard, also known as County Road No. 8085, as described in instrument from Susumu Matsumoto, et al., to County of Alameda, dated January 12, 1961, recorded February 27, 1961, Series AS/23921, Reel 272, Image 849, Official Records of Alameda County;

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thence along the Northeastern line of Industrial Boulevard south 44° 11’ 57” east 27.00 feet to a point on the said southern line of Lot 2; thence along the said last mentioned line north 88° 00’ east 575.97 feet until intersected by a line drawn south 3° 41’ 56” east from a point on the northern line of said Lot 2 distant thereon north 88° 00’ east 1034.59 feet from the point of intersection thereof with the center line of Clawiter Road, also known as County Road No. 1649 as said road is shown on said Map; thence along the line so drawn north 3° 41’ 56” west 20.01 feet to a point on the said first mentioned parallel line so drawn; thence along the said last mentioned line parallel line south 88° 00’ west 593.51 feet to the point of beginning.
PARCEL 3:
Portion of Lot 3 of the map of the Obermuller Tract, filed May 8, 1906, in Book 21 of Maps, Page 21, in the office of the County Recorder of Alameda County, described as follows:
Beginning at the intersection of the Southern line of the land described in the deed To Roy N. Jensen, et ux, recorded January 13, 1967, on Reel 1901, Image 463, Alameda County Records, with the Eastern line of Industrial Boulevard, as said line was established by Grant of Right of Way to County of Alameda, recorded June 8, 1961, on Reel 341, Image 848, Instrument No. AS/69702, Alameda County Records; running thence along said Eastern line, Southwesterly on the arc of a curve to the left having a radius of 1454 feet, a distance of 314.80 feet to the Southern line of said Lot 3; thence along the last named line, North 88° East 1108.22 feet to the Eastern line thereof; thence along the last named line, North 2° 30’ West 292.69 feet to said Southern line firstly mentioned; and thence along the last named line, South 88° West 1219.29 feet to the point of beginning.
Assessor’s Parcel No: 441-0065-025 and 441-0065-005-01
Excepting therefrom Parcel Two, Parcel Map 7785, Filed December 26, 2001 in Map Book 262, Pages 48 through 51, Alameda County Records.

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Exhibit B to Lease Agreement
WORK LETTER AGREEMENT
     This Work Letter Agreement (“Work Letter”) is entered into concurrently with the execution of that certain Lease dated as of January 7, 2002 (“Lease”) by and between CELL GENESYS, INC., a Delaware corporation (“Tenant”) and F & S HAYWARD II, LLC, a Delaware limited liability company (“Landlord”). The terms and provisions of this Work Letter are an integral part of the Lease, and the Lease is deemed incorporated herein as though fully set forth herein.
     In consideration of the mutual covenants contained below, Landlord and Tenant agree as follows:
1. DEFINITIONS. For purposes of this Work Letter, (i) capitalized terms not defined in this Work Letter but defined in the Lease shall have the same meaning ascribed to such terms in the Lease and (ii) other terms used in this Work Letter shall have the meaning ascribed to such term as set forth in this paragraph 1 or elsewhere in this Work Letter.
     1.1 “Architect’s Certificate” shall mean a statement by Landlord’s Architect delivered to Landlord and Tenant confirming (i) the total gross area of all enclosed floors of the building measured from the outside finished surface of the outer building walls, without any deductions and (ii) that the Substantial Completion Date has occurred.
     1.2 “Construction Drawings” shall mean (i) the plans and specifications for the construction of Landlord’s Work prepared by Landlord’s Architect, identified on Schedule III to Work Letter Agreement and (ii) such changes thereto as are approved by Landlord, Tenant and, if required, by any governmental or quasi-governmental authority. Tenant shall have no right to withhold consent to any changes that may be required by any governmental or quasi-governmental authority for which there is no reasonable alternative otherwise reasonably acceptable to Landlord and Tenant, and as to changes requested by Landlord, Tenant shall not unreasonably withhold or delay its consent.
     1.3 “Commencement of Construction” shall be deemed to have occurred when Landlord has (i) obtained such permits as are required by governmental or quasi-governmental agencies having jurisdiction over the Premises for Landlord to commence grading and other site work required in connection with the construction of the Building and (ii) has commenced grading or site work.
     1.4 “Early Entry Date” shall mean the date when the following portions of Landlord’s Work have been constructed: (i) the foundation, four tilt-up walls, structural building supports sufficient to support the second floor deck of the Building and the second floor deck of the Building, and (ii) Tenant has delivered to Landlord an Early Entry Election Notice, and (iii) Landlord has afforded to Tenant access to the Building for the purpose of installing its Tenant Improvements in accordance with the Tenant Construction Drawings.

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     1.5 “Early Entry Notice” shall mean a written notice from Landlord to Tenant at least fifteen (15) days in advance of the Early Entry Date informing Tenant of the date on which Landlord expects the second floor deck of the Building to be completed.
     1.6 “Early Entry Election Notice” shall mean a written notice, given by Tenant to Landlord within seven (7) days after Landlord gives Tenant the Early Entry Notice, stating either that (i) Tenant elects to exercise its Early Entry Right or (ii) Tenant elects not to exercise its Early Entry Right. If Tenant fails to give the Early Entry Notice, Tenant shall be deemed to have elected not to exercise its Early Entry Right.
     1.7 “Early Entry Right” shall mean the right of Tenant to elect to enter the Building on and after the Early Entry Date and prior to the date Landlord’s Work is Substantially Completed for the purpose of installing its Tenant Improvements in the Building.
     1.8 “Force Majeure” shall mean (i) an act of God, (including, without limitation, flood, earthquake, epidemic, or unusually severe weather), (ii) war, (iii) riot or civil commotion, (iv) labor dispute (including, without limitation, strike or walkout), (v) accident, (vi) fire or other casualty, (vii) shortage of or inability to procure labor or materials, (viii) laws or regulations of general applicability, and (ix) acts of Tenant and/or other occurrences beyond Landlord’s reasonable control (financial inability excepted).
     1.9 “Initial Project Specifications” shall mean the specifications attached hereto as Schedule I to Work Letter Agreement.
     1.10 “Landlord’s Architect” shall mean Ware & Malcomb Architects, Inc.
     1.11 “Landlord’s Contractor” shall mean Wentz Group Construction Services, a licensed general contractor selected by Landlord.
     1.12 “Landlord’s Work” shall mean the construction of the Building and Site Work described in the Initial Project Specifications attached hereto as Schedule I (excluding any items identified therein to be Tenant’s obligation) in a good and workmanlike manner substantially in accordance with the Construction Drawings and in accordance with all laws, ordinances, building codes, statutes, rules, regulations and public and private restrictions.
     1.13 “Late Delivery Items” shall mean the following portions of the Landlord’s Work that is to be constructed outside of the perimeter walls of the Building: finish grading to the parking lot, asphalt, concrete, paving, landscaping (hard and soft), landscape irrigation, storm drainage, utility service lateral connections, curbs, gutters, sidewalks, specialty paving (if required), retaining walls, fencing and gates, trash enclosures, planters, parking lot and landscape lighting, parking lot striping and signage, connection of site storm drainage system to city storm system main and other Landlord’s Work to be constructed outside of the perimeter walls of the Building, the absence of which will not interfere with the commencement and prosecution of Tenant’s Work in an orderly manner.

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     1.14 “Punchlist” shall mean (A) with respect to Landlord’s Work, other than the Late Delivery Items, a list, to be prepared by a representative of Landlord and a representative of Tenant, within fifteen (15) days after Landlord informs Tenant that Landlord believes Landlord’s Work, other than the Late Delivery Items, have been completed in accordance with the Construction Drawings therefor, that identifies any portion of Landlord’s Work that is incomplete or defective or not in conformance with the Construction Drawings therefor; and (B) with respect to the Late Delivery Items, a list to be prepared by a representative of Landlord and a representative of Tenant, within fifteen (15) days after Landlord informs Tenant that Landlord believes the Late Delivery Items have been completed and that identifies any portion of the Late Delivery Items that is incomplete or defective or not in conformance with the Construction Drawings. The Punchlist may be augmented within thirty (30) days following completion of the Tenant Improvements, if Tenant discovers incomplete or defective work not previously listed; provided that the failure to include any item on the Punchlist or to augment the Punchlist shall not release Landlord from its obligation to perform and complete the Landlord’s Work.
     1.15 “Punchlist Items” shall mean any item set forth on a Punchlist.
1.16 “Rent Commencement Date” shall mean the following;
          1.16.1 On the date which is forty-five (45) days after the Early Entry Date if (i) Tenant exercises its Early Entry Right in accordance with this Work Letter following delivery to Tenant of an Early Entry Notice, and (ii) Landlord affords to Tenant access to the Building for the purpose of installing its Tenant Improvements.
          1.16.2 In all other cases, the Substantial Completion Date.
     1.17 “Site Plan” shall mean the depiction of the Adjacent Park, the Lot and the Building, attached to the Lease as Exhibit A.
     1.18 “Substantial Completion” or “Substantially Completed” shall mean that Landlord’s Work has been completed in conformance with the Construction Drawings, except for:
          1.18.1 Punchlist Items and Late Delivery Items that do not affect (i) the ability of Tenant to commence and prosecute Tenant’s Work in an orderly manner in accordance with this Work Letter Agreement; and
          1.18.2 Inoperable utility systems (domestic water, fire service water, electricity, gas, sanitary sewer and storm drain) services, so long as all (i)physical construction of such systems has been completed, and (ii) the utilities can be made operable by completion of Tenant’s Work (including the installation of utilities meters) and payment of the customary usage charges therefor.

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     1.19 “Substantial Completion Date” shall mean the date Landlord’s Work is Substantially Completed.
     1.20 “Tenant Construction Drawings” shall mean all space plans, working drawings and specifications for Tenant’s Work together with amendments thereto reasonably required in order for Tenant to construct and complete the Tenant’s Work. Tenant Construction Drawings shall be approved by both Landlord (as provided below) and Tenant by causing the Tenant Construction Drawings to be initialed and dated by a representative of Tenant and a representative of Landlord. The initialed and dated Tenant Construction Drawings, as the same may be modified by change orders in accordance with this Work Letter Agreement, are hereinafter referred to as the “Approved Tenant Construction Drawings”.
     1.21 “Tenant’s Construction Expense” shall mean all costs incurred by Tenant in connection with the construction of the Tenant Improvements.
     1.22 “Tenant Improvements” shall mean any work and improvements constructed by Tenant as shown on the Approved Tenant Construction Drawings.
     1.23 “Tenant’s Work” shall mean any work performed by Tenant in constructing and installing the Tenant Improvements.
2. LANDLORD’S CONSTRUCTION OBLIGATION.
     2.1 Commence and Pursue Diligently. Landlord, at its sole cost and expense, shall construct Landlord’s Work substantially in conformance with the Construction Drawings. Once Landlord’s Work has been commenced, Landlord shall diligently pursue such work to completion (without any obligation to cause work to be done during other than normal hours on normal business days), subject however, to (i) delays and interference with Landlord’s Work resulting from Tenant’s election to enter the Building pursuant to Tenant’s exercise of the Early Entry Right and (ii) delay resulting from Force Majeure. The occurrence of the Substantial Completion Date prior to the completion of the Landlord’s Work shall not relieve Landlord of its obligation to complete Landlord’s Work in accordance wit this Work Letter, including all Late Delivery Items and Punchlist Items.
     2.2 Copies of Construction Drawings and Permits. Landlord will provide to Tenant a print of the Construction Drawings promptly after receipt of all approvals and permits for the construction thereof.
     2.3 Conformity with Construction Drawings; Changes. Landlord’s Work shall be deemed in substantial conformity with the Construction Drawings notwithstanding substitutions of materials for those specified if the substitutions are substantially equal to or higher in quality than as specified in the Construction Drawings and do not interfere materially with or materially increase the cost of the Tenant Improvements. If Landlord makes any changes to its Construction Drawings at the request of Tenant to accommodate Tenant’s requirements, the same shall be documented in a change order approved in writing by Landlord and Tenant, and

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Tenant shall pay to Landlord, prior to the implementation of such changes, all costs and expenses associated with such changes.
     2.4 Completion of Late Delivery and Certain Punchlist Items.
          2.4.1 On or before the Final Completion Date (hereafter defined), Landlord shall complete all the Late Delivery Items and any Punchlist Items (whether relating to the Late Delivery Items or other Landlord’s Work) with respect to work shown on the Construction Drawings that, if not completed by said date, would impede Tenant’s ability to obtain a certificate of occupancy or other similar authorization for legal occupancy of the Premises. “Final Completion Date” shall mean the last to occur of (i) ninety (90) days after Substantial Completion or (ii) the date Tenant anticipates obtaining a certificate of occupancy or other similar authorization for the legal occupancy of the Premises and the Tenant’s Work, which date shall not be earlier than thirty (30) days after written notice to Landlord. Notwithstanding the foregoing, the Final Completion Date shall be extended by one day for each day after Substantial Completion that (a) incomplete Tenant’s Work or the activities of Tenant on or about the Premises or the Common Area (as evidenced by the delay log maintained by Landlord’s Contractor) actually impedes the completion of the Landlord’s Work that has not been completed by such dates (“Tenant Delay”) and/or (b) the Landlord’s Work is actually delayed because the City of Hayward, as a condition of granting a temporary certificate of occupancy, certificate of occupancy or similar authorization for Tenant to occupy the Premises, requires Landlord to do work not shown on the Construction Drawings. If such Late Delivery and Punchlist Items are not completed as provided in this Section, then, as it sole and exclusive remedy:
               2.4.1.1 Tenant may, but is not required, to take over and complete such Late Delivery or Punchlist Items and, upon written demand, Landlord shall reimburse Tenant for the reasonable cost of completing such Late Delivery Items and Punchlist Items, together with interest thereon at the Interest Rate, and if Landlord fails to reimburse Tenant for the reasonable cost of correcting such incomplete Late Delivery Items and Punchlist Items within thirty (30) days following delivery of written demand for payment, Tenant may offset the amount payable by Landlord against the Rent next payable by Tenant under the Lease.
               2.4.1.2 If the Late Delivery Items and any Punchlist Items that are part of Landlord’s Work as shown on the Construction Drawings have not been completed by the Final Completion Date, then the Rent payable under this Lease shall be abated one day for each day beyond the Final Completion Date that such Late Delivery Items and Punchlist Items remain incomplete for reasons other than Tenant Delay or, if Tenant takes over the completion of such Later Delivery Items or Punchlist Items, until the date Tenant, with reasonable diligence, could reasonably be expected to complete such work. Notwithstanding the foregoing provisions of this Section 2, there shall be no abatement of Rent to the extent the failure to complete the Late Delivery Items and/or the Punchlist Items results from the failure by the City of Hayward to issue a temporary certificate of occupancy, certificate of occupancy or other similar authorization for Tenant to occupy the building following Substantial Completion because of a requirement by

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the City of Hayward that work be undertaken and completed that was not shown on the Construction Drawings.
     2.5 Final Completion of Remaining Punchlist Items. On or before thirty (30) days following the Final Completion Date, Landlord shall complete any remaining Punchlist Items and/or Late Delivery Items not required to be completed pursuant to Section 2,4; provided, however that, Landlord shall not be in breach or default under this Section if for the time and to the extent (i) Landlord is unable to complete such remaining Punchlist Items and/or Late Delivery Items while any portion of Tenant’s Work is incomplete and/or Tenant otherwise prevents, impedes or interferes with Landlords completion of the remaining Punchlist Items and/or Late Delivery Items and (ii) Landlord promptly completes such remaining Punchlist Items and/or Late Delivery Items after the impediment is eliminated. If Landlord is in breach or default under this Section, then, upon Landlord’s failure to commence such remaining Punchlist Items and/or Late Delivery Items within ten (10) days after written notice by Tenant to Landlord of Tenant’s intention to complete the remaining Punchlist Items and/or Late Delivery Items itself and diligently pursue them to completion, Tenant, as its sole and exclusive remedy, may take over and complete the remaining Punchlist Items and/or Late Delivery Items and, upon written demand, Landlord shall reimburse Tenant for the reasonable cost of such completion, together with interest thereon at the Interest Rate. If Landlord fails to reimburse Tenant for the reasonable cost of correcting such remaining Punchlist Items and/or Late Delivery Items within thirty (30) days following delivery of written demand for payment, Tenant may offset the amount payable by Landlord against the Rent next payable by Tenant under the Lease.
3. REPORTS TO TENANT. Landlord shall provide regular reports to Tenant with respect to the progress of, and anticipated date for, completion of Landlord’s Work, allow Tenant to conduct inspections of Landlord’s Work and permit Tenant to participate in construction meetings.
4. DELAY IN COMMENCEMENT/COMPLETION: If Tenant does not exercise its Early Entry Right and for any reason the Substantial Completion Date has not occurred on or before November 30, 2003, then, as its sole remedy, Tenant may terminate this Lease by delivery of written notice to Landlord at any time prior to the actual occurrence of the Substantial Completion Date.
5. ACKNOWLEDGMENT OF SUBSTANTIAL COMPLETION.
     5.1 If Tenant has not exercised Tenant’s Early Entry Right, then upon the occurrence of Substantial Completion Date, Landlord shall grant Tenant full and complete access to the Building in accordance with applicable Law, subject to Landlord’s right to complete the Punchlist Items and the Late Delivery Items. If Tenant exercises Tenant’s Early Entry Right, then Landlord shall grant Tenant such access to the Building as is reasonably required for the prosecution of Tenant’s Work by Tenant and its contractors and suppliers in accordance with this Work Letter, and, upon completion of Landlord’s Work pursuant to Section 2.4 of this Work Letter Agreement, Landlord shall then grant Tenant full and complete access to the Premises in accordance with applicable Law and subject to the other terms of this Work Letter.

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     5.2 Subject to Tenant’s rights pursuant to Section 2 of the Lease, in the event of a dispute between Landlord and Tenant regarding the occurrence of the Substantial Completion Date, the Substantial Completion Date shall be determined by Landlord’s Architect, who shall certify in writing to both Landlord and Tenant that the Landlord’s Work has been completed substantially in accordance with all applicable plans and specifications relating to Landlord’s Work, subject only to Punchlist Items.
6. CONTRACTOR’S WARRANTY. Landlord shall make commercially reasonable efforts to obtain for the benefit of Tenant all of Landlord’s rights, if any, under any warranties and guaranties applicable to Landlord’s Work, including, without limitation those (i) from Landlord’s general contractor, subcontractors, architects and designers, and (ii) covering any materials and equipment furnished by Landlord’s general contractor, subcontractors, materialmen or suppliers.
7. ENTRY FOR TENANT’S IMPROVEMENTS.
     7.1 Early Entry Notice. Landlord shall give Tenant the Early Entry Notice. If Tenant gives the Early Entry Election Notice and states that Tenant elects to exercise its Early Entry Right, then Landlord shall permit Tenant to enter the Building for the purpose of constructing the Tenant Improvements, subject, however, to Tenant’s compliance with the provisions of Section 12 of the Lease. If Tenant gives the Early Entry Tenant Election Notice and states that Tenant elects not to exercise its Early Entry Right, then Tenant shall have no right to enter the Building to construct any of the Tenant Improvements until the Substantial Completion Date. If Tenant fails to timely give the Early Entry Tenant Election Notice, then it shall be deemed that Tenant has elected not to enter the Building to construct Tenant Improvements until the Substantial Completion Date.
8. SECURITY FOR TENANT IMPROVEMENTS.
     8.1 Certain Definitions. As used herein the following terms shall have the following meanings:
     8.1.1 “Documented TI Construction Costs” shall mean, at any time, the total amount of costs reasonably incurred by Tenant for construction of Required Surrender Improvements in accordance with plans approved by Landlord as evidenced by reasonable documentary evidence delivered by Tenant to Landlord prior to the date a draw is made by Landlord under the TI Letter of Credit.
     8.1.2 “Required Surrender Improvement Completion Date” shall mean (i) if Tenant exercises its Early Entry Right, the first anniversary of the Early Entry Date, and (ii) in all other cases, the date Landlord Substantially Completes the Landlord’s Work.
     8.1.3 “TI Security Amount” shall mean One Million Dollars ($1,000,000.00) less the amount of any prior drawing on a TI Letter of Credit or application of TI Cash Collateral by Landlord pursuant to this Section 8.

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     8.2 Duty to Construct Minimum Amount of Required Surrender Improvements. If Landlord constructs Landlord’s Work in accordance with this Work Letter and if the Work Letter is not terminated pursuant to Section 4 of this Work Letter, then on or before the Required Surrender Improvement Completion Date, Tenant shall construct in the Premises Required Surrender Improvements having a Documented TI Construction Cost of not less than One Million Dollars ($1,000,000.00). Subject to the foregoing, Tenant may construct, but shall have no other obligation to construct, any Tenant’s Work or make any other improvements to the Premises in accordance with the provisions of the Lease. Tenant shall keep the Premises and the property on which the Premises are situated free from any mechanic’s liens arising out of construction of Tenant’s Work.
     8.3 Delivery of Security. Upon issuance of a building permit for Landlord’s Work or any portion thereof, Tenant shall deliver to Landlord an irrevocable and negotiable stand-by letter of credit (“TI Letter of Credit”) in the TI Security Amount. The TI Letter of Credit (i) shall provide for sight payment upon presentation of any of the certifications described in Section 8.4 (ii) shall be issued by a nationally recognized commercial bank acceptable to Landlord (which bank shall maintain an office in the San Francisco Bay Area to which the TI Letter of Credit may be presented for purposes of immediately drawing therefrom) naming Landlord as the beneficiary thereof, and (iii) shall provide that partial drawings are permitted. Tenant shall cause the TI Letter of Credit in the TI Security Amount to be in effect until the earlier of (i) the date when the amount of the Documented TI Construction Costs for Required Surrender Improvements equals One Million Dollars ($1,000,000.00), and (ii) November 15, 2004 (the “TI Letter of Credit Termination Date”).
     8.4 Drawing Conditions for TI Letter of Credit. The TI Letter of Credit shall provide that it may be drawn upon at any time on or before the TI Letter of Credit Termination Date if Landlord certifies to the issuer any one of the following:
          8.4.1 Tenant has failed to complete construction of Required Surrender Improvements having a Documented TI Construction Cost of at least One Million Dollars ($1,000,000.00) prior to the Required Surrender Improvement Completion Date as required by Section 8.2 of the Work Letter; or
          8.4.2 A mechanic’s lien has been filed with respect to the Tenant’s Work and Tenant has not caused such lien to be removed within thirty (30) days after the filing of such lien; or
          8.4.3 The TI Letter of Credit Termination Date has not occurred and the TI Letter of Credit has not been renewed or replaced on or before the thirtieth (30th) day prior to the date the TI Letter of Credit is scheduled to expire.
     8.5 Maximum Amount of Draw.

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          8.5.1 With respect to a draw under Section 8.4.1 above, the amount of the draw shall not exceed an amount equal to One Million Dollars ($1,000,000.00) less the amount of Documented TI Construction Cost as of the Required Surrender Improvement Completion Date;
          8.5.2 With respect to a draw under Section 8.4.2 above, the amount of the draw shall be the amount of the mechanic’s lien;
          8.5.3 With respect to a draw under Section 8.4.3 above, the amount of the draw shall not exceed an amount equal to One Million Dollars ($1,000,000.00) less the amount Landlord reasonably believes to be the Documented TI Construction Cost as of the date of the drawing.
     8.6 Effect of Drawing. Payment by the issuing bank under the TI Letter of Credit shall be deemed to be a cure of any default by Tenant under Section 8.2 in an amount equal to such payment. Landlord shall have the right to utilize any sum drawn on the TI Letter of Credit pursuant to Section 8.4.1 to construct any portion of the Required Surrender Improvements that Landlord may select. Landlord shall have the right to utilize any sum drawn on the TI Letter of Credit pursuant to Section 8.4.2 to pay any such mechanic’s lien or liens.
     8.7 Term of TI Letter of Credit. The TI Letter of Credit shall have an initial term of not less than one (1) year and shall provide that the TI Letter of Credit shall be renewed automatically, until the TI Letter of Credit Termination Date, unless the issuing bank delivers written notice to Landlord at least thirty (30) days prior to the expiry date of the TI Letter of Credit advising Landlord that the issuing bank has elected not to renew or extend the term of the TI Letter of Credit (“Bank’s Written Notice on TI Letter of Credit”).
     8.8 Landlord’s Approval. The issuer, form and content of the TI Letter of Credit are subject to Landlord’s prior approval exercised in its sole reasonable discretion.
     8.9 Transfer of TI Letter of Credit. Lessee shall use all reasonable efforts to obtain the issuing bank’s agreement that the TI Letter of Credit shall provide that it is transferable an unlimited number of times upon Landlord’s fulfillment of the issuing bank’s customary conditions thereto and paying the issuing bank’s customary fees therefor.
     8.10 Substitution of Cash Collateral for Letter of Credit. If the Landlord receives a Bank’s Written Notice on TI Letter of Credit and despite all reasonable efforts, Tenant is unable at least (30) days prior to the then-current expiry date of the TI Letter of Credit to cause the TI Letter of Credit to be renewed, then on or before said thirtieth (30th) day prior to the then-current expiry date of the TI Letter of Credit, Tenant shall (i) provide a replacement TI Letter of Credit or (ii) deliver to Landlord cash (“TI Cash Collateral”) to secure its obligations to the Landlord pursuant to Section 8.2 of this Work Letter in the TI Security Amount specified above for any portion of the TI Security Amount that Tenant is unable to provide by TI Letter of Credit. The TI Cash Collateral shall secure the performance of Tenant’s obligations under Section 8.2 of this Work Letter. Such TI Cash Collateral shall be held or applied by the Landlord to any default by Tenant under Section 8.2 of this Work Letter, in the same manner as described in this Section 8

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for amounts drawn under a TI Letter of Credit. If the aggregate of (a) the amount of any unused portion of any TI Letter of Credit and (b) any TI Cash Collateral held by Landlord, exceeds the TI Security Amount, then on demand from Tenant, Landlord shall return to Tenant TI Cash Collateral in an amount equal to such excess (less any amounts owing to the Landlord hereunder as a consequence of any uncured default by the Tenant pursuant to Section 8.2 of this Work Letter) within ten (10) days following Tenant’s written demand therefor. As used herein the term “TI Lease Collateral” shall mean any and all TI Letters of Credit and/or TI Cash Collateral delivered to the Landlord by Tenant pursuant to this Section 8.
     8.11 Commingling of TI Cash Collateral. Landlord shall not be required to keep any TI Cash Collateral separate from other funds, and may commingle the TI Cash Collateral with other funds of Landlord. Unless otherwise required by law, Tenant shall not be entitled to any interest on any TI Cash Collateral.
     8.12 No Tenant Right of Offset; Pledge to Landlord’s Lender. In no event or circumstance shall Tenant have the right to any use of the TI Lease Collateral and, specifically, Tenant may not use the TI Lease Collateral as a credit or to otherwise offset any payments required hereunder, except as expressly provided in Section 8.6 of this Work Letter. If Landlord’s lender so requires, the TI Lease Collateral may be transferred to or pledged by Landlord to such lender, subject to all of the terms and provisions of this Lease and the TI Letter of Credit (as to TI Letter of Credit portion of the TI Lease Collateral).
     8.13 Renewal/Non-Renewal of Letter of Credit; Draws on Letter of Credit.
          8.13.1 At any time the TI Lease Collateral includes a TI Letter of Credit, (i) if the issuing bank shall give the Bank’s Written Notice on TI Letter of Credit to Landlord that it will not renew or extend the TI Letter of Credit for a period ending on the earlier of (a) twelve (12) months beyond the then-current expiry date or (b) the Letter of Credit Termination Date, and (ii) if, by and including the thirtieth (30th) day prior to the then-current expiry date of the TI Letter of Credit, Tenant fails to cause the TI Letter of Credit to be renewed or extended or fails to deposit with Landlord a replacement TI Letter of Credit or TI Cash Collateral as described above, then upon such occurrence, in the sole discretion of Landlord, Landlord may draw on the TI Letter of Credit in its entirety or in part, and the proceeds of the TI Letter of Credit shall be held as TI Cash Collateral hereunder; provided, however, that after such drawing, the total of all TI Lease Collateral then held by Landlord shall not exceed the TI Security Amount. If Tenant subsequently provides a replacement TI Letter of Credit that complies with the requirements of Section 8 of this Work Letter, then Landlord shall return any unused portion of funds drawn on the TI Letter of Credit. The failure of Tenant to cause such renewal or extension of the TI Letter of Credit or to provide a replacement TI Letter of Credit or TI Cash Collateral in lieu thereof shall be a default by Tenant hereunder with no right of Tenant to cure said default.
          8.13.2 Upon a draw on the TI Letter of Credit due to Tenant’s failure to cause the renewal or replacement of the TI Letter of Credit, Landlord may deposit such funds, which shall be TI Cash Collateral, in one or more accounts, and draw upon such TI Cash Collateral in the manner and amount specified in Section 8 of this Work Letter, if Tenant defaults in the

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performance of its obligations under Section 8.2 of this Work Letter. To the extent of Tenant’s right, if any, to have all or any portion of the TI Lease Collateral that is then unapplied returned to Tenant at the time and in the amounts required by this Work Letter, Tenant hereby grants to Landlord a security interest in Tenant’s reversionary interest in the portion of the TI Lease Collateral that Landlord has not applied in accordance with this Work Letter, and Landlord shall be entitled to perfect such security interest in accordance with the California Commercial Code or other applicable law.
     8.14 Transfer of Landlord’s Interest in Lease. Landlord shall have the right, if Landlord so elects, to transfer its interest in the TI Lease Collateral, either as security for an indebtedness or any other transfer, and if Landlord elects to make such a transfer, Tenant shall use all reasonable efforts to cause the issuing bank to issue a new TI Letter of Credit payable to the benefit of the transferee in lieu of the original TI Letter of Credit which shall thereupon be cancelled or returned to Tenant; provided, however, Landlord or its transferee shall pay all costs and charges imposed by the issuing bank in connection with the transfer and shall comply with the issuing bank’s other conditions to the transfer. Tenant agrees that, provided the TI Lease Collateral is transferred to a purchaser of the Landlord’s interest in this Lease (“Purchaser”) and provided such Purchaser assumes Landlord’s obligations hereunder with respect to the TI Lease Collateral, Landlord shall thereupon be released from all liability for the return of the TI Letter of Credit or any other TI Lease Collateral and any accounting in connection therewith, and in such event Tenant agrees to look solely to the Purchaser for the return of the TI Letter of Credit and any other TI Lease Collateral.
     8.15 Grant of Security Interest. To the extent of Tenant’s right, if any, to have all or any portion of the TI Lease Collateral that is then unapplied returned to Tenant at the time and in the amounts required by Section 8.16 of this Work Letter, Tenant hereby grants to Landlord a security interest in Tenant’s reversionary interest in the portion of the TI Lease Collateral that Landlord has not applied as permitted pursuant to this Section, and Landlord shall be entitled to perfect such security interest in accordance with the California Commercial Code or other applicable law.
     8.16 Return of Lease Collateral. Subject to Landlord’s rights as the holder of a security interest as provided in Section 8.15, Landlord shall return the TI Lease Collateral (or so much thereof as remains unapplied by Landlord) to Tenant on the earlier of the (i) the TI Letter of Credit Termination Date, or (ii) the date the Documented TI Construction Cost first equals or exceeds One Million Dollars ($1,000,000.00). Subject to the other provisions of this Section 8, Tenant waives all rights under California Civil Code Section 1950.7, or any successor statute, to require the return of any of the TI Lease Collateral.
     8.17 No Trust Relationship Created. No trust relationship is created herein between Landlord and Tenant with respect to the TI Lease Collateral or its proceeds. In no event or circumstance shall Tenant have the right to any use the TI Lease Collateral or its proceeds as a credit or to otherwise offset any payments required hereunder. If Landlord’s lender so requires,

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the TI Lease Collateral and/or the proceeds thereof may be transferred to or pledged by Landlord to such Lender, subject to all of the terms and provisions of this Lease.
     8.18 Survival. The rights and obligations of Landlord and Tenant concerning the TI Lease Collateral and Landlord’s security interest therein shall survive the expiration or earlier termination of this Lease.
9. WORK TO BE PERFORMED BY TENANT: Subject to obtaining Landlord’s consent thereto and complying with the provisions of Section 12 of the Lease, Tenant, at its sole cost and expense, shall have the right, but not the obligation, to perform Tenant’s Work.
10. TENANT CONSTRUCTION DRAWINGS
     10.1 Architect and Contractor. If Tenant elects to make the Tenant Improvements, Tenant shall retain the services of an architect (“Tenant’s Architect”) and a licensed general contractor selected by Tenant and approved by Landlord (the “Improvement Contractor”). The selection of the Improvement Contractor shall be subject to Landlord’s approval which shall not be unreasonably withheld, conditioned or delayed.
     10.2 Construction Drawings. The Tenant Construction Drawings for the Tenant Improvements are to be submitted to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld. If approval is not reasonably withheld within fifteen (15) business days following submission for approval, such Tenant Construction Drawings shall be deemed approved.
     10.3 Commencement of Tenant Improvement Construction. When there are (i) Approved Tenant Construction Drawings, (ii) all necessary governmental permits and other required approvals for the construction of the Tenant Improvements have been obtained and (iii) the other requirements for entry (or early entry) onto the Premises for the construction of such Tenant Improvements have been satisfied in accordance with Section 5 or Section 7 as applicable, then Tenant shall have the right to commence construction of Tenant Improvements in compliance with the Approved Tenant Construction Drawings and this Work Letter.
     10.4 Change Orders. After Landlord and Tenant have agreed upon the Approved Tenant Construction Drawings, Tenant shall have the right to make revisions to the Approved Tenant Construction Drawings at Tenant’s sole cost and expense. Tenant’s revisions shall require Landlord’s written consent, which consent shall not be unreasonably withheld. If consent is not reasonably withheld within fifteen (15) business days following submission for approval, such revisions shall be deemed approved.
          10.4.1 All change orders requested by Tenant shall be in writing and shall be signed by the authorized representative designated by Tenant as permitted to sign change orders. Landlord or Landlord’s agent shall within five (5) business days after receipt of the change order either approve or reject the said change order.

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          10.4.2 The net cost increase resulting from any change order requested by Tenant shall be at the cost and expense of Tenant.
11. CONSENTS/APPROVALS/COOPERATION. Except as specifically provided elsewhere in this Work Letter, whenever any party to this Work Letter is required to provide any approval or consent, such approval or consent shall not be unreasonably withheld. The parties to this Work Letter agree to cooperate as may be necessary in carrying out this Work Letter.
12. TIME IS OF THE ESSENCE. Time is of the essence of each and every provision of this Work Letter.
[Remainder of page intentionally left blank. Signature page follows.]

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as of the date first set forth above.

Tenant:		Landlord:

CELL GENESYS, INC., a Delaware corporation		F & S HAYWARD II, LLC, a Delaware limited liability company

By:	/s/ Joseph J. Vallner	By:	/s/ Todd B. Foster

Todd B. Foster, Manager
Its:	President and COO

Date:	January 10, 2002	By:	/s/ Kirk C. Syme

Kirk C. Syme, Manager

By:	/s/ Matthew J. Pfeffer

Its:	Vice President and CFO

Date:	January 11, 2002

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SCHEDULE I
TO WORK LETTER AGREEMENT
INITIAL PROJECT SPECIFICATIONS
I. GENERAL DESCRIPTION
•	(1) Two-story concrete tilt-up building consisting of 50,000 square feet.

•	Building height of approximately 28’ w/16’ slab-to-slab on 1st floor and 12’ slab-to-roof.

•	Bay spacing of 25’ x 25’.
II. BUILDING STRUCTURE
•	All foundations to include footings, foundation walls or other building foundation components required to support the entire building structure.

•	Columns shall be steel box.

•	All columns, beams, joists, purlins, headers, or other framing members to support the roof, roofing membrane and stair openings.

•	Structural concrete slab on grade with vapor barrier to support 125 lbs. / sq.ft.

•	2nd floor concrete slab over metal deck supported by structural open web and columns.

•	Exterior walls that enclose the perimeter of the building with steel reinforcing and structural connections that may be necessary or required.

•	All exterior glass and glazing with painted aluminum frames. Glass to be tinted as appropriate to the aesthetic design of the building. All exterior doors, door closer and locking devices necessary for proper functioning.

•	Hybrid Vulcraft panel roof system, or equal to support roofing membrane.

•	Built-up roofing (including a base sheet, two ply’s and a cap sheet) and all flashing by Owens-Corning, John Manville, or equal.

•	Painting of all concrete walls with Tex-Coat or Kel-Tex textural paint or equal. All caulking of exterior concrete joint in preparation for painting.

•	The foundation should be designed to support a minimum live load of 125 pounds per square feet in all areas of top floor and 125 pounds on bottom floor.

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III. BUILDING STRUCTURE (CONTINUED)
•	The floor-to-floor height of the building shall allow a minimum of 9’ interior drop ceiling height.

•	Roof hatch and ladder.

•	One (1) 3,500 lb. capacity elevator by Landlord; interior and lobby by tenant.

•	Two (2) interior stairs consisting of stair assemblies with metal handrails to be provided f.o.b. at job site.
IV. PLUMBING
•	Underground sanitary sewer lateral connected to the city sewer main the street and piped into the building and under the concrete slab on grab for the length of the building. Sewer lines to consist of a four-inch (4”) sanitary sewer line. Sanitary sewer line under the slabs will be in a close proximity to the building restroom locations.

•	Domestic water mains connected to the city water main in the street and stubbed to the building. Water main to the building shall be 2.5 inches in size.

•	Roof drain leaders piped and connected to the site storm drainage systems.
V. ELECTRICAL
•	Gas lines connected from the city public utility mains and gas meters adjacent to, and in close proximity to the building. Meter supplied by utility company at Tenant’s expense.

•	All primary electrical service to the building that is complete including underground conduit and wire feeders from transformer pads into the building’s main switchgear electrical room. The electrical characteristics of the secondary side of transformers shall be 277/480 volt. 3 Phase and the rated capacity of the transformers shall be 2,000 amp.

•	Underground conduit from the street to the building for telephone trunk line service by Pacific Telephone. Conduit to the building shall not be less than 4”.

•	An electrically operated landscape irrigation controller that is a complete and functioning system.

•	Underground conduit from the building to the main fire protection system, shut off valve (PIV) for installation for security alarm wiring.

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•	All parking lot and landscaping lighting to include fixtures, underground conduit, wire, distribution panel and controller. All exterior lightning shall be a complete and functioning system.
VI. FIRE PROTECTION
•	An automatic fire sprinkler system per code for office buildings. All drops and finishes by Tenant.
VII. LOADING
•	Two (2) grade level 10’ x 10’ roll-up doors.
VIII. SITEWORK
•	All work outside the building perimeter walls shall be considered site work for the building shell and shall include grading, asphalt concrete, paving, landscaping (hard and soft), landscape and irrigation, storm drainage, utility service laterals, curbs, gutters, sidewalks, specialty paving (if required), retaining walls, fencing and gates, trash enclosures, planters, parking lot and landscape lighting and other exterior lighting per code.

•	Paving sections for automobile and truck access shall be according to the Geological Soils Report.

•	All parking lot striping to include handicap signage and spaces.

•	Underground site storm drainage system shall be connected to the city storm system main.
IX. EXCLUSIONS
     The following items are not included in the building shell:
•	Roof screen.

•	Deck penetrations for mechanical equipment.

•	Framing and finishes for interior stairs.

•	Electrical panels and distribution.

•	Security systems.

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SCHEDULE II TO WORK LETTER AGREEMENT
ACKNOWLEDGEMENT OF SUBSTANTIAL COMPLETION DATE
AND
LEASE TERM COMMENCEMENT DATE

Landlord:	F & S HAYWARD II, LLC, a Delaware limited liability company

Tenant:	CELL GENESYS, INC., a Delaware corporation

Lease Dated:	January 7, 2002

Premises:

     This Acknowledgement of Substantial Completion Date and Lease Term Commencement Date (“Acknowledgment”) is made as of                      by and between Landlord and Tenant with respect to the above captioned Lease. Capitalized terms not defined herein shall have the meaning ascribed to such term in the Lease referenced above.
     1. Landlord and Tenant hereby acknowledge that the Substantial Completion Date the Commencement Date and the Rent Commencement Date all occurred on                     . Subject to Tenant’s rights under paragraph 3 of the Lease, the initial term of the Lease shall expire on                      (“Expiration Date”).
     2. The earliest date upon which Tenant may give Landlord notice of exercise of Tenant’s first option to extend the Term of the Lease is                     , and the latest date upon which Tenant may give Landlord notice of exercise of Tenant’s first option to extend the term of this Lease is                     .
     3. If Tenant has exercised the first option to extend the Term of the Lease, then the earliest date upon which Tenant may give Landlord notice of exercise of Tenant’s second option to extend the term of this Lease is                     , and the latest date upon which Tenant may give Landlord notice of exercise of Tenant’s first option to extend the term of this Lease is                     .
     IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgement as of the date first set forth hereinabove.

TENANT:	LANDLORD:
CELL GENESYS, INC.,	F & S HAYWARD II, LLC,
a Delaware corporation	a Delaware limited liability company

By:	By:

Its:	Its:

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SCHEDULE III TO WORK LETTER AGREEMENT
[Description of Construction Drawings Per Section 1.2 of the Work Letter Agreement]
First Plan Check Revision Drawing dated 10/19/01 by Ware and Malcomb, Inc. for 24590 Clawiter Road, Hayward, California, #004-049.00, consisting of 58 sheets.

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Exhibit C to Lease Agreement
Rules & Regulations
This exhibit, entitled “Rules & Regulations”, is and shall constitute Exhibit C to that certain Lease Agreement dated January 7, 2002 (the “Lease”), by and between F & S HAYWARD II, LLC, a Delaware limited liability company (“Landlord”) and CELL GENESYS, INC., a Delaware corporation (“Tenant”) “) for the leasing of certain premises located at ___ Clawiter Road, Hayward, California (the “Premises”). The terms, conditions and provisions of this Exhibit C are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:
1. No advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without notice and at Tenant’s expense.
2. Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.
3. All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.
4. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, the Building or the Adjacent Park, except as permitted by law and in accordance with the requirements of any property insurer that insures the Insured Premises or the Common Area improvements.
5. Tenant shall park motor vehicles in parking areas designated by Landlord within the Common Areas on the Lot, except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Adjacent Park, the Project and loading and unloading areas of other Tenants.
6. Tenant shall not disturb, solicit or canvas any occupant of the Building or Adjacent Park and shall cooperate to prevent same.
7. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be harmful to the Building or to the Adjacent Park or other Tenants of the Adjacent Park, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.
8. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

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9. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Project or the Adjacent Park or on streets adjacent thereto.
10. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.
11. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.
12. Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort outside of the Premises or the enclosures designated for such purpose nor in or around the Building, the Lot, the Adjacent Park or any of the Common Areas of the Project or the Adjacent Park or the enclosures designated for such purpose. No displays or sales of merchandise shall be allowed on the Lot.
13. Tenant shall not permit any motor vehicles to be washed on any portion of the Premises or on the Lot, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or on the Lot.

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Exhibit D To Lease Agreement
[Reserved]

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Exhibit E to Lease Agreement
Hazardous Materials Disclosure Certificate
     Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant. After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 29 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:
Landlord:
F & S Hayward II, LLC
c/o Foster Enterprises
400 South El Camino Real, Suite 1400
San Mateo, California 94402-1740
Attn: Todd Foster
Phone: (650) 349-1244, extension 13
Name of Tenant: Cell Genesys, Inc.
Mailing Address: 24570 Clawiter Road, Hayward, California 94545

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone
Number(s):

Address of (Prospective) Premises:                      Clawiter Road, Hayward, California 94545
Length of Initial Term: 15 years commencing upon the Substantial Completion Date plus two (2) options to extend the term for five (5) years each

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1.	General Information:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing Tenants should describe any proposed changes to on-going operations.

2.	Use, Storage and Disposal of Hazardous Materials
     2.1 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing Tenants should describe any hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☐	No ☐
Chemical Products	Yes ☐	No ☐
Other	Yes ☐	No ☐
If Yes is marked, please explain:

     2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.
3.	Storage Tanks and Sumps
     3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Tenants should describe any such actual or proposed activities.
     3.2 Yes ☐ No ☐
     3.3 If yes, please explain:

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4.	Waste Management
     4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Tenants should describe any additional identification numbers issued since the previous certificate.
     4.2 Yes ☐ No ☐
     4.3 Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing Tenants should describe any new reports filed.
     4.4 Yes ☐ No ☐
     If yes, attach a copy of the most recent report filed.
5.	Wastewater Treatment and Discharge
     5.1 Will your company discharge wastewater or other wastes to:
     5.2            storm drain?            sewer?
     5.3            surface water?            no wastewater or other wastes discharged.
     5.4 Existing Tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.5

     5.6 Will any such wastewater or waste be treated before discharge?
     5.7 Yes ☐ No ☐
     5.8 If yes, describe the type of treatment proposed to be conducted. Existing Tenants should describe the actual treatment conducted.

5.9

6.	Air Discharges
     6.1 Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or ___ about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Tenants should indicate whether or not there are any such air

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filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.
     6.2 Yes ☐ No ☐
     6.3 If yes, please describe:

     6.4 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)	Incinerator(s)

Dip tank(s).	Other (Please describe)

Drying oven(s)	No Equipment Requiring Air Permits

If yes, please describe:

7.	Hazardous Materials Disclosures
     7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire- Department or other governmental or regulatory agencies’ requirements? Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.
Yes ☐ No ☐
If yes, attach a copy of the Management Plan. Existing Tenants should attach a copy of any required updates to the Management Plan.
     7.2 Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing Tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.
Yes ☐ No ☐
If yes, please explain:

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8.	Enforcement Actions and Complaints
     8.1 Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for Information, notice or demand letters, or any other inquiries regarding its operations? Existing process of being, undertaken or if any such requests have been received.
Yes ☐ No ☐
If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 29 of the signed Lease Agreement.

     8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?
Yes ☐ No ☐
     If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 29 of the signed Lease Agreement.
     8.3 Have there been any problems or complaints from adjacent Tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent Tenants, owners or other neighbors at, about or near the Premises.
Yes ☐ No ☐
If yes, please describe. Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

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9.	Permits and Licenses
     9.1 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.
The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 29 of the Lease Agreement; and (C) that Tenant shall have and retain full and-complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s[Tenant’s receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Landlord Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.
I                      (print name), acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.
CELL GENESYS, INC.,
a Delaware corporation:

By:

Title:

Date:

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Exhibit F to Lease Agreement
[Reserved]

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Exhibit G to Lease Agreement
[Reserved]

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Exhibit H to Lease Agreement
REQUIRED SURRENDER IMPROVEMENTS
     1. Architectural
          a. Interior demising walls
          b. Paint/wall coverings
          c. Floor
          d. Floor coverings
          e. Doors, door frames
          f. Window coverings
          g. Closets built into Buildings
          h. Ceremonial and fire exit stairs
          i. Bathrooms, partitions and fixtures
          j. Hardware for the above items 1.A-I
          k. Insulation
          l. Ceiling
          m. Emergency generator pads
          n. Transformer and mechanical pads
          o. Sleepers/crickets
          p. Elevators and related equipment
          q. Structural reinforcements necessitated by the installation of any tenant improvements
          r. Items necessary to meet building and other codes related to handicapped individuals
2.	Electrical
          a. Transformer

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          b. Conduit and conductors to electrical closet
          c. Switch gear, circuit breakers and stepdown transformers
          d. Distribution conduit, conductors, junction boxes, switches, cover plates, duplexes, fourplexes, whether for normal or emergency power (including all mechanical requirements)
          e. Grounding devices and apparatus
          f. Night lights
          g. Emergency lights
          h. Exit lights
          i. Telephone terminal backboard and cabinet
          j. All incandescent and florescent light fixtures (whether floor, ceiling, or wall mounted) and lamps, except those illuminating items which may be plugged in
          k. Telephone conduit, wiring, outlets and cover plates
          l. Computer conduit, writing, outlets and cover plates
          m. Fire alarm wiring
          n. Security system wiring
          o. Motor generator
3.	Mechanical — HVAC
          a. Air conditioning units for office use in the entirety of the Buildings; provided that Tenant can remove and replace units to comply with the foregoing.
          b. Hot Water Pump
          c. Make up air equipment
          d. Air compressors for HVAC
          e. Air-dryers
          f. Exhaust fans and stacks
          g. Condensing units

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          h. Fans (external to Buildings)
          i. Cooling towers
          j. Vanes
          k. Controls
          l. Starter motors
          m. Plenums
          n. Diffusers
          o. Filters
          p. Rigid and flexible ducting
          q. Dampers
          r. Isolators
          s. VAV boxes
          t. Piping
          u. Hood exhaust duct work
4.	Mechanical — Plumbing
          a. Sanitary sewer lines, piping and venting
          b. Hazardous chemical waste lines, piping and venting
          c. HVAC lines, piping and venting
          d. Distribution lines, connections and cover plates for process gases and fluids such as carbon dioxide, nitrogen, oxygen, freon and distilled and deionized water
          e. Vacuum piping
          f. Drinking fountains
          g. Sprinkler drops and heads

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Exhibit I
Subordination, Non-Disturbance and Attornment Agreement
This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement) is as of the day of ______ 20___, between ______ (“Lender”) and ______ (“Tenant”).
Recitals
A. Tenant is the tenant under a certain lease (the “Lease”, dated as of ______, 20___, with ______ (“Landlord”), of premises described in the Lease (the “Premises”) as more particularly described in Exhibit A hereto.
B. This Agreement is being entered into in connection with a certain loan (the “Loan) which Lender has made to Landlord, and secured in part by a Deed of Trust, assignment of leases and rents and security agreement on the Premises (the “Deed of Trust”) dated as of ______, 20- and an assignment of leases and rents dated as of ______, 20___ (the “Assignment”; the Deed of Trust, the Assignment and the other documents executed and delivered in connection with the Loan are hereinafter collectively referred to as the “Loan Documents”).
Agreement
For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Tenant agrees that the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby is and shall be subject and subordinate in all respects to the Loan Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of secured obligations and the Loan Documents, to the full extent of all amounts secured by the Loan Documents from time to time.
2. Lender agrees that, if Lender exercises any of its rights under the Loan Documents such that Lender becomes the owner of the Premises, including but not limited to an entry by Lender pursuant to the Deed of Trust, a foreclosure of the Deed of Trust, a power of sale under the Deed of Trust or otherwise: (a) the Lease shall continue in full force and effect as a direct lease between Lender and Tenant, and subject to all the terms, covenants and conditions of the Lease, and (b) Lender shall not disturb Tenant’s right of quiet possession of the Premises or interfere with Tenant’s other rights under the terms of the Lease so long as Tenant is not in default, beyond any applicable grace period, of any term, covenant or condition of the Lease and subject to the limitations herein set forth, shall perform the obligations on the Landlord’s part to be performed under the Lease after the date Lender acquires title to the Premises.

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3. Tenant agrees that, in the event of an exercise of the power of sale or foreclosure of the Deed of Trust by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to ownership of the Premises, subject to the rights of Tenant set fort in Section 2 above, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.
4. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, subject to the rights of Tenant under Section 2 above, neither Lender nor Purchaser shall be:
     4.1 liable in any way for any act, omission, neglect or default of any prior Landlord (including, without limitation, the then defaulting Landlord), or
     4.2 subject to any claim, defense, counterclaim or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord) provided Lender performs its obligations under Section 2 above, or
     4.3 bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or
     4.4 bound by any obligation to make any payment to Tenant which was required to be made by Landlord prior to the time Lender succeeded to any prior Landlord’s interest, or
     4.5 accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or
     4.6 bound by any amendment or modification of the Lease made without the written consent of Lender.
Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated in order for Lender to avail itself of and complete any such foreclosure or other remedy, subject to the terms and conditions of this Agreement, and if and only to the limited extent that Lender is required to do so in order to complete any such foreclosure or other remedy. Notwithstanding the foregoing, except to the extent expressly provided in Section 3 above, Tenant shall have no liability whatever to the Lender.
5. Tenant has no knowledge of any prior assignment or pledge of the rents accruing under the Lease by Landlord, except as follows: [insert “none” or list prior assignments]. Tenant hereby acknowledges the making of the Assignment from Landlord to Lender in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and, except as expressly provided to the contrary in this Agreement, Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of

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obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt under the Lease or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing.
6. Tenant acknowledges and agrees as follows solely for the benefit of Lender:
     6.1 Tenant acknowledges that in connection with the financing of the Project (as defined in the Lease), Landlord is executing and delivering to Lender the Deed of Trust which contains an assignment of leases and rents. Tenant hereby expressly consents to such assignment and agrees that, subject to Section 2 hereof, such assignment shall, in all respects, be superior to any interest Tenant has in the Lease or the Project, subject to the provisions of this Agreement. No amendment, alteration or waiver of any provision of the Lease shall be binding on Lender without the prior written consent of Lender. Tenant shall not prepay any rents or other sums due under the Lease for more than one (1) month in advance of the due date therefor. Tenant acknowledges that Lender will rely upon this instrument in connection with such financing.
     6.2 Lender, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.
     6.3 Tenant hereby agrees to give to lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be binding upon the Lender unless and until a copy of such notice shall have been so given to Lender.
     6.4 From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease on account of Landlord’s default or to claim a partial or total eviction, Tenant shall not exercise any such right to terminate the Lease(i) until it has given written notice of such act or omission to Lender, and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Lender, which additional time shall not exceed ninety (90) days following the time when Lender shall have become entitled under the Deed of Trust to remedy the same. In no event will Tenant exercise any such right less than 30 days after the giving of such notice or prior to the passage of such longer period of time as may be reasonably necessary to cure or remedy such default, act or omission including such period of time necessary to obtain possession of the Property by a receiver and thereafter cure such default, act or omission, during which period of time Lender shall be permitted to cure or remedy such default, act or omission, provided the Lender undertakes to obtain possession of the Property and thereby to cure the default during the initial thirty (30) day period following delivery of the written notice of default. Notwithstanding the foregoing, Lender shall have no duty or obligation to cure or remedy any breach or default. It is specifically agreed that Lender will not be liable to Tenant for cure of any such default which is personal to Landlord and therefore not susceptible to cure by Lender. Tenant shall accept performance by Lender of any term, covenant, condition, agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord.

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     6.5 In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, Tenant within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all the terms, covenants and conditions of the Lease. Neither Lender nor its designee or nominee shall become liable under the Lease unless and until Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee remains, the owner of the Premises.
     6.6 In the event that Lender notifies Tenant of a default under the Loan Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Lender, Tenant shall honor such demand and pay the full amount of its rent and all other sums actually due and payable under the Lease directly to Lender, without offset, or to such other person or address as is otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Deed of Trust, Security Documents or otherwise in connection with the Note, and notwithstanding any contrary instructions of or demands from Landlord.
     6.7 Tenant shall send a copy of any notice or statement under the Lease to Lender at the same time such notice or statement is sent to Landlord if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Lease.
     6.8 Except as otherwise expressly provided in Section 37 of the Lease, Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Project, or any portion thereof or any interest therein. To the extent that Tenant has had, or hereafter acquires, any other right or option, the same is hereby acknowledged to be subject and subordinate to the Deed of Trust and is hereby waived and released as against Lender.
     6.9 This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement and Tenant waives any requirement to the contrary in the Lease.
     6.10 Lender shall have no obligation nor shall they incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease, upon any renewal or extension thereof, or upon the addition of additional space pursuant to any expansion rights contained in the Lease. Lender shall have no obligation and shall incur no liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including any warranties respecting use, compliance with zoning regulations, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or use.
     6.11 Subject to Section 2, Lender shall have no obligation nor shall they incur any liability with respect to any warranties made by Landlord of any nature whatsoever, whether

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pursuant to the Lease or otherwise, including any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.
     6.12 In the event that Lender shall acquire title to the Premises or the Project, Lender shall have no obligation, nor shall it incur any liability, beyond Lender’s then-equity interest, if any, in the Project, and Tenant shall look exclusively to such equity interest of Lender, if any, for the payment and discharge of any obligations imposed upon Lender hereunder or under the Lease or for recovery of any judgment from Lender, and in no event shall Lender, or any of its respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.
7. Landlord, as “Landlord” under the Lease and trustor under the Deed of Trust, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Lender of any of its rights under the Loan Documents, nor does this Agreement in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Loan Documents; (b) the provisions of the Loan Documents remain in full force and effect and must be complied with by Landlord; (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Lender upon receipt of a notice as set forth in Section 6 (d) above from Lender and that Tenant is not obligated to inquire as to whether a default actually exists under the Deed of Trust or the Security Documents or otherwise; (d) upon any such payment by Tenant, the sums so paid by Tenant shall in all events be credited against the sums payable by Tenant under the Lease; and (e) this Agreement does not constitute a waiver by Tenant of any of its rights under the Lease as against Landlord, nor does this Agreement in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Lease for the benefit of Tenant. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Lender in accordance with this Agreement. Landlord represents and warrants to Lender that a true and complete copy of the Lease has been delivered by Landlord to Lender.
8. If Tenant is a corporation, each individual executing this Agreement on behalf of said corporation represents and warrants that s/he is duly authorized to execute and deliver this Agreement on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Agreement is binding upon said corporation in accordance with its terms. If Landlord is a partnership, each individual executing this Agreement on behalf of said partnership represents and warrants the she is duly authorized to execute and deliver this Agreement on behalf of said partnership in accordance with the partnership agreement for said partnership.
9. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery if deposited in a United States Postal Service Depository, postage prepaid, for next business day delivery, or if sent via

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recognized next business day commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be at the following addresses:

If to Tenant:	If to Lender:

with a copy to:	with a copy to:

10. The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the term “Tenant” as used herein includes any successor and assign of the named Tenant herein.
11. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.
12. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.
13. This Agreement shall be construed in accordance with the laws of the State of Witness the execution hereof as of the date first above written.

Lender:	Tenant:

By:	By:

Name:	Name:

Title:	Title:

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The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.
Landlord:

By:

Name:

Title:

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Exhibit A to
Subordination, Non-Disturbance and Attornment Agreement
[Legal Description of the Real Property]

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